Exhibit 10.121

[FIRST AMENDED AND RESTATED1]

MANAGEMENT AGREEMENT

for

SUNRISE OF

                    , 2010

Owner:

Manager: [Sunrise Senior Living Management, Inc. / Sunrise North Senior Living Ltd.]

[1]

In the case of certain Facilities (e.g., Facility Numbers 4037, 4038, 4063, 4064, 4065, 4066, 4076 and 4078), there have been one or more previous amendments and restatements of the original Management Agreement and, accordingly, in the case of such Facilities, the applicable title of the Management Agreement and the recitals to the Management Agreement will be conformed to appropriately reflect the history of the applicable Management Agreement.

i

1.42	Legal Requirements	13
1.43	Management Services	13
1.44	Manager Event of Default	13
1.45	Manager’s System	13
1.46	Manager’s Standards	13
1.47	Master Agreement	13
1.48	Material Adverse Event	14
1.49	Material License	15
1.50	Material Licensure Event	15
1.51	Material Undertaking	15
1.52	[US ONLY: Medicaid	15
1.53	[US ONLY: Medicare	16
1.54	Minor Casualty	16
1.55	Mortgagee	16
1.56	INTENTIONALLY OMITTED	16
1.57	Operating Account	16
1.58	Other Day Reports	16
1.59	Owner Event of Default	16
1.60	Person	16
1.61	[FOR PRE-STABILIZED FACILITIES: Pre-Opening Budget	16
1.62	[FOR PRE-STABILIZED FACILITIES: Pre-Opening Services	16
1.63	Proprietary Marks	17
1.64	[US: Provider Agreements	17
1.65	[CANADA: Province	17
1.66	Quarterly Reports	17
1.67	REIT Compliance Requirements	17
1.68	Related Management Agreement	17
1.69	Resident Occupancy	17
1.70	Resident Occupancy Rate	17
1.71	Shared Expenses	17
1.72	Software	17
1.73	Stabilization or Stabilized	18
1.74	[US: State	18
1.75	Strategic Alliance Agreement	18
1.76	SSLI	18
1.77	SSLI Senior Credit Facility	18
1.78	Sunrise Insolvency Event	18
1.79	Sunrise Party	18
1.80	Term	18
1.81	Third Party	18
1.82	[US: Third Party Payor Programs	18
1.83	Total Casualty	18
1.84	Unit	19
1.85	Ventas, Inc	19
1.86	Ventas Party	19
1.87	Ventas SSL	19

1.88	Additional Defined Terms	19
1.89	Rules of Construction	20

ARTICLE II	APPOINTMENT OF MANAGER	20
2.1	Appointment of Manager	20
2.2	Amended and Restated Management Agreement	21
2.3	[FOR NEW YORK FACILITIES: Certain Provisions Inapplicable	21

ARTICLE III	MANAGEMENT FEE	21
3.1	Management Fee	21
3.2	[FOR PRE-STABILIZED FACILITIES: Pre-Opening Services Fee	21

ARTICLE IV	DUTIES AND RIGHTS OF MANAGER	22
4.1	Authority of Manager	22
4.2	Marketing Services	22
4.3	[US: Hiring and Training of Staff	23
4.4	Management Duties	24
4.5	Manager’s Home Office Employees	24
4.6	Personnel Administration	25
4.7	Purchasing	25
4.8	Resident Agreements	26
4.9	Ancillary Activities	26
4.10	Contracts with Affiliates	27
4.11	[FOR PRE-STABILIZED FACILITIES: Pre-Opening Services	27
4.12	[FOR CANADIAN FACILITIES: Resignation, Termination and Hiring of Facility Employees	28

ARTICLE V	OPERATING PROFITS, CREDITS AND COLLECTIONS, AND PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL	28
5.1	Operating Profits	28
5.2	Master Agreement	28
5.3	Gross Revenues Priority	28
5.4	Credits and Collections	29
5.5	Account	29
5.6	Intentionally Omitted	30
5.7	Impositions	30

ARTICLE VI	FINANCIAL RECORDS	30
6.1	Accounting and Financial Records.	30
6.2	Manager Additional Reports	32
6.3	Access	33

ARTICLE VII	ANNUAL OPERATING BUDGET	33
7.1	Annual Operating Budget	33
7.2	Resolution of Budget Disputes	34

ARTICLE VIII	ENVIRONMENTAL MATTERS	35
8.1	Environmental Matters	35
8.2	Costs of Compliance	35
8.3	Environmental Indemnification	35
8.4	Environmental Notices	36

ARTICLE IX	OTHER FINANCIAL MATTERS	36
9.1	Charges	36
9.2	Tax Status	36
9.3	Employee Withholding	36
9.4	Certain Provisions Regarding Currency Matters	36

ARTICLE X	GENERAL COVENANTS AND OWNER AND MANAGER OBLIGATIONS	37
10.1	Covenants Not to Hire	37
10.2	Owner’s Obligations	37
10.3	Financing of the Facility	37
10.4	Refinancing Fee	40
10.5	Asset Disposition Fee	40
10.6	Quiet Enjoyment	40
10.7	Manager’s Obligations	41

ARTICLE XI	REPAIRS, MAINTENANCE AND REPLACEMENTS	41
11.1	Routine Repairs and Maintenance	41
11.2	Capital Expenditures	41
11.3	Owner to Provide Funds	44

ARTICLE XII	INSURANCE; DAMAGE; CONDEMNATION; FORCE MAJEURE	45
12.1	General Requirements	45
12.2	Blanket Policies	46
12.3	Risk Management	46
12.4	Damage and Repair	46
12.5	Condemnation	47
12.6	Material Adverse Orders Restricting Operations	48

ARTICLE XIII	TERMINATION OF AGREEMENT	48
13.1	Termination	48
13.2	Transition upon Termination	48

ARTICLE XIV	DEFAULTS	51
14.1	Events of Default	51
14.2	Remedies of Owner	58
14.3	Remedies of Manager	58
14.4	No Waiver of Default	58
14.5	Interest	59
14.6	Manager’s Right to Specific Performance for Owner’s Wrongful Termination	59
14.7	Owner’s Right to Specific Performance for Manager’s Wrongful Termination	59

ARTICLE XV	LEGAL ACTIONS AND INDEMNITY	60
15.1	Legal Actions	60
15.2	Indemnity	60

ARTICLE XVI	Regulatory and Contractual Requirements	61
16.1	Regulatory and Contractual Requirements	61
16.2	Equal Employment Opportunity	62
16.3	Equal Housing Opportunity	62

ARTICLE XVII	PROPRIETARY MARKS; INTELLECTUAL PROPERTY	62
17.1	Proprietary Marks	62
17.2	Ownership of Proprietary Marks	62
17.3	Intellectual Property	62
17.4	Trademark License	63
17.5	Breach of Covenant	63

ARTICLE XVIII	MISCELLANEOUS PROVISIONS	63
18.1	Additional Assurances	63
18.2	Estoppel Certificates	63
18.3	Subordination, Nondisturbance and Attornment Agreements	64
18.4	No Brokerage	64
18.5	Costs of Dispute	64
18.6	Governing Law; Governing Currency	64
18.7	Limitation of Liability; Survival	64
18.8	Notices	65
18.9	Counterparts	66
18.10	Severability	66
18.11	Gender and Number	67
18.12	Division and Headings	67
18.13	Confidentiality of Information	67
18.14	Right to Perform	67
18.15	Assignment by Manager	67
18.16	Assignment by Owner	67
18.17	Entire Agreement /Amendment / Conflicts Among Agreements	68
18.18	Relationship Between the Parties	68
18.19	Force Majeure	69
18.20	Right to Inspect	69
18.21	Binding Effect	69

Exhibit A	Description of Property

Exhibit B	Approved Budget

Exhibit C	Shared Expenses

v

Exhibit C-1	Current Formula and Methodology for Allocation of Shared Expenses

Exhibit D	Insurance Coverage and Policy Limits

Exhibit E	Financial Reporting Requirements

Exhibit F	Cash Management Policies

Exhibit G	Formula and Methodology for Determining the Portion of Cluster Advertising Costs that Constitutes Facility Expenses

Exhibit H	Form of Capital Expenditure Project Status Report

[FIRST AMENDED AND RESTATED2]

MANAGEMENT AGREEMENT

THIS [FIRST AMENDED AND RESTATED] MANAGEMENT AGREEMENT (“Agreement”) is made as of the              day of             , 2010 (“Amendment Date”) between [SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation (“SSLM”), SUNRISE NORTH SENIOR LIVING LTD., a New Brunswick corporation (“SNSL”)] (the “Manager”), and                                 , a                                  (the “Owner”).

RECITALS:

A. Owner is the owner of [FOR CANADIAN FACILITIES: [tenant of] [subtenant of]] certain real property located in                     ,                      as further described in Exhibit A, attached hereto and made a part hereof, on which is situated a senior living facility known as Sunrise of                      (hereinafter referred to as the “Facility”).

B. Owner [FOR CANADIAN FACILITIES: , as successor by assignment from                      pursuant to that certain Assignment and Assumption of Management Agreement dated as of                     ,) and Manager are parties to a Management Agreement (“Original Management Agreement”) dated             , 200             (the “Effective Date”), [FOR CANADIAN FACILITIES DELETE DEFINITION OF “ORIGINAL MANAGEMENT AGREEMENT” ABOVE AND ADD: as amended by that certain First Amendment to Management Agreement dated as of                      (as so amended, the “Original Management Agreement”),] pursuant to which Owner appointed Manager as manager of the Facility and Manager accepted such appointment and agreed to operate the Facility.

C. The Original Management Agreement was governed by the terms and conditions set forth in the Master Agreement dated December 23, 2004 between Sunrise Senior Living, Inc., a Delaware corporation (“SSLI”), SNSL, SSLM, Sunrise REIT Trust, an Ontario corporation, Sunrise Canadian UPREIT, LP, an Ontario limited partnership, Sunrise of Aurora, LP, an Ontario limited partnership, Sunrise US UPREIT, LLC, a Delaware limited liability company, and Sunrise US Holdings, Inc., a Delaware corporation (the “Original Master Agreement”), as supplemented by certain provisions contained in (i) that certain letter dated January 14, 2007 between Ventas, Inc., a Delaware corporation (“Ventas, Inc.”) and SSLI (the “January 14, 2007 Letter Agreement”, and references herein to the January 14, 2007 Letter Agreement shall include such provisions of the Strategic Alliance Agreement (as defined below), as remain of any force or effect by the terms of the January 14, 2007 Letter Agreement) and (ii) those certain letter agreements dated June 30, 2008 (the “2008 Letter Agreement”) and April 3, 2009 (the “2009 Letter Agreement”), each between Ventas, Inc. and SSLI (collectively, the January 14, 2007

[2]

In the case of certain Facilities (e.g., Facility Numbers 4037, 4038, 4063, 4064, 4065, 4066, 4076 and 4078), there have been one or more previous amendments and restatements of the original Management Agreement and, accordingly, in the case of such Facilities, the applicable title of the Management Agreement and the recitals to the Management Agreement will be conformed to appropriately reflect the history of the applicable Management Agreement.

Letter Agreement, the 2008 Letter Agreement and the 2009 Letter Agreement, as they may have been previously amended and as they may be amended, supplemented and/or restated from time to time hereafter, the “Letter Agreements”).

D. Owner and Manager desire to amend and restate the Original Management Agreement in its entirety as set forth in this Agreement; provided that this Agreement does not amend, restate or otherwise supersede the Letter Agreements (except as otherwise specifically stated in Section 18.17(b) of this Agreement), which shall continue to supplement this Agreement, as applicable.

E. SSLM, SNSL, SSLI, and Ventas SSL, Inc., a Delaware corporation, have on this day entered into a First Amended and Restated Master Agreement (the “Master Agreement”), the terms of which, to the extent applicable, are intended to govern this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the following meanings when used in the Agreement:

1.1 8th Business Day Reports. The term “8th Business Day Reports” shall have the meaning set forth in Section 14.1(a)(v) and are those reports designated as such on Exhibit E attached hereto.

1.2 Account. The term “Account” means the Operating Account.

1.3 Accountant. The term “Accountant” means a certified public accountant or firm thereof, which is independent of Manager and its Affiliates.

1.4 Accounting Period. The term “Accounting Period” means and refers to a calendar month.

1.5 Adjusted Net Operating Income (“ANOI”). The term “Adjusted Net Operating Income” or “ANOI” has the meaning given to the term “ANOI” in the Master Agreement.

1.6 Affiliate. The term “Affiliate” means with respect to any person or entity (a “Person”), (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person or (ii) any Person of which such Person is the beneficial owner of a twenty-five percent (25%) or greater interest or (iii) any Person who acquires all or substantially all of the assets of such Person. A Person shall be deemed to control another Person if such Person, directly or indirectly, has the power to direct the management, operations or business of such Person. The term “beneficial owner” is to be determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

1.7 Aggregate Late Deliveries Limit. The term “Aggregate Late Deliveries Limit” means the failure of Manager to deliver any Other Day Report or any Quarterly Report on or before the applicable delivery date for such Other Day Report or Quarterly Report (as applicable) set forth on Exhibit E attached hereto four (4) times in the aggregate in any given calendar year. In the event Manager fails to deliver any Other Day Report or any Quarterly Report on a timely basis after their respective applicable delivery dates set forth in Section 14.1(a)(vi) or Section 14.1(a)(vii), five (5) or more times in a given calendar year, the Aggregate Late Deliveries Limit shall have been exceeded. For any given calendar year, the determination of whether the Aggregate Late Deliveries Limit has been exceeded is expressly subject to the terms of Sections 14.1(a)(vi) and 14.1(a)(vii) below.

1.8 Agreement. The term “Agreement” means this [First Amended and Restated] Management Agreement among the parties hereto and any amendments, supplements, restatements and/or replacements thereof or thereto as may be from time to time agreed to in writing by the parties.

1.9 Amendment Date. The term “Amendment Date” has the meaning set forth in the preamble.

1.10 Applicable Local Currency. The term “Applicable Local Currency” means Canadian Dollars (if the Facility is located in Canada) or US Dollars (if the Facility is located in the United States).

1.11 Applicable Translation Rate. The term “Applicable Translation Rate” means a rate for translating Canadian Dollars into US Dollars, and US Dollars into Canadian Dollars, based upon the average exchange rate quoted in The Wall Street Journal (or, if it ceases to quote such exchange rate, another exchange rate source that is mutually agreed upon by SSLI and Ventas SSL each acting reasonably) as the rate for exchanging Canadian Dollars for US Dollars, and for exchanging US Dollars for Canadian Dollars, during the one (1) year period ending on (a) the last Business Day of the month, calendar quarter or calendar year as to which any such currency translation is to be made or (b) if subsection (a) above is not applicable, the last Business Day preceding the date as of which any such currency translation is to be made.

1.12 Approved Budget. The term “Approved Budget” means, collectively, the following budgets approved by Owner for the operation of the Facility (which budgets may be submitted to Owner as one budget for the Facility, with separate line items for each of the following): (i) the Annual Operating Budget described in ARTICLE VII; (ii) the Capital Budget described in Section 11.2(d) hereof; and (iii) any amendments, supplements, modifications, or additions to either such budget that are otherwise approved by Owner in writing or otherwise permitted by this Agreement. [FOR PRE-STABILIZED FACILITIES: ; and (iii) the Pre-Opening Budget described in Section 4.11(a)]. The Approved Budget for the 2010 Fiscal Year is attached hereto and made a part hereof as Exhibit B.

1.13 Authorizations. The term “Authorizations” means any and all licenses, operating permits, Provider Agreements, CONs, certificates of exemption, approvals, waivers, variances and other governmental or “quasi-governmental” authorizations necessary for the use of the Facility and receipt of reimbursement or other payments under any Third Party Payor Programs. [ADD CANADA ALTERNATE WITH APPROPRIATE REFERENCES]

1.14 Authorized Officer. The term “Authorized Officer” means any officer that has been empowered to act on behalf of a business and to enter into agreements.

1.15 Bad Debt. The term “Bad Debt” means actual write-offs of accounts receivable balances deemed to be uncollectible by the Manager and a reasonable reserve for uncollectible accounts, in each case, based on Manager’s historical experience for communities within Manager’s System.

1.16 Base Management Fee. The term “Base Management Fee” means for calendar year 2012 and each subsequent calendar year that percentage of the Gross Revenues of the Facility for the calendar year in question as is determined pursuant to Section 5 of the Master Agreement but in no case shall the Base Management Fee be less than five percent (5%) of the Gross Revenues of the Facility. For the period from and including January 1, 2010 through and including March 31, 2010, the Base Management Fee shall be $            ; for the period from and including April 1, 2010 through and including December 31, 2010, the Base Management Fee shall be three and one half percent (3.5%) of Gross Revenues of the Facility for such period; and for calendar year 2011 the Base Management Fee shall be three and three quarters percent (3.75%) of Gross Revenues of the Facility for such calendar year. [Adjust based on Master Agreement] [FOR PRE-STABILIZED FACILITIES: The foregoing notwithstanding, (X) until the Expected Stabilization Date, the term “Base Management Fee” shall mean the greater of (I) six percent (6%) of Gross Revenues for the Facility, and (II) $            ; and (Y) from and after the Expected Stabilization Date, the Base Management Fee shall be calculated as provided above, prorated for any partial year from and including the Expected Stabilization Date through the end of the year in which the Expected Stabilization Date occurs.]

1.17 Business Day. The term “Business Day” means any day on which the New York Stock Exchange is open for some or all of such day. Notwithstanding the foregoing, however, for purposes of determining the date by which any reports required under this Agreement must be delivered to Owner, where the term “Business Day” is used in determining the date by which the applicable report(s) must be delivered (e.g., 8th Business Day Reports), the term “Business Day” shall not include any day upon which all offices of the federal government located in Washington, D.C. are closed, it being understood that the term “Business Day” shall exclude any such day(s) only in those instances, and only for the purposes, described in this sentence.

1.18 Capital Transaction. The term “Capital Transaction” means the sale, exchange or disposition of the Facility, the refinancing of the Facility or casualty damage to or condemnation of the Facility or any part thereof.

1.19 Commencement of Management Services. The term “Commencement of Management Services” means the date on which management services commenced, which occurred on the Effective Date.

1.20 CONs. The term “CON” means a certificate of need or similar permit or approval (not including conventional building permits or certificates of occupancy) from a Governmental Authority related to (i) the construction and/or operation of the Facility for the use of a specified number of beds in a nursing facility, assisted living facility, senior independent living facility, rehabilitation hospital and/or other permitted use, or (ii) the alteration of any such Facility or (iii) the modification of the services provided at a Facility used as a nursing facility, assisted living facility, senior independent living facility and/or rehabilitation hospital.

1.21 Emergency Requirements. The term “Emergency Requirements” means any of the following events or circumstances: (i) an emergency threatening the Facility, or the life or property of its residents, invitees or employees; (ii) material non-compliance with a Legal Requirement; (iii) a condition, the continuation of which is likely to subject Owner or Manager to civil or criminal liability; or (iv) a Force Majeure event that prevents Manager from managing or operating the Facility pursuant to Manager’s Standards.

1.22 [CANADA ONLY: Employee Claim. The term “Employee Claim” means any claim, action, application, lawsuit, grievance or other proceeding, whether incurred before or after the Effective Date or in connection therewith, by or on behalf of any Facility Employee or by any governmental authority, or any other person in respect of: any Employee Costs; any breach or alleged breach by Owner, Manager, or any affiliate thereof of any Legal Requirements relating to the Facility Employees including, without limitation, employment, privacy, occupational health and safety, workplace safety and insurance, labour relations, employment standards and human rights laws; contributions to, premiums for, liabilities in respect of, and deficits under or in respect of, any Employee Plans; and the transfer of any Facility Employee to Owner or the transfer of any Facility Employee to Manager on termination of this Agreement.]

1.23 [CANADA ONLY: Employee Costs. The term “Employee Costs” means all costs, expenses, premiums, payments, contributions or claims included in the Approved Budget and which are payable to, or payable on behalf of or in respect of, the Facility Employees under any contract of employment, written or oral, express or implied or by operation of law (whether arising pursuant to statute or common law); all payroll costs such as salary, wages, overtime pay, incentive compensation, vacation and holiday pay, bonuses and retention payments; Canada Pension Plan and Employment Insurance employer contributions; workers’ compensation; workplace safety and insurance premiums; employer health tax and employer premiums; costs, expenses, shift and pay premiums, payments, contributions to, under or in respect of any Employee Plan, costs of any perquisites provided to the Facility Employees; provided, however, any tax exigible thereon under Part IX of the Excise Tax Act (Canada) (or any successor or similar tax) shall be paid solely by Manager and shall not be a Facility Expense.]

1.24 [CANADA ONLY: Employee Plans. The term “Employee Plans” means all oral or written plans, arrangements, agreements, programs, policies, practices or undertakings with respect to any Facility Employee which provide for or relate to:

(a) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any other compensation in addition to salary;

(b) retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements; or

(c) vacation or vacation pay, sick pay, insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability, long term disability and workers’ compensation), hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor’s benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employment benefits.]

1.25 Environmental Law(s). [FOR US FACILITIES: The term “Environmental Law(s)” means: (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as now or hereafter amended and the Resource Conservation and Recovery Act of 1976, as now or hereafter amended; (ii) the regulations promulgated thereunder, from time to time; and (iii) all federal, state, municipal and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, management, storage, disposal or abatement of Hazardous Materials or protection of human health or the environment.] [FOR CANADIAN FACILITIES: The term “Environmental Law(s)” means: all applicable federal, Provincial, municipal, regional and local laws, including common law and all statutes, by-laws, rules and regulations and all orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the environment or occupational health and safety, including those pertaining to reporting, licensing, permitting, investigation, remediation and clean up or other remediation or corrective action in connection with any presence, release, discharge, escape or disposal or threat of same of any Hazardous Materials, as they relate to the Facility.]

1.26 Expected ANOI. The term “Expected ANOI” means (a) for 2010 the amount of $            .00 and for 2011, the amount of $            .00, [FILL IN RESPECTIVE TARGETS FOR THE FACILITY SET FORTH ON LOI SCHEDULE V], and (b) for 2012 and each subsequent year, the Expected ANOI for 2012 or such subsequent year as adjusted and determined in accordance with the Master Agreement. [FOR A NEW PRE-STABILIZED FACILITY OR NEW STABILIZED FACILITY ADDED AFTER THE AGREEMENT DATE (AS DEFINED IN THE MASTER AGREEMENT), SUBSTITUTE THE FOLLOWING FOR CLAUSES (a) AND (b) ABOVE: (a) initially, an amount equal to the Adjusted Net Operating Income for the one (1) year period (the “New Stabilized/Pre-Stabilized Facility Period”) commencing on the Expected Stabilization Date, and (b) commencing with the calendar year following the end of the calendar year that includes the last day of the applicable New Stabilized/Pre-Stabilized Facility Period, and for each subsequent calendar year, the Expected ANOI for such calendar year or such subsequent calendar year, as adjusted and determined in accordance with the Master Agreement.

1.27 [FOR PRE-STABILIZED FACILITIES: Expected Stabilization Date. The term “Expected Stabilization Date” shall mean the first (1st) day of the month following the earlier of (a) the date by which the Facility is scheduled to achieve initial Stabilization as set forth in the Approved Budget, or (b) the date by which actual Stabilization is achieved for such Facility. [FOR EXISTING PRE-STABILIZED FACILITIES (AS DEFINED IN THE MASTER AGREEMENT)] [; provided however the Expected Stabilization Date shall be deemed to be January 1, 2011 if the Expected Stabilization Date, as determined above, has not occurred by such date.]]

1.28 Facilities. The term “Facilities” means the Facility and all other Facilities as such term is defined in the Master Agreement.

1.29 [CANADA ONLY: Facility Employees. The term “Facility Employees” means all personnel required for purposes of operating and maintaining the Facility in accordance with Manager’s Standards.]

1.30 Facility Expenses. The term “Facility Expenses” means those costs and expenses directly related to the operation, maintenance, repair and staffing of the Facility which are in accordance with the Approved Budget or otherwise approved by the Owner or permitted to be incurred by Manager pursuant to the express terms hereof, and which expenses and payment of expenses shall be paid by the Manager from the Facility’s Gross Revenues, including, but without duplication:

(a) Costs of inventory and supplies used in the operation of the Facility, including any inventory and supplies purchased prior to the Commencement of Management Services not previously paid by Owner or an Affiliate of Owner;

(b) Subject to Section 16.1, costs incurred to Third Parties to prevent, cure or correct any violation of Legal Requirements with respect to the leasing, use, repair or maintenance of the Facility and any expense incurred in order to obtain or maintain any operating permits or licenses, including any registration fees and expenses and legal fees associated therewith;

(c) Costs incurred to Third Parties to make repairs and perform all maintenance and preventative maintenance and other routine property maintenance and upkeep services for or at the Facility;

(d) Costs incurred to Third Parties for the collection of delinquent rentals collected through an attorney or collection agency and other costs required in connection with the enforcement of any lease or resident agreement (including reasonable legal fees, disbursements and moving and storage expenses for FF&E and personal property of residents and/or lessees);

(e) Costs incurred to Third Parties under service contracts for or at the Facility;

(f) The following costs incurred to Third Parties for advertising and leasing expenses (including promotions, printing and signs): (i) for advertising and leasing expenses that exclusively relate to the Facility, and/or (ii) for cluster advertising relating to the Facility and other facilities located within a common geographic area or region, and, in the case of this clause (ii), only a portion of such costs of such cluster advertising shall constitute “Facility Expenses” relative to the Facility and such portion shall be determined in accordance with the formula and methodology set forth on Exhibit G attached hereto and made a part hereof. Manager shall not materially and adversely (in respect of the Owner) change the formula and methodology employed by Manager in determining the portion of cluster advertising costs that constitute “Facility Expenses” relative to the Facility from that set forth in Exhibit G and Manager shall consistently account for such cluster advertising expenses allocable to the Facility in accordance with such formula and methodology. An analysis of such formula and methodology will be provided to Owner by Manager on an annual basis. As part of the annual audit of Shared Expenses (further described in Section 1.30(t) below), the Accountant will review and verify the formula and methodology employed by Manager in determining the portion of cluster advertising costs that constitute “Facility Expenses” relative to the Facility;

(g) All reasonable Third Party costs and fees of audit, legal, technical, tax, accounting and other independent professionals or other Third Parties who are retained by Manager to perform services required or permitted hereunder; provided, however, any of the costs and fees described in this subparagraph (g) which constitute “Shared Expenses” shall be expressly subject to the limitations set forth in this Agreement and the Master Agreement on Shared Expenses;

(h) The reasonable cost and expense of technical consultants and operational experts who are employees of Manager or one of its Affiliates, and who perform specialized services (that is, services not otherwise required to be provided by Manager hereunder for and in consideration of the fees payable hereunder) in connection with Facility work (including, regional office employees and employees of SSLI or any Affiliate thereof who assist with the Facility operations, which includes an information technology support and help desk); provided, however, any such cost or expense shall only be a “Facility Expense” in the event either (i) the specialized service is necessary in connection with Facility work performed to address an emergency or (ii) Owner grants its prior written consent to such specialized service being provided or performed (it being understood that any such cost and expense not satisfying clause (i) or (ii) shall be a “Shared Expense” and, accordingly, shall be subject to the limitations set forth in this Agreement and the Master Agreement on Shared Expenses), and, in any event, such expense will be charged at a market-based hourly rate based on the actual hours spent performing the work or service;

(i) Costs incurred by Manager for all personnel (i) employed exclusively at the Facility or (ii) employed at the Facility and other facilities, it being understood that the costs incurred for any personnel of the type described in clause (ii) shall be charged at reasonable market-based rates and shall be allocated to the Facility based solely on the number of hours such personnel are physically present and dedicated to matters relating to the Facility;

(j) Costs incurred to Third Parties for printed forms and supplies required for use at the Facility;

(k) Costs of all utilities serving the Facility;

(l) Costs incurred to Third Parties for printed checks and bank account fees for each bank account reasonably required by Owner;

(m) Costs of insurance at the Facility (“Costs of Insurance”) which include: insurance premiums; the ultimate costs of self-insured losses and deductibles; claims administration costs; risk management costs; and other program costs including premium taxes, fronting fees, state [provincial] Workers’ Compensation self-insurance assessments, collateral fees; fidelity bonds; and surety bonds supporting self-insurance programs, and broker fees;

(n) Costs incurred to Third Parties in order to prevent a breach under a lease or a Facility Mortgage, unless such breach is the direct result of a breach by Manager of the terms of this Agreement;

(o) The Base Management Fee payable to Manager under the terms of this Agreement, subject to adjustment as provided in the Master Agreement;

(p) Costs incurred by Manager for information technology systems, Software, equipment, or services (including procurement, maintenance and upgrades) that are (i) used exclusively at the Facility or (ii) used at the Facility and other facilities and that are charged by the applicable provider based on the number of licenses, users or computers, it being understood that only the portion of any such costs for licenses, users or computers at the Facility shall be included in Facility Expenses;

(q) All Impositions described in Section 5.7;

(r) Any other costs (including expenditures for FF&E, repairs and equipment and capital improvements which are expensed in accordance with GAAP), fees or expenses included in, and which Manager is authorized to incur in accordance with, the Approved Budget and the terms, conditions and limitations set forth in this Agreement;

(s) Anything deemed a Facility Expense in this Agreement;

(t) A reasonable share of the Shared Expenses, (net of any credits-back (or reversal adjustments) of the Shared Expenses pursuant to Section 4 of the Master Agreement) that reasonably relate to the operating and staffing of the Facility and are reasonably allocable to the Facility. Owner shall not disapprove of, or unilaterally reduce below [2010] levels, any item shown on Exhibit C. During the annual budget process, Manager shall submit to Owner the costs for the items in Exhibit C. In addition, Manager also shall provide any proposed additions to Shared Expenses as contemplated by this paragraph, which shall include, but not be limited to: (i) centralized support services and systems engaged in or utilized by Manager for the purpose of furthering the operation of the Facility in accordance with the Manager’s Standards; and (ii) other centralized or home office expenses which Manager reasonably believes (A) should be allocated to the Facilities and constitute Facility Expenses and are generally charged as such throughout Manager’s System; and (B) are centralized in order to achieve optimal cost savings and efficiencies for such expenses. Manager shall not materially and adversely (in respect of the Owner) change the formula and methodology employed by Manager in allocating such Shared Expenses from that employed in respect of the [2010] Approved Budget and shall consistently account for such Shared Expenses in accordance with such formula and methodology. An analysis of such formula and methodology will be provided to Owner by Manager on an annual basis, and a copy of the current formula and methodology is attached hereto as Exhibit C-1. Any Shared Expenses not shown on Exhibit C, regardless of whether referred to elsewhere in the definition of Facility Expenses, shall be included as a Facility Expense only if approved as part of the Annual Operating Budget process or upon Owner’s prior written approval, which may be granted or withheld in Owner’s reasonable discretion; provided, however, that any Shared Expense that relates to, or arises from, an Emergency Requirement shall be authorized. Shared Expenses shall be subject to annual audit at Manager’s expense, as part of which, the Accountant will review and verify the formula and methodology employed by Manager in allocating such expenses. Owner and Manager acknowledge and agree that the actual Shared Expenses allocable to the Facility shall be reduced by the amount of any credits-back allocated to the Facility in accordance with Section 4 of the Master Agreement; and

(u) Bad Debt.

Except as expressly provided herein, included in the Approved Budget or agreed in writing by Owner, and except for any Shared Expense that relates to, or arises from, an Emergency Requirement, Facility Expenses shall not include the following:

(i) Manager’s corporate overhead (except as expressly provided herein or in the Approved Budget).

(ii) Except as expressly agreed to by Owner, or included in the Approved Budget or as otherwise expressly set forth above, costs incurred by Manager for salary and wages, payroll taxes, workers’ compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses, training and other benefits payable to Manager’s corporate office employees or divisional or regional supervisory employees (including non-incentive stock option grants and any bonus compensation to such employees);

(iii) Except as set forth on Exhibit C, centralized accounting and reporting systems, or software related thereto;

(iv) Costs incurred by Manager for forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used at any location other than the Facility;

(v) Costs incurred by Manager for political contributions or charitable donations;

(vi) Costs attributable to losses which are covered by the indemnity obligations of Manager pursuant to Section 15.2 of this Agreement;

(vii) Costs incurred by Manager for advertising expenses of Manager other than costs of marketing the Facility for lease or occupancy, or costs of employment advertisements for positions at the Facility;

(viii) Costs incurred by Manager for any architect, engineer, accountant, attorney, human resource or other professional advisor or consultant employed by Manager (as distinct from Third Parties engaged for the performance of such services);

(ix) Costs incurred by Manager for dues of Manager or any of its employees in professional organizations or for any of Manager’s employees participating in industry conventions or meetings (except to the extent included in an Approved Budget or as otherwise specifically approved by Owner); and

(x) Any expenses, capital or otherwise, which are capitalized by Owner in accordance with GAAP.

1.31 Facility Mortgage. The term “Facility Mortgage” means any mortgage, deed of trust or indemnity deed of trust recorded against the Facility as security for a secured loan.

1.32 FF&E. The term “FF&E” means furniture, furnishings, fixtures, soft goods, case goods, vehicles and equipment (including telephone systems, facsimile machines, communications and computer systems hardware and software) located in or on or used exclusively in connection with the operation of the Facility, but shall not include Household Replacements or any Software. FF&E shall be and remain the property of the Owner during the Term and upon the expiration or termination of this Agreement.

1.33 FF&E Reserve. The term “FF&E Reserve” means the notional FF&E reserve set forth in the Capital Budget. Unless the Manager and Owner otherwise agree, the FF&E Reserve shall be (a) for 2010 the amount of $            .00 [FILL IN RESPECTIVE FF&E RESERVE AMOUNT FOR THE FACILITY SET FORTH ON THE SCHEDULE PREVIOUSLY PROVIDED BY VENTAS], and (b) for 2011 and each subsequent year, an amount equal to the FF&E Reserve for the prior year adjusted by the percentage increase or decrease in the Index’s annual average (as described in the definition of the “Index”) between the prior year and the year that is two (2) years prior to such year. For example, if the percentage change in the Index’s annual average from 2010 to 2011 is 1.0%, the FF&E Reserve for 2012 would be increased by 1.0% over the FF&E Reserve for 2011.

1.34 Fiscal Year. The term “Fiscal Year” means the calendar year.

1.35 Force Majeure. The term “Force Majeure” has the meaning set forth in Section 18.19.

1.36 GAAP. The term “GAAP” means United States generally accepted accounting principles as promulgated by the Financial Accounting Standards Board (“FASB”), and such other accounting standards as may be required by the United States Securities and Exchange Commission or FASB.

1.37 Governmental Authority. The term “Governmental Authority” means any federal, State [Province], county, local or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal or Board of Fire Underwriters or any similar body to any of the foregoing.

1.38 Gross Revenues. The term “Gross Revenues” means, for each Accounting Period, all revenues and receipts of every kind derived from operating the Facility and all departments and parts thereof, including income (from both cash and credit transactions, net of any fees charged therefor) from monthly occupancy fees, health care fees and ancillary services fees received pursuant to various agreements with residents of the Facility; income from food and beverage and catering sales; income from telephone charges; income from vending machines; and proceeds, if any, from business interruption or other loss of income insurance (to the extent such insurance either reimburses on the basis of gross revenues or otherwise covers all expenses including Manager’s fees), all determined in accordance with GAAP; provided, however, that Gross Revenues shall not include: (i) gratuities to employees at the Facility [FOR

CANADIAN FACILITIES, replace “employees at the Facility” with “Facility Employees”]; (ii) federal, state [provincial] or municipal excise, goods and services, sales or use taxes or similar taxes imposed at the point of sale and collected directly from residents or guests of the Facility or included as part of the sales price of any goods or services; (iii) proceeds from the sale of FF&E and any other capital asset; (iv) interest received or accrued with respect to the monies in any operating or reserve accounts of the Facility; (v) any cash refunds, rebates or discounts to residents of the Facility, or cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; (vi) proceeds from any sale of the Facility, or any other Capital Transaction; (vii) proceeds of any financing transaction affecting the Facility; (viii) security or resident fee deposits until such time as the same are applied to current fees and other charges due and payable; (ix) awards of damages, settlement proceeds and other payments received by Owner in respect of any litigation other than litigation to collect fees due for services rendered from the Facility; (x) proceeds of any condemnation; (xi) proceeds of any casualty or other insurance, other than loss of income or business interruption insurance (which is included in Gross Revenues); and (xii) payments under any policy of title insurance. Any Bad Debt, or any community fees or deposits that are refunded to residents, shall be credited against Gross Revenues during the Accounting Period in which such Bad Debt is recognized or such refunds are made, as the case may be, if such amounts were previously included in Gross Revenues. Any Bad Debt which is recognized but is later collected shall be added to Gross Revenues.

1.39 Household Replacements. The term “Household Replacements” means supply items including linen, china, glassware, silver, uniforms, and similar items, but excluding food, beverages, medical supplies, soaps, shampoos or any other similar consumable product.

1.40 Index. [FOR US FACILITIES: The term “Index” means the All-Items Consumer Price Index for All Urban Consumers, U.S. City Average (not seasonally adjusted) (1982-1984 = 100), published by the Bureau of Labor Statistics, U.S. Department of Labor or any successor thereto (the “BLS”), or such other renamed index. If the BLS changes the base reference period for the Index from 1982-84 = 100, the consumer price index adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of, the Index, then a substitute index for determining consumer price index adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Owner and Manager.] [FOR CANADIAN FACILITIES: The term “Index” means the All-Items Consumer Price Index (not seasonally adjusted) for Canada or the equivalent thereof, or any comparable successor index thereof, published from time to time by Statistics Canada or any other equivalent or duly authorized department of the Government of Canada (“Statistics Canada”). If the Statistics Canada changes the base reference period for the Index from 1992 = 100, the consumer price index adjustment shall be determined with the use of such conversion formula or table as may be published by Statistics Canada. If Statistics Canada otherwise substantially revises, or ceases publication of, the Index, then a substitute index for determining consumer price index adjustments, issued by Statistics Canada or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Owner and Manager.] In any case where this Agreement provides for the calculation of a year-over-year percentage increase or decrease in the Index from a specified calendar year to a different calendar year, except as otherwise expressly specified, such calculation shall be made by comparing the Index’s annual average for each of the applicable calendar years (for example, the year-over-year percentage increase in the average annual Index from 2009 to 2010 would be calculated by comparing the Index’s annual average for 2009 to the Index’s annual average for 2010). The Index’s annual average for a given year is the annual average for such year as stated in the Index, or if no annual average is stated, the mathematical average of the Index for all months (or other partial year reporting periods, as applicable) of such year.

1.41 Intellectual Property. The term “Intellectual Property” means (i) all Software developed and owned by Manager or an Affiliate of Manager; and (ii) all written manuals, instructions, policies, procedures and directives issued by Manager to its employees at the Facility [FOR CANADIAN FACILITIES, replace “employees at the Facility” with “Facility Employees”] regarding the procedures and techniques to be used in operation of the Facility. The term “Intellectual Property” shall include Proprietary Marks but does not include the data and information stored or maintained on the Intellectual Property.

1.42 Legal Requirements. The term “Legal Requirements” means any license, certificate, law, code, rule, ordinance, regulation or order of any Governmental Authority having jurisdiction over the Manager, business or operation of the Facility or the matters which are the subject of this Agreement, including any resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection, employment, workplace safety, occupational health and safety, human rights and labor relations laws and fire department rules.

1.43 Management Services. The term “Management Services” means the operational and personnel administration services to be performed by the Manager as described in this Agreement.

1.44 Manager Event of Default. The term “Manager Event of Default” shall have the meaning set forth in Section 14.1(a).

1.45 Manager’s System. The term “Manager’s System” means at any particular time the system or group of senior living communities then owned and/or operated or managed by Manager (or one or more of its Affiliates) which are of a comparable type, size, brand and market orientation as the Facility.

1.46 Manager’s Standards. The term “Manager’s Standards” means, from time to time, the (i) operational standards (for example, staffing levels, compensation plans, resident care and health care policies and procedures, and accounting and financial reporting policies and procedures) and (ii) the physical standards (for example, amounts and quality of FF&E and frequency of FF&E replacement) that are then generally and consistently implemented at the senior living communities in the Manager’s System, all in accordance with Legal Requirements, provided, however, that the Manager’s Standards taken as a whole shall at all times be at a level at least reasonably equivalent to such standards in effect as of the Effective Date.

1.47 Master Agreement. The term “Master Agreement” has the meaning provided in Recital E; provided, however, that in the event that this Agreement becomes an “Affected Management Agreement” (as such term is defined in Section 7.1 of the Master Agreement), then from and after the applicable “Facility Cessation Date” (as such term is defined in Section 7.2 of the Master Agreement) with respect to this Facility the term “Master Agreement” as used herein shall mean the “Severed Master Agreement” (as such term is defined in Section 7.2.2 of the Master Agreement).

1.48 Material Adverse Event. The term “Material Adverse Event” means the occurrence of any of the following:

(a) Either (i) an event of default under the SSLI Senior Credit Facility (that is not (a) subject to a valid forbearance, waiver or amendment eliminating such default or (b) being contested in good faith by SSLI, which such contest has the effect of staying the lender’s remedies) that results in the exercise by the lender of its right to accelerate the indebtedness due thereunder, or (ii) the expiration or termination of such senior credit facility (without extension, replacement or repayment, or any valid forbearance).

(b) The occurrence of an event of default by a Sunrise Party (which event of default is not (i) subject to a valid forbearance, waiver or amendment eliminating such default or (ii) being contested in good faith by the applicable Sunrise Party, which such contest has the effect of staying the lender’s remedies) under a Material Undertaking (as hereinafter defined) as the result of which (x) the applicable counterparty has notified the applicable Sunrise Party in writing that it is terminating the Material Undertaking, or, in the case of a loan, credit agreement, or other financing arrangement, that it is accelerating the indebtedness thereunder, and (y) such counterparty under a Material Undertaking has exercised any remedies that would be reasonably expected to result in a Sunrise Insolvency Event (as hereinafter defined), as reasonably determined by Owner.

(c) Entry of a final, non-appealable judgment(s) for the payment of money shall be rendered against one or more Sunrise Parties, the total of which (after aggregating any and all such final, non-appealable judgments rendered against all Sunrise Parties, it being understood that such aggregation shall be measured as of a given date and, accordingly, shall not take into account any previous judgment(s) to the extent satisfied by the Sunrise Parties) exceeds Twenty-Five Million and No/100 Dollars ($25,000,000.00) in the aggregate, if recourse in nature, or Four Hundred Million and No/100 Dollars ($400,000,000.00) in the aggregate, if non-recourse in nature (excluding (i) a judgment as to which, and only to the extent, a reputable insurance company has accepted coverage of such claim, in writing, it being understood that in the case of partial coverage of a judgment by insurance, for purposes of determining the aggregate amount of outstanding judgments, any portion of such judgment not covered by insurance (or an indemnity, as further provided below) shall be included, including the amount of any applicable deductible, or (ii) a judgment as to which the applicable Sunrise Party has been indemnified by a creditworthy party, provided such indemnity remains in full force and effect and has not been canceled, terminated or revoked, it being understood that in the case of partial coverage of a judgment by an indemnity by a creditworthy party, for purposes of determining the aggregate amount of outstanding judgments, any portion of such judgment not covered by such indemnity (or insurance, as further provided above) shall be included) and within thirty (30) days from the entry of such judgment, such judgment shall not have been discharged; or

(d) During any consecutive sixty (60) month period, the termination of this Agreement and/or the Related Management Agreements with respect to any ten (10) Facilities in the aggregate by Ventas SSL or any Ventas Party as a result of one (1) or more “Manager Events of Default” by the applicable “Manager” (as defined in this Agreement or the Related Management Agreements, as applicable) under this Agreement or the Related Management Agreements, as applicable (excluding termination on account of a Property Performance Termination Right or Expense Termination Right (as such terms are defined in the Master Agreement) pursuant to the terms of the Master Agreement). Related Management Agreements that are terminated solely due to cross-default provisions resulting from being in a pool of mortgage loans, as opposed to a Manager Event of Default with respect to the applicable Facility, shall not count towards the ten (10) Facilities test provided that SSLI pays any and all prepayment penalties, default interest and other lender fees, costs and expenses contemplated by the applicable loan documents and actually incurred by any Ventas Party in connection with such terminations and with respect to the entire pool in connection with such terminations due to such cross-default provisions.

(e) The termination of management agreements with parties other than a Ventas Party occurring during any calendar year for any reason if (i) such agreements have annual base management fees representing, either individually or in the aggregate, in excess of twenty-five percent (25%) of SSLI’s consolidated management fee revenue for the immediately preceding calendar year and (ii) such termination would, in Ventas SSL’s reasonable judgment, be expected to result in a Sunrise Insolvency Event.

1.49 Material License. The term “Material License” has the meaning set forth in Section 14.1(a)(xiv).

1.50 Material Licensure Event. The term “Material Licensure Event” has the meaning set forth in Section 14.1(a)(xv).

1.51 Material Undertaking. The term “Material Undertaking” means (i) any credit, financing or lease obligation(s) of one or more Sunrise Parties that is (are) recourse to the applicable Sunrise Party(ies) and that individually or in the aggregate, at a point in time (not cumulatively), exceeds (exceed) Ten Million and No/100 Dollars ($10,000,000.00), (ii) any credit, financing or lease obligation(s) of one or more Sunrise Parties that is (are) nonrecourse to the applicable Sunrise Party(ies) [with any credit and financing obligations with respect to SSLI joint venture properties computed pro rata based on SSLI’s interest in such joint ventures] and that individually or in the aggregate, at a point in time (not cumulatively), exceeds (exceed) One Hundred Million and No/100 Dollars ($100,000,000.00), or (iii) any management agreements with any parties other than a Ventas Party in which a Sunrise Party acts as manager with annual base management fees representing, either individually or in the aggregate, in excess of five percent (5%) of SSLI’s consolidated management fee revenue for the immediately preceding calendar year.

1.52 [US ONLY: Medicaid. The term “Medicaid” means that certain program of medical assistance, funded jointly by the federal government and the states for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42

U.S.C. §§ 1396 et seq., as amended) and any statutes succeeding thereto, and the regulations promulgated thereunder.] [ADD CANADIAN EQUIVALENT]

1.53 [US ONLY: Medicare. The term “Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, nursing facilities, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq., as amended) and any statutes succeeding thereto, and the regulations promulgated thereunder.]

1.54 Minor Casualty. The term “Minor Casualty” means any fire or other casualty which results in damage to the Facility and/or its contents, and in the reasonable judgment of Manager or Owner (i) the out-of-pocket expenses (whether or not covered by insurance proceeds) of the “Repair and/or Replacement” equals or is less than $100,000.00 (excluding any required insurance deductibles) and (ii) the “Repair and/or Replacement” would take not longer than one hundred and twenty (120) days to substantially complete. For purposes of this paragraph, “Repair and/or Replacement” shall mean the repair and/or replacement of the Facility and/or its contents to substantially the same condition as existed prior to the fire or other casualty resulting in damage to the Facility and/or its contents.

1.55 Mortgagee. The term “Mortgagee” means the holder, from time to time, of a Facility Mortgage or any replacement of a Facility Mortgage.

1.56 INTENTIONALLY OMITTED.

1.57 Operating Account. The term “Operating Account” means the account in Owner’s name [FOR CANADIAN FACILITIES: replace “Owner’s name” with “the name of                 ”] to be maintained by the Owner during the Term in accordance with Section 5.5 from which Facility Expenses are to be paid in accordance with the Approved Budget and the terms of this Agreement and into which Gross Revenues are to be deposited.

1.58 Other Day Reports. The term “Other Day Reports” has the meaning set forth in Section 14.1(a)(vi) and are those reports designated as such on Exhibit E attached hereto.

1.59 Owner Event of Default. The term “Owner Event of Default” has the meaning set forth in Section 14.1(b).

1.60 Person. The term “Person” means an individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, joint venture or co-ownership, and a natural person in his or her capacity as a trustee, executor, administrator or other legal representative.

1.61 [FOR PRE-STABILIZED FACILITIES: Pre-Opening Budget. The term “Pre-Opening Budget” shall have the meaning set forth in Section 4.11(a).]

1.62 [FOR PRE-STABILIZED FACILITIES: Pre-Opening Services. The term “Pre-Opening Services” shall mean the services performed by Manager during the period commencing on the Effective Date and continuing throughout construction up to the date on which the Facility receives a certificate of occupancy sufficient to permit the occupancy, use and operation of the Facility, as described in Section 4.11(a) of this Agreement.]

1.63 Proprietary Marks. The term “Proprietary Marks” means all trademarks, trade names, symbols, logos, slogans, designs, insignia, emblems, devices, service marks and distinctive designs of buildings and signs, or combinations thereof, which are used to identify the Facility or Manager’s System. The term “Proprietary Marks” shall also include all trade names, trademarks, symbols, logos, designs, etc, which are used in connection with the operation of the Facility during the Term. The term “Proprietary Marks” shall include all present and future Proprietary Marks, whether they are now or hereafter owned by Manager or any of its Affiliates, and whether or not they are registered under the laws of the United States, Canada or any other country.

1.64 [US: Provider Agreements. The term “Provider Agreements” means any agreements under which healthcare facilities are eligible to receive payment under Medicare, Medicaid or any Third Party Payor Program from Governmental Authorities or non-public entities.] [INSERT CANADIAN EQUIVALENT, IF APPLICABLE]

1.65 [CANADA: Province. The term “Province” means the Province in which the Facility is located.]

1.66 Quarterly Reports. The term “Quarterly Reports” has the meaning set forth in Section 14.1(a)(vii) and are those reports designated as such on Exhibit E attached hereto.

1.67 REIT Compliance Requirements. The term “REIT Compliance Requirements” means the applicable REIT Compliance Requirements contained in the Master Agreement.

1.68 Related Management Agreement. The term “Related Management Agreement” means each of the Management Agreements (as such term is defined in the Master Agreement) for Facilities other than the Facility.

1.69 Resident Occupancy. The term “Resident Occupancy” means the total number of residents living in a senior living community calculated as at a certain date.

1.70 Resident Occupancy Rate. The term “Resident Occupancy Rate” with respect to the Facility means the Resident Occupancy, divided by the maximum number of residents capable of being housed by such Facility, as of the date hereof, as adjusted from time to time by Owner and Manager in the context of the Approved Budget, expressed as a percentage.

1.71 Shared Expenses. The term “Shared Expenses” means, subject to the terms of Section 1.30(t) hereof, the expenses set forth on Exhibit C attached hereto.

1.72 Software. The term “Software” means all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof) that are owned, licensed or leased by Manager and used in connection with its operations at the Facility.

1.73 Stabilization or Stabilized. The term “Stabilization” or “Stabilized”, with respect to a senior living community, means a community which has had a Resident Occupancy Rate of 92% or greater on the last day of each of the preceding three consecutive months.

1.74 [US: State. The term “State” shall mean the State in which the Facility is located.]

1.75 Strategic Alliance Agreement. The term “Strategic Alliance Agreement” means that certain Strategic Alliance Agreement dated December 23, 2004 by and between SSLI and Sunrise Senior Living Real Estate Investment Trust, as the provisions of such agreement were terminated (with certain limited exceptions) pursuant to the terms of the January 14, 2007 Letter Agreement.

1.76 SSLI. The term “SSLI” shall mean Sunrise Senior Living, Inc., a Delaware corporation.

1.77 SSLI Senior Credit Facility. The term “SSLI Senior Credit Facility” means the Credit Agreement by and among SSLI and certain subsidiaries, as the borrowers, the subsidiaries of the borrower as identified therein, as the Guarantors, Bank of America, N.A., as the Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association as Syndication Agent, and other lender parties thereto, dated as of December 2, 2005 (as amended) as the same may be amended, modified or supplemented and including any and all successor credit facilities (whether or not with the same lender(s)).

1.78 Sunrise Insolvency Event. The term “Sunrise Insolvency Event” has the meaning set forth in Section 14.1(a)(xix).

1.79 Sunrise Party. The term “Sunrise Party” means any of (i) Manager, (ii) SSLI or (iii) any Affiliate of Manager or SSLI.

1.80 Term. The “Term” began on the Effective Date, and, unless sooner terminated, shall continue until [                    , 20    ].

1.81 Third Party. The term “Third Party” has the meaning ascribed thereto in the Master Agreement.

1.82 [US: Third Party Payor Programs. The term “Third Party Payor Programs” means any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.] [INSERT CANADIAN EQUIVALENT, IF APPLICABLE]

1.83 Total Casualty. The term “Total Casualty” means any fire or other casualty which results in damage to the Facility and/or its contents, and in the reasonable judgment of Manager or Owner, (i) the out-of-pocket expenses (whether or not covered by insurance proceeds) of the “Repair and/or Replacement” exceeds $2,000,000.00 (excluding any required insurance deductibles) and (ii) the “Repair and/or Replacement” would take longer than one year to substantially complete. For purposes of this paragraph, “Repair and/or Replacement” shall mean the repair and/or replacement of the Facility and/or its contents to substantially the same condition as existed prior to the fire or other casualty resulting in damage to the Facility and/or its contents.

1.84 Unit. The term “Unit” shall mean one of the              [FILL IN APPLICABLE NUMBER OF UNITS IN THE FACILITY SET FORTH ON SCHEDULE PREVIOUSLY PROVIDED BY VENTAS] separate apartments or living units within the Facility, it being understood that the number of “Units” in the Facility is subject to adjustment from time to time, and, in any event, any change in the total number of “Units” in the Facility shall be subject to Owner’s reasonable approval and verification.

1.85 Ventas, Inc. The term “Ventas, Inc.” has the meaning provided in the preamble.

1.86 Ventas Party. The term “Ventas Party” means Ventas, Inc., Ventas SSL and any other Affiliate of Ventas, Inc.

1.87 Ventas SSL. The term “Ventas SSL” means Ventas SSL, Inc., a Delaware corporation, or any successor or assign of such entity, including any successor by merger, reorganization or acquisition of all or substantially all of its assets.

1.88 Additional Defined Terms. As used herein the following terms shall have the meanings set forth in the introductory paragraph, recital or section indicated below:

2008 Letter Agreement	Recital C
2009 Letter Agreement	Recital C
AAA	7.2
Amendment Date	Introductory Paragraph
Annual Operating Budget	7.1
Arbitration Notice	7.2
Asset Disposition Fee	10.5
Bulk Purchasing	4.7(b)
Capital Budget	11.2(d)
Capital Expenditures	11.2(a)
Cash Management Policies	5.5(b)
Cross Default	14.2
Discounts	4.7(c)
Effective Date	Recital B
Facility	Recital A
Financial Deliveries Response Requirement	6.2(a)
Hazardous Materials	8.1
Home Office Employees	4.5
Impositions	5.7
Indemnitee(s)	8.3
Insurance Program	12.1(a)
January 14, 2007 Letter Agreement	Recital C
Letter Agreements	Recital C

Litigation Deliveries Requirement	15.1(b)
Litigation Matter	15.1(b)
Loan Documents	10.3(e)
Losses	15.2
Manager Indemnified Parties	15.2
Marketing Services	4.2
Manager	Introductory Paragraph
Non-Default Violations	16.1
Ordinary Course CapX Project	11.2(h)
Original Management Agreement	Recital B
Other Approved Electronic Deliveries	18.8
Refinancing Fee	10.4
Required Certification Reports	6.1(e)
Subject Event of Default	14.2
Subsequent Owner	18.3
Suspension	14.2
Tax Deliveries Response Requirement	6.2(b)
Trademark License	17.4
Violation Notice	11.2(e)

1.89 Rules of Construction. Unless the context otherwise requires:

(a) A capitalized term has the meaning assigned to it;

(b) References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(c) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(d) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified; and

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if.”

ARTICLE II

APPOINTMENT OF MANAGER

2.1 Appointment of Manager. Owner hereby appoints Manager and Manager hereby accepts appointment, subject to the terms and conditions of this Agreement, as the sole and exclusive manager for the daily operation and management of the Facility. Except as otherwise provided herein, Manager shall have discretion in the operation, direction, management and supervision of the Facility, in accordance with Manager’s Standards, subject only to the limitations expressed herein. Manager accepts said appointment and agrees to operate the

Facility during the Term of this Agreement in accordance with the terms and conditions hereinafter set forth.

2.2 Amended and Restated Management Agreement. This Agreement shall govern and control (i) with respect to all events, acts, omissions, liabilities, and obligations first occurring, arising, or accruing from and after the Amendment Date, and (ii) as to the Base Management Fee, from and after January 1, 2010. The Original Management Agreement shall govern and control with respect to all events, acts, omissions, liabilities, and obligations first occurring, arising, or accruing prior to the Amendment Date, or in the case of the Base Management Fee, prior to January 1, 2010; provided, however, that if any breach or default of the Original Management Agreement has occurred and not been cured as of the Amendment Date, then the terms of this Agreement shall govern and control with respect to cure periods and remedies.

2.3 [FOR NEW YORK FACILITIES: Certain Provisions Inapplicable. Owner and Manager acknowledge that, as of the Amendment Date, the Facility is not licensed as a healthcare facility, and that, therefore, Manager may not provide healthcare services to residents of the Facility. Accordingly, until such time as the Facility becomes licensed as an “Assisted Living Residence”, Manager shall not be required by the terms of this Agreement to provide any healthcare services to residents or undertake any actions that, without such license, it would be prohibited from providing or undertaking by the rules and regulations of the New York Department of Health applicable to Manager and/or the Facility. Owner and Manager anticipate that, until such time, if any, that the Facility becomes licensed as an “Assisted Living Residence”, healthcare services will continue to be provided to residents at the Facility, if at all, by an appropriately licensed third party health services company. THE TERMS OF THIS SECTION 2.3 SHALL CONTROL OVER ANY CONTRARY PROVISIONS CONTAINED IN THIS AGREEMENT AND NOTHING CONTAINED IN THIS AGREEMENT SHALL REQUIRE OR BE DEEMED TO REQUIRE MANAGER TO TAKE ANY ACTION THAT WOULD VIOLATE ANY RULE OR REGULATION OF THE NEW YORK DEPARTMENT OF HEALTH APPLICABLE TO MANAGER AND/OR THE FACILITY.]

ARTICLE III

MANAGEMENT FEE

3.1 Management Fee. Subject to the Master Agreement, as compensation for the Management Services to be rendered by Manager hereunder, Owner hereby instructs Manager on a monthly basis, in arrears, to pay itself, through retention of Gross Revenues from the Operating Account or other means, a fee equal to the Base Management Fee.

3.2 [FOR PRE-STABILIZED FACILITIES: Pre-Opening Services Fee. As compensation for the Pre-Opening Services to be rendered during the period described in the definition of Pre-Opening Services, in accordance with Section 4.11, Manager shall be entitled to a pre-opening services fee equal to              ($            ), to be paid monthly in arrears, ratably over such period.]

ARTICLE IV

DUTIES AND RIGHTS OF MANAGER

4.1 Authority of Manager. Subject to the terms of this Agreement and the Approved Budget, Facility operations shall be under the exclusive supervision and control of Manager who shall be responsible for the proper and efficient operation of the Facility. Subject to the terms of this Agreement, Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to day-to-day management and operation of the Facility, including the following: fees and charges for providing accommodations, food services, care services, and related services to residents and their guests; supervision of resident care; credit policies; food and beverage services; employment policies; executing, modifying and terminating licenses and concessions for commercial space within the Facility (provided, however, that the term of any such license or concession shall not extend beyond the Term of this Agreement); receipt and disbursement of funds; procurement of inventories, supplies and services; promotion and publicity; and, generally, all activities necessary for the operation of the Facility consistent with this Agreement and Manager’s Standards. Notwithstanding the generality of the foregoing, Manager shall only operate the Facility as a senior living community. Manager shall not establish a skilled nursing unit within the Facility without Owner’s approval in its sole and unfettered discretion.

4.2 Marketing Services. Manager shall provide comprehensive marketing services which shall include, but not be limited to, the following services (the “Marketing Services”):

(a) Prepare a marketing plan and budget as part of the Approved Budget,

(b) Direct the marketing efforts for the Facility in accordance with Manager’s Standards, and

(c) Plan and implement community outreach, public relations and special events programs.

4.3 [US: Hiring and Training of Staff. Manager shall be solely responsible for the hiring and training of all Facility staff. All personnel hired for purposes of operating and maintaining the Facility shall be employed, trained and paid by Manager, and the salaries, costs, benefits and training of such employees shall be Facility Expenses (subject to the Approved Budget or other written approval by Owner and the limitations with respect to Shared Expenses contained in the definition thereof and in the definition of Facility Expenses). The salaries, costs and benefits of the employees shall be competitive with the community in which the Facility is located and generally commensurate with the salaries, costs and benefits paid by Manager in other facilities it owns or manages in the State, subject to the Approved Budget. Subject to the Approved Budget or other written approval by Owner and the limitations with respect to Shared Expenses contained in the definition thereof and in the definition of Facility Expenses, Manager may provide a bonus program or other bonus compensation for its employees at the Facility providing benefits consistent with the benefits provided by Manager throughout Manager’s System. Manager shall comply with all Legal Requirements on all employment matters and shall not enter into any agreement with any employees that purports to bind the Owner.]

[CANADA: Hiring and Training of Staff. Manager shall be solely responsible for the hiring, on behalf of Owner, and training of all Facility Employees. All Facility Employees shall be employed and paid by Owner and Manager shall be responsible for processing payroll and other administrative matters related to such employees. Manager shall establish or maintain Employee Plans for the Facility Employees. Each Facility Employee employed on the Effective Date shall be eligible to become a member of, and will be eligible to participate in, all Employee Plans effective at the start of the day on the Effective Date. Thereafter, other Facility Employees will be eligible to participate in all Employee Plans in accordance with the terms thereof. Manager shall credit each Facility Employee with service credited to the Facility Employee with the applicable affiliate of Manager for all purposes of the Employee Plans, including vacation and vacation pay entitlements, eligibility for retiree, life, medical and dental benefits. Manager shall take into account any time that has been accumulated with the applicable affiliate of Manager towards satisfying any pre-existing condition limitation, evidence of insurability requirement or waiting period for benefit coverage with respect to the Employee Plans for each Facility Employee and his/her eligible dependants prior to the Effective Date. Any eligible claims for benefits incurred by a Facility Employee will be eligible for payment under the Employee Plans. Manager shall provide each Facility Employee with annual vacation and vacation pay in accordance with such Facility Employee’s existing entitlement and applicable laws. The salaries, costs and benefits of the Facility Employees shall be competitive with the community in which the Facility is located and generally commensurate with the salaries, costs and benefits paid by Manager in other facilities it owns or manages in the Province, subject to the Approved Budget. Subject to the Approved Budget and the limitations with respect to Shared Expenses contained in the definition thereof and in the definition of Facility Expenses, Manager may provide a bonus program or other bonus compensation for the Facility Employees providing benefits consistent with the benefits provided by Manager throughout Manager’s System. Manager shall comply with all Legal Requirements on all employment matters, shall on behalf of Owner pay all Taxes in connection with the Facility Employees (provided, however, any tax under Part IX of the Excise Tax Act (Canada) (or any successor or similar tax) shall be paid solely by Manager and shall not be a Facility Expense) and shall not enter into any agreement with any Facility Employees that purports to bind Owner. Owner shall reimburse Manager for all Employee Costs and the amount so reimbursed shall be a

Facility Expense. For purposes of this Section 4.3, “Taxes” means all taxes, premiums, withholdings, remittances and contributions, including income taxes, goods and services taxes, health taxes, employment insurance premiums and Canada Pension Plan contributions.]

4.4 Management Duties. As Manager of the Facility, Manager shall be responsible for diligently, and in good faith, implementing all aspects of the operation of the Facility in accordance with the terms of this Agreement, Legal Requirements, Manager’s Standards and the Approved Budget, and shall have responsibility and commensurate authority for all such activities. In addition to any other duties set forth in this Agreement, Manager shall use diligent and good faith efforts to (provided that the term “diligent and good faith efforts” as used in this clause shall not be deemed to limit, qualify or waive any other more stringent standard of performance expressly set forth in this Agreement):

(a) Enter into all contracts, leases and agreements required in the ordinary course of business for the supply, operation, maintenance and service of the Facility (including food procurement, trash removal, pest control and elevator maintenance) and, subject to Gross Revenues being available, pay the costs of all such services when due;

(b) Purchase such inventories, provisions, food, supplies and other expendable items as are necessary to operate and maintain the Facility in the manner required pursuant to this Agreement;

(c) Recruit, hire, supervise, train and discharge all employees to be employed at the Facility [FOR CANADIAN FACILITIES, replace “employees to be employed at the Facility” with “Facility Employees to be employed at the Facility”] to be employed at the Facility;

(d) Provide care to residents of the Facility as provided for in the resident agreement agreed to by the parties;

(e) Set all resident fees and use commercially reasonable efforts to collect such fees;

(f) Oversee, manage and direct all day-to-day operations; and

(g) Obtain, renew and maintain all licenses and permits on behalf of, or for the benefit of, Owner or its subsidiary necessary in order to operate the Facility in accordance with Legal Requirements and the terms of this Agreement.

4.5 Manager’s Home Office Employees. As part of the provision of the services provided by Manager, Manager shall from time to time make its employees who are not working directly at the Facility (the “Home Office Employees”) available to the on-site management staff for consultation and advice related to the Facility. Home Office Employees include Manager’s home office staff and staff at other facilities managed by Manager and its Affiliates with experience in areas such as accounting, budgeting, human resources, marketing, food service, construction and purchasing. Owner may reasonably request such services, but the decision to provide Home Office Employees shall be within the sole discretion of Manager. The services of

Home Office Employees shall be provided at no additional charge to Owner, unless otherwise specified herein. Should Owner request a type, form or level of service that Home Office Employees do not provide in the normal course of operations to carry out the scope of services described in this Agreement, Manager shall (i) provide such services by Home Office Employees for an additional cost to be agreed to in advance by Manager and Owner, which cost shall be a Facility Expense, or (ii) if such services cannot be provided by Manager’s Home Office Employees or if Manager and Owner cannot agree on the cost thereof, and Owner so directs Manager in writing, use commercially reasonable efforts to locate and contract for such services from outside consultants, the cost of which shall be a Facility Expense if approved by Owner.

4.6 Personnel Administration. Manager shall be responsible for recruiting, hiring, training, promoting, assigning, supervising and discharging the personnel of the Facility [FOR CANADIAN FACILITIES, replace “personnel of the Facility” with “Facility Employees”] and shall be responsible for the formulation, implementation, modification and administration of wage scales, rates of compensation, employee insurance, employee taxes, in-service training, attendance at seminars or conferences, staffing schedules, job descriptions and personnel policies with respect to the personnel of the Facility [FOR CANADIAN FACILITIES, replace “personnel of the Facility” with “Facility Employees”] in accordance with the Approved Budget. [FOR CANADIAN FACILITIES: Manager shall be responsible for, and have exclusive control over, the day-to-day supervision and management of the Facility Employees, including discipline of the Facility Employees up to and including suspension and dismissal. Manager shall be responsible for negotiating all collective agreements and for managing all grievances and arbitrations and all settlement proceedings in connection therewith. Manager may schedule the Facility Employees to work in accordance with the requirements of Manager, subject, in the case of unionized employees, to the requirements of the applicable collective agreements.]

4.7 Purchasing.

(a) Manager shall use, on behalf of the Facility, such purchasing systems and procedures developed by or otherwise available to Manager for all items that are consistent with the Approved Budget. Any purchase by Manager made pursuant to or otherwise ancillary to this Agreement shall be made with Manager acting for and at the expense of the Facility or Owner. Owner acknowledges that the Manager is not a merchant and thus is not making any representations or warranties with respect to the goods or services purchased by the Manager for use at the Facility, implied or otherwise. Manager shall fully disclose to Owner any material interest of Manager and/or Affiliate in any vendor and shall be governed by Section 4.7(b) and Section 4.10 in respect of any dealings therewith.

(b) Manager shall use commercially reasonable efforts to secure favorable pricing for goods and services purchased for the Facility from one or more vendors (if more than one suitable and creditworthy vendor with a local market presence (where applicable) is continually available) by taking advantage of the significant purchasing power of Manager and its Affiliates through purchasing programs for multiple facilities managed by Manager or its Affiliates (“Bulk Purchasing”), and Manager may charge as Facility Expenses a portion of any Shared Expenses incurred by Manager or its Affiliates with respect to such Bulk Purchasing, in accordance with and subject to the limitations on Shared Expenses set forth in this Agreement; provided, that:

(1) The aggregate cost to Owner for goods or services purchased through Bulk Purchasing (including out-of-pocket costs incurred by Manager for related freight, storage, installation, duties, fees and taxes and any Shared Expenses, in each case allocable to Bulk Purchasing) shall, to the extent that such costs could be readily ascertainable by Manager in its reasonable belief, be less than the costs that a third party would charge on an arm’s length competitive basis, to the extent that such costs could be readily ascertainable by Manager, for goods, supplies and services of comparable quality and character purchased for the Facility alone in Manager’s reasonable belief;

(2) Manager, or any Affiliate, as applicable, shall credit to the Facility a proportionate share of any Discounts with respect to Bulk Purchasing, as provided in Section 4.7(c), below; and

(3) Upon reasonable request from time to time by Owner, Manager shall provide Owner with information regarding pricing, Discounts, Shared Expenses and allocation of Discounts and Shared Expenses with respect to Bulk Purchasing, and Owner shall have the right, at its expense, subject to Section 6.3 and upon reasonable notice to Manager, to review or audit Manager’s and its Affiliates’ books and records solely with respect to such matters at the Facility or at Manager’s or its Affiliates’ offices, as applicable.

(c) Manager shall credit to the Facility any rebates, sponsorship fees, discounts and similar considerations given in connection with purchases made for the Facility (collectively, “Discounts”), all of which shall be retained by the Facility for the benefit of Owner and properly accounted for to reduce Facility Expenses, as follows: (i) Discounts given to the Facility in connection with a purchase made solely for the Facility shall be credited in full to Facility Expenses; and (ii) Discounts given in connection with Bulk Purchasing shall be credited to Facility Expenses of the Facility pro rata based on purchasing volume of the Facility related to the Bulk Purchasing leading to the Discount.

4.8 Resident Agreements. Manager shall provide to Owner forms of resident agreements, leases or other occupancy agreements used in the leasing of the Facility upon request. Manager shall act on behalf of Owner in executing resident agreements, resident leases and resident occupancy agreements. All such agreements shall comply with Legal Requirements. Standard form resident agreements shall have a term not to exceed one year.

4.9 Ancillary Activities. Manager and/or its Affiliates shall have the right, with Owner’s prior written approval or as a part of the Approved Budget, to utilize the Facility for ancillary activities, the revenues from which will not be included in Gross Revenues and will be Manager’s property, so long as (i) such ancillary activities in no way impair the health and safety of the residents or the quality of services provided to them by Manager hereunder, (ii) such ancillary activities are outside the scope of the senior living services being provided to residents on a usual basis as of the Amendment Date, (iii) Owner receives a fair market rental and reimbursement for any space or equipment in the Facility being utilized or utilities being consumed and (iv) no employees of Manager [FOR CANADIAN FACILITIES: or Facility

Employees] whose salaries and benefits are being paid [FOR CANADIAN FACILITIES: or reimbursed, respectively,] by Owner are utilized in the conduct of any ancillary activities. The foregoing shall not prohibit employees at the Facility [FOR CANADIAN FACILITIES, replace “employees at the Facility” with “Facility Employees”] from making referrals to prospective residents to more appropriate services, and such employees may receive referral fees for such referrals to the extent referral fees are permitted under applicable federal, state [provincial] or local laws.

4.10 Contracts with Affiliates. Manager shall not engage or pay any compensation to any Affiliate of Manager for the provision of services in connection with this Agreement unless (a) such party is fully qualified, licensed where applicable, and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Affiliate for the services are consistent with then current market standards, (c) Manager discloses in advance such proposed engagement to Owner as a transaction with an Affiliate of Manager and provides detail as to the services to be provided and the compensation to be paid, and (d) Owner approves such engagement and payment, such approval not to be unreasonably delayed, denied or withheld.

4.11 [FOR PRE-STABILIZED FACILITIES: Pre-Opening Services. Manager shall provide the following services to Owner commencing as of the Effective Date and continuing throughout construction up to the date on which the Facility receives a certificate of occupancy sufficient to permit the occupancy, use and operation of the Facility (the “Pre-Opening Services”):

(a) Prepare and submit to Owner for Owner’s approval (i) a budget for the period from the execution hereof until the opening of the Facility to the public (the “Pre-Opening Budget”), including all costs to be incurred in connection with the development, design and construction management services under the applicable development agreement, the Pre-Opening Services and the Marketing Services and the sources of funds and (ii) operating and capital budgets and financial projections for the operation of the Facility upon opening.

(b) Review all applicable licensing issues and obtain on Owner’s behalf (and in Owner’s name, to the extent permissible under applicable law) all necessary licenses for the Facility.

(c) Determine appropriate staffing, prepare job descriptions and locate, hire, and train administrative, resident services and food service staffs. Owner acknowledges that certain employees will be hired prior to the Commencement of Management Services.

(d) Prepare the Facility for occupancy, including causing the Facility to be equipped with all FF&E, case goods and systems necessary for its operation as a state-of-the-art, prototypical Sunrise Facility.

(e) Obtain all necessary Authorizations to operate the Facility. Manager shall provide, at no additional cost to Owner, all required preparation of documents, records and filings necessary to maintain all required licenses for the Facility. Any fees due for the filing of applicable licenses shall be Facility Expenses.

(f) Prepare and submit to Owner on a weekly basis a leasing status and progress report, setting forth such information as Owner may reasonably request, including, without limitation, a leasing traffic report, a summary of deposits received and of nonrefundable deposits and a summary of resident agreements signed during such week.]

4.12 [FOR CANADIAN FACILITIES: Resignation, Termination and Hiring of Facility Employees. If a Facility Employee conducts himself or herself in a manner that constitutes grounds for immediate suspension or termination at law or if Manager, in its sole discretion, determines that it wishes to suspend or terminate a Facility Employee, then Manager shall so notify Owner. Owner shall suspend or terminate the Facility Employee in accordance with the direction of Manager. Owner shall, at the direction of Manager from time to time, hire any new Facility Employees on such terms and conditions as Manager may direct, including in respect of salary and other compensation, subject to compliance with Legal Requirements. Owner shall not hire any new Facility Employee without the prior consent of Manager. Upon the termination of this Agreement for any reason, Manager shall indemnify Owner in respect of all Employee Claims resulting from the termination of a Facility Employee as a result of the termination of this Agreement.]

ARTICLE V

OPERATING PROFITS, CREDITS AND COLLECTIONS, AND

PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL

5.1 Operating Profits. Manager shall be responsible for collecting all Gross Revenues and fees billed to residents and for paying Facility Expenses as agreed in the Approved Budget. All Gross Revenues shall be the exclusive property of the Owner and all cash collections of Gross Revenues shall be deposited promptly and directly into the Operating Account. In addition to, and without limitation of, Manager’s obligations under this Section 5.1 (or elsewhere under this Agreement), Manager shall be required to:

(a) invoice residents on not less than a monthly basis in a manner consistent with commercially reasonable practices in the senior living industry,

(b) collect all Gross Revenues and fees billed to, or otherwise payable by, residents on a timely basis in a manner consistent with commercially reasonable practices in the senior living industry; and

(c) use commercially reasonable efforts to pay Facility Expenses as and when due (subject, however, to Owner’s obligation under Section 11.3 below to ensure that the Operating Account has sufficient funds or overdraft (or other) capacity to meet all Facility Expenses).

5.2 Master Agreement. The Facility and this Agreement are subject to the Master Agreement, and in the event of a conflict between the terms of the Master Agreement and this Agreement, the terms of the Master Agreement shall prevail. Without limiting the foregoing, the Base Management Fee shall be subject to adjustment as provided in the Master Agreement.

5.3 Gross Revenues Priority. In each Fiscal Year, the following items shall be paid from Gross Revenues, if available, in the following order of priority:

(a) Facility Expenses (which shall include the Base Management Fee), and

(b) The remaining revenues, after the payments provided for in subsection (a) above, to the Owner.

If the portion of Gross Revenues to be paid pursuant to Section 5.3(a) above is insufficient in any Fiscal Year to pay such amount in full for such Fiscal Year, any amount left unpaid shall accrue beyond such Fiscal Year. Manager shall, no less than quarterly on a year-to-date basis, notify Owner of the performance of the Facility in comparison to the Annual Operating Budget. Each such notice shall include, in summary form, an analysis of the cause of any material deviation from the Approved Budget and any material change to Manager’s underlying assumptions, operating objectives and competitive analysis, if any.

5.4 Credits and Collections. Manager shall install credit and collection policies and procedures, and Manager shall institute monthly billing by the Facility, and the steps necessary for collection of accounts and monies owed to the Facility, all in accordance with applicable Legal Requirements. This may include the institution of legal proceedings, in the name of Owner, Manager and/or the Facility, to collect such accounts or to enforce the rights of Owner or Manager as creditor under any contract in connection with the rendering of any service or the purchase of any goods, if necessary after Manager has used commercially reasonable efforts to collect such accounts, or to enforce such rights without the institution of such proceedings. Any and all reasonable costs and/or fees charged by a Third Party in connection with the collections and/or enforcement set forth in this Section shall be included in Facility Expenses.

5.5 Account.

(a) Owner shall maintain the Operating Account in the banks, savings and loan associations, and other financial institutions approved by Manager, acting reasonably. The Account shall be in Owner’s name [FOR CANADIAN FACILITIES: replace “Owner’s name” with “the name of             ”], and withdrawals from such Account shall be made by representatives of Manager, as agent for the Owner, whose signatures have been authorized by Owner to access the Account subject to a limitation on the maximum amount of any check as specified by Owner, acting reasonably. The Account shall be segregated from other of Owner’s accounts (other than accounts in respect of other senior living facilities owned by Owner (or an Affiliate of Owner) and managed by Manager (or an Affiliate of Manager)). It is Owner’s responsibility to provide the funds needed for the proper and efficient operation of the Facility and consistent with the terms of this Agreement, which funds shall be provided by funds available to be withdrawn from, such Account at times and in amounts as required pursuant to the Approved Budget and otherwise as required by the terms of this Agreement. Reasonable petty cash funds shall be maintained at the Facility.

(b) Without limitation of the foregoing or any of the other applicable terms and provisions of this Agreement, Manager shall implement and comply with the cash management policies set forth on the attached Exhibit F (collectively, the “Cash Management Policies”). Any changes to the Cash Management Policies shall be subject to Owner’s prior written approval in its sole discretion.

5.6 Intentionally Omitted.

5.7 Impositions. All Impositions (defined below) which accrue during the Term of this Agreement (or are properly allocable to such Term under GAAP) shall be paid by Manager from Gross Revenues, as a Facility Expense, before any fine, penalty or interest is added thereto or lien placed upon the Facility or this Agreement, unless payment thereof is stayed; provided, however, that nothing herein shall impose upon Manager responsibility for funding payment of Impositions from Manager’s own funds. Owner shall, within five (5) Business Days after the receipt of any invoice, bill, assessment, notice or other correspondence relating to any Imposition, furnish Manager with a copy thereof. Owner may initiate proceedings (or direct Manager to initiate proceedings) to contest any Imposition (in which case each party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter), and all reasonable costs of any negotiations or proceedings with respect to any such contest shall be paid from Gross Revenues and shall be a Facility Expense.

The term “Impositions” means all levies, taxes, assessments and similar charges, including the following: real estate taxes, personal property taxes, gross receipt taxes, sales taxes, goods and services taxes, all water, sewer or similar fees, rents (including rents and other costs incurred for ground leases related to the Facility), rates, charges, excises or levies, vault license fees or rentals; license fees; inspection fees and other authorization fees and other charges by a Governmental Authority of any kind or nature whatsoever (other than fines, penalties, costs and expenses which are the obligation of Manager pursuant to the provisions of Section 16.1 below), whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Owner or Manager with respect to the Facility or the operation thereof, or otherwise in respect of or be a lien upon the Facility (including on any of the inventories or Household Replacements now or hereafter located therein). Impositions shall not include (i) any income taxes payable by Owner or Manager or (ii) any corporate, franchise or doing business tax, estate, inheritance, succession or transfer tax imposed on Owner or Manager, all of which shall be paid solely by Owner or Manager (as applicable), not from Gross Revenues or any other funds generated by or held with respect to the Facility; provided that a tax which may be designated or referred to as a franchise or doing business tax but which is in effect a tax on gross receipts or revenues shall be included in the definition of Impositions notwithstanding clause (ii) above, including, without limitation, (a) any franchise or margin tax, as in effect as of the date hereof, that is required to be paid under Chapter 171 of the Texas Tax Code or due to House Bill No. 3, 79th Legislative, 3rd Called Session, 2006 levied against Owner or Manager and/or the Facility in lieu of ad valorem taxes on the Facility or otherwise as a result of property tax reform in the State of Texas, (b) the Michigan Business Tax and/or the Michigan Modified Gross Receipts Tax, as in effect as of the date hereof, and (c) the franchise tax imposed by the State of North Carolina, as in effect as of the date hereof.

ARTICLE VI

FINANCIAL RECORDS

6.1 Accounting and Financial Records.

(a) Manager shall, at its own expense, establish and administer accounting procedures and controls and systems for the development, preparation and safekeeping of records and books of accounting relating to the business and financial affairs of the Facility, including payroll, accounts receivable and accounts payable, and shall prepare monthly, quarterly and annual financial reports (including profit and loss statements) in accordance with the requirements of Exhibit E attached hereto. Exhibit E attached hereto shall be reviewed annually by Manager and Owner as part of the Approved Budget. Such records shall be kept consistent with GAAP and, as applicable, shall compare monthly and year-to-date results with the Approved Budget. Manager shall cooperate with Owner’s accounting department and external independent auditors in the preparation of the Owner’s annual audit and preparation of its income tax returns. Without limiting Manager’s obligations under Exhibit E or Owner’s rights with respect to Section 14.1(a)(v), Manager acknowledges and agrees that (i) the timely delivery of the 8th Business Day Reports is most critical with respect to those calendar months that are the last month of a calendar quarter, and (ii) accordingly, with respect to such calendar months, Manager shall use commercially reasonable best efforts to deliver such information on or prior to the eighth (8th) Business Day of such calendar month.

(b) Manager shall also cooperate with Owner to provide any third-party lenders on the Facility with any reasonable Facility-related financial information required by such third-party lenders under the terms of any such loan. If required by such third-party lenders, Manager shall certify such reports as true and correct to the best of its knowledge and belief. In the event that Manager reasonably incurs any third-party, out-of-pocket costs in connection with its obligations under this Section 6.1(b), Owner shall reimburse Manager for Manager’s third-party, out-of-pocket costs within thirty (30) days after Owner’s receipt of written demand, together with supporting invoices, therefor.

(c) The costs of Owner’s annual audit and/or preparation of the income tax returns for the Facility for Owner shall, if Owner elects to conduct such audit and/or prepare such returns, as applicable, be an Owner’s expense, not a Facility Expense.

(d) As soon as available, and in any event no later than thirty (30) days after the end of each calendar year, Manager shall deliver to Owner a list and general description of all ancillary activities that are currently being performed at the Facility as of the date such list is delivered to Owner. Such ancillary activities list shall be accompanied by a statement, executed by the Authorized Officer of Manager that certifies, to the best of such person’s knowledge and belief, that (i) the financial information relating to the ancillary activities described in the preceding sentence is true, correct and complete in all material respects, and (ii) that the ancillary activities list described in the preceding sentence is true and correct in all material respects.

(e) Concurrently with the delivery of the quarterly financial statements described in Section 6.1(a) above, Manager shall deliver to Owner a statement, executed by the Authorized Officer of Manager that certifies, to the best of such person’s knowledge and belief, that each of the Required Certification Reports delivered to Owner on or prior to the date of such certified statement in accordance with the terms of this Section 6.1 is true, correct and complete in all material respects. As used herein, the term “Required Certification Reports” means and includes the following (each as identified on Exhibit E attached hereto): (i) the Community Statement of Profit and Loss, (ii) the Portfolio Statement of Profit and Loss, (iii) the Portfolio

Trial Balance, (iv) the Consolidated Transaction Upload File, (v) the Consolidated Statement of Profit and Loss, (vi) the Consolidated Trial Balance and (vii) the Consolidated Quarterly Statement of Profit and Loss.

6.2 Manager Additional Reports. In addition to the reports required pursuant to Section 6.1, Manager shall keep Owner reasonably informed as to the financial status, condition, and operation of the Facility and as to any State [Province] or local reporting requirements in connection with the licenses and permits necessary for Manager to operate the Facility, with written reports and such other or special reports as Manager may from time to time determine are necessary or which Owner may reasonably request, with any and all such reports to be delivered by Manager to Owner within such reasonable period of time as Owner shall request in writing. Manager acknowledges and agrees that its duty to keep Owner reasonably informed as to the matters described herein includes the affirmative obligation to establish and maintain internal communications and internal reporting procedures so that Manager’s corporate office is kept timely informed of any such matters as to which Facility employees and/or regional or supervisory personnel of Manager and its Affiliates become aware as necessary to enable Manager to fulfill its obligations under this Section 6.2. Without limiting the foregoing:

(a) Manager shall provide substantive responses within four (4) Business Days to any good faith written request by Owner for additional information related to, or clarifications regarding, the monthly financial information required to be delivered by Manager pursuant to Exhibit E that is reasonably required to timely and accurately complete and file the periodic financial reporting requirements of Owner or its Affiliates (the “Financial Deliveries Response Requirement”).

(b) Manager shall provide substantive responses within five (5) Business Days to any good faith written request by Owner for additional information or clarifications regarding previously submitted information reasonably required to timely and accurately complete and file Owner’s or its Affiliates’ tax returns (the “Tax Deliveries Response Requirement”).

(c) As soon as available, and in any event within ninety (90) days after the end of each calendar year, Manager shall deliver to Owner a report describing in reasonable detail the status of the Facility’s compliance with all material Authorizations for such Facility. In addition, not later than thirty (30) days after the commencement of each Fiscal Year during the Term, Manager shall deliver to Owner copies of any and all previously undelivered copies of any and all material Authorizations (together with any renewals or extensions thereof) certified by Manager as accurate and complete.

(d) As soon as available, and in any event no later than thirty (30) days after the end of each calendar quarter, Manager shall deliver to Owner a quarterly consolidated survey deficiency summary report, indicating whether any survey, citation or report alleging any material deficiency with respect to the Facility has been issued during the prior calendar quarter and, if so, setting forth the identity of the Governmental Authority that issued such survey, citation or report, a description of the alleged material deficiency and the timetable or deadline for remedying same and Manager’s plan for curing such deficiency. Manager shall also deliver to Owner promptly after request therefor by Owner any other Facility specific survey reports reasonably requested by Owner.

(e) Manager shall deliver to Owner such supplements to the reports required under this Section 6.2 or Exhibit E, and such other information and reports (including non-financial information), as Mortgagee may reasonably request from time to time, provided such supplements, and such information and reports, are consistent with the types of supplements, reports and information generally utilized by institutions within the healthcare or financing industry.

6.3 Access. Owner shall have the right, at all reasonable times during the usual business hours of the Manager, to inspect the Facility, and audit, examine and make copies of books of account (including electronic copies thereof) maintained by Manager with respect to the Facility. Such right may be exercised through any agent or employee designated by Owner or by an independent public accountant or chartered accountant designated by Owner. Further, at the end of the Term of this Agreement, or upon other termination of this Agreement, as provided herein, copies of all books and records kept for the Facility, including all records kept on electronic media, and accounts and funds belonging to each Facility, are to be promptly delivered to Owner in a form readable by generally available software. Manager shall have the right to locate any and all books of account and other records maintained by Manager with respect to the Facility at Manager’s corporate office. Manager shall make adequate space available to Owner at Manager’s corporate office to audit, examine and make copies of such books of account and other records, and Manager shall be under no obligation to relocate such records to the Facility for Owner’s review. In the event of any such audit, the final accounting shall be controlling over any interim accountings and the parties agree to make any necessary corrective financial adjustments determined by any such audit.

ARTICLE VII

ANNUAL OPERATING BUDGET

7.1 Annual Operating Budget. Manager shall, within the time limits set forth on Exhibit E, deliver to Owner for Owner’s approval a draft operations budget for the next Fiscal Year for the Facility, and a final operations budget, and set forth an estimate, on an Accounting Period basis, of Gross Revenues and Facility Expenses, together with an explanation of anticipated changes to resident charges, payroll rates and positions, non-wage cost increases, the proposed methodology and formula employed by Manager in allocating Shared Expenses, and all other factors differing from the current Fiscal Year. The budget, as proposed, shall be considered by Owner and, in consultation between Owner and Manager, the budget for the Facility for the ensuing Fiscal Year will be prepared by the Manager with the final contents of the budget to be determined mutually by Manager and Owner (the “Annual Operating Budget”). The proposed Annual Operating Budget shall include, in form and content at least consistent with that provided for in the 2010 Annual Operating Budget, a narrative description of underlying assumptions, operating objectives and relevant competitive analysis. Such annual budget process shall be conducted on an open book basis, and Owner shall have the right, at all reasonable times during the usual business hours of the Manager, to examine and make copies of books of account and other information (including electronic copies thereof) maintained or collected by Manager and its Affiliates with respect to each item to be included in the budget.

Such right may be exercised through any agent or employee designated by Owner or by an independent public accountant or chartered accountant designated by Owner. If the new Annual Operating Budget is not finalized, or if Owner shall fail to approve the newly proposed budget, in each case, by December 15 of the then expiring year, Manager shall operate under the expired Annual Operating Budget, increased by 50% of the percentage change in the Index between October of such expiring year and October of the year immediately preceding such expiring year, until a new budget is approved or determined pursuant to the procedures established in Section 7.2; provided, however that if [the BLS / Statistics Canada] changes the publication frequency of the Index so that the Index is not available for October of the applicable year, adjustment shall be based on fifty percent (50%) of the percentage difference between the Index for the closest preceding month for which the Index is available and the Index for the same month of the preceding year. During any period the Facility is operating under the expired Annual Operating Budget, variance reports will be based on the expired Annual Operating Budget. Manager shall use diligent and good faith efforts to operate the Facility as provided herein so that the actual Gross Revenues, costs, and Facility Expenses of the Facility during any applicable period of Owner’s fiscal year shall be at least consistent with the Annual Operating Budget.

7.2 Resolution of Budget Disputes. If the parties, each acting in good faith, cannot agree as to a proposed Annual Operating Budget for any year by June 30 of such year, then (a) upon written request by either party, the other party shall stipulate in writing as to which line item or line items of the proposed Annual Operating Budget are in dispute and its proposed amount for each such line item and (b) such dispute shall be resolved through arbitration as provided in this Section 7.2. In such event either Owner or Manager may initiate arbitration as to such disputed line items by delivering written notice (“Arbitration Notice”) to the other party, and filing at the Chicago, Illinois regional office of the American Arbitration Association (the “AAA”) three copies of such Arbitration Notice and three copies of this Section 7.2, together with the appropriate filing fee as provided in the AAA’s then current schedule of fees. Such Arbitration Notice shall include a copy of the proposed Annual Operating Budget and identify the specific line items as to which the parties have failed to agree, the amount which the notifying party proposes for each such line item, and if known to the notifying party, the amount which the other party proposes for each such line item. In the event that either party invokes arbitration as provided above, such budget dispute shall be settled by binding arbitration in Chicago, Illinois administered by the AAA pursuant to the Expedited Procedures under its Arbitration Rules for the Real Estate Industry, as modified by this Section 7.2, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Anything in the applicable rules of the AAA to the contrary notwithstanding, as to each disputed line item of the proposed Annual Operating Budget the arbitrator must choose between Owner’s proposal for that line item and Manager’s proposal for that line item and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Manager if the arbitrator selects Owner’s proposal in its entirety and by Owner if the arbitrator selects Manager’s proposal in its entirety; provided that if multiple line items are in dispute and the arbitrator selects some amounts proposed by Owner and some amounts proposed by Manager, the cost of the arbitration shall be shared equally by the parties.

ARTICLE VIII

ENVIRONMENTAL MATTERS

8.1 Environmental Matters. In the event of the discovery of material non-compliance with Environmental Law related to Hazardous Materials (as defined below) on any portion of the Facility during the Term of this Agreement, Owner shall promptly remedy such matter to achieve material compliance, including, if required, the removal of such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. Owner shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including engineers fees, reasonable attorneys’ fees and expenses and the cost of litigation) arising from the aforementioned non-compliance with Environmental Laws (except to the extent that Manager caused or contributed to such matters or is liable for such loss, costs, liability or damages pursuant to Section 8.3 of this Agreement); and this indemnification obligation of Owner shall survive for one (1) year after termination of this Agreement, for conditions that arose or existed before such termination. This duty includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of this Agreement of Hazardous Materials in, upon or under the soil or ground water of the Facility in violation of any Environmental Law. Upon written notice from Manager, Owner shall undertake the defense, at its sole cost and expense, of any indemnification duties set forth under this Section 8.1, in which event, Owner shall not be liable for payment of any duplicative attorneys’ fees incurred by Manager. “Hazardous Materials” shall mean and include any substance or material containing one or more of any of the following: “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “petroleum,” “pollutant,” “contaminant,” or “asbestos” as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to residents, invitees or employees of the Facility.

8.2 Costs of Compliance. Subject to the provisions of Section 8.3 below, and except to the extent that Manager caused or contributed to such matters described in Section 8.1 of this Agreement, all costs and expenses of the aforesaid removal or remediation of Hazardous Materials from the Facility, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Manager pursuant to the indemnity set forth in Section 8.1, shall be paid by Owner, either as a Facility Expense or non-routine Capital Expenditure, all as determined in accordance with GAAP.

8.3 Environmental Indemnification. To the extent not otherwise covered by insurance maintained by either Manager or Owner, Manager shall protect, indemnify and hold harmless Owner, its trustees, directors, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to their interest in the Facility (collectively, the “Indemnitees” and, individually, an “Indemnitee”) for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including engineers’ fees, reasonable attorneys’ fees and expenses and the cost of litigation) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term in, upon or under the soil or ground water of the Facility or any properties surrounding the Facility of any Hazardous Materials in violation of any

Environmental Law, to the extent that any of the foregoing arises by reason of the gross negligence or willful misconduct of Manager, except to the extent the same also arises from the negligence or wrongful conduct of a Third Party or any other Indemnitee. This duty includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of this Agreement of Hazardous Materials in, upon or under the soil or ground water of the Facility in violation of any Environmental Law. Upon written notice from the indemnified party and any other of the Indemnitees, Manager shall undertake the defense, at its sole cost and expense, of any indemnification duties set forth under this Section 8.3, in which event, Manager shall not be liable for payment of any duplicative attorneys’ fees incurred by the Indemnitee. The indemnity obligation of Manager set forth in this Section 8.3 shall survive for one (1) year after termination of this Agreement.

8.4 Environmental Notices. Each party shall undertake reasonable efforts to notify the other party concerning the presence of any material non-compliance with Environmental Laws or Hazardous Materials on or under the Facility of which the notifying party has knowledge; provided, however, that, unless required by Legal Requirements, the parties shall otherwise maintain such information confidential.

ARTICLE IX

OTHER FINANCIAL MATTERS

9.1 Charges. As part of the Annual Operating Budget and at other times as determined by Manager, acting reasonably, Manager will establish the overall rate structure of the Facility, including residency room charges, charges for all ancillary services, and charges for supplies, medication, and special services performed by Facility personnel. All such charges shall take into account the financial obligations of the Facility, the level of rates at other comparable facilities, and the importance of providing housing, services and care at a competitive rate.

9.2 Tax Status. Subject to the provisions of this Agreement, Manager shall use commercially reasonable efforts to cause the Facility to be operated in a manner to best assure that Owner and the Facility receive all benefits of federal, state [provincial], county, municipal and city or district tax exemptions and/or credits available thereto. Manager shall provide Owner any reasonably available data in its possession relating to the Facility which Owner or its Affiliates may need for the preparation of federal and state [provincial] tax returns. Manager shall provide such information upon request by the Owner and in a timely manner so that Owner and its Affiliates shall have sufficient time to prepare and file any necessary tax returns. Manager shall not be responsible for the preparation of Owner’s or its Affiliates’ federal or state [provincial] tax returns.

9.3 Employee Withholding. Manager shall use diligent and good faith efforts to comply with all Legal Requirements concerning the withholding of taxes and other deductions from employee wages.

9.4 Certain Provisions Regarding Currency Matters. In the absence of any contrary provisions in this Agreement, any monetary calculations or payments that are required under this

Agreement and that relate solely to this Facility, including with respect to the ANOI, Expected ANOI, Gross Revenues, Base Management Fee, or Facility Expenses, shall be made in the Applicable Local Currency and all other payments and calculations required under this Agreement shall be made in US Dollars.

ARTICLE X

GENERAL COVENANTS AND OWNER AND MANAGER OBLIGATIONS

10.1 Covenants Not to Hire. It is expressly understood and agreed by Owner and Manager that, during the Term and [FOR CANADIAN FACILITIES: , except as expressly provided herein in respect of Facility Employees,] for a period of one year thereafter, each party shall not, and shall not permit any Affiliate, directly or indirectly, to hire, employ, offer to employ, contract with, induce to terminate the employment of, attempt to hire, or in any way contact regarding employment, any person employed by the other party without the written consent of the party acting as the employer, it being understood and agreed that, in the event of termination of this Agreement, for any reason whatsoever, both parties shall fully cooperate with one another to ensure a smooth transition of management.

10.2 Owner’s Obligations. Owner hereby agrees to comply with all of the provisions of this Agreement applicable to it and to perform all obligations of Owner as otherwise set forth herein. Owner further agrees to take all steps reasonably necessary to facilitate Manager’s provision of management services hereunder, and to ensure, consistent with the provisions herein, that Owner, Owner’s employees and agents provide necessary assistance and cooperation to Manager in connection with Manager’s provision of management services hereunder.

10.3 Financing of the Facility.

(a) Manager shall use commercially reasonable efforts to cooperate with Owner, as may be reasonably requested by Owner, to obtain financing or replacement financing (as applicable) for the Facility on favorable terms (e.g., providing prospective Mortgagees with information about Manager generally available to the public from a publicly traded company, and/or contacting prospective Mortgagees at the request and on behalf of Owner with whom Manager has business relationships). Owner shall have the right to encumber all of the assets that comprise the Facility, any part thereof, or any interest therein, including the land on which the Facility is located, the Facility building and all improvements thereto and all FF&E and equipment and operating supplies placed in or used in connection with the operation of the Facility as contemplated in any Facility Mortgage that is entered into by Owner; provided, however, that Owner shall use its commercially reasonable efforts to cause any such Mortgagee to grant reasonable non-disturbance to Manager pursuant to Section 18.3. The amount of any replacement first mortgage financing encumbering the Facility shall not exceed (i) seventy-five percent (75%) of the fair market value of the Facility or (ii) if the Facility Mortgage is secured by the Facility and one or more other facilities to which the Master Agreement applies and which are owned by Owner and managed by Manager or its Affiliates, seventy-five percent (75%) of the fair market value of the Facility and each of such other facilities on an aggregate basis, in each case as determined by a licensed real estate appraiser reasonably approved by Manager.

(b) If Owner, at its discretion, shall obtain replacement financing and encumber its interest in the Facility by a new Facility Mortgage, Owner shall furnish Manager with the post office address where notices may be served upon such new Mortgagee, in which case:

(1) Simultaneously with the giving of any notice of default or termination to Owner, Manager will send a copy of such notice by registered or certified mail to such Mortgagee.

(2) Manager will not exercise its right of termination hereunder with respect to any default by Owner if, within any applicable cure period for such default, such Mortgagee gives Manager written notice of its intention to cure such default and cures such default within the applicable cure period.

(c) Manager will not unreasonably refuse to consent to any requested modifications or amendments to this Agreement if required by a proposed Mortgagee as a condition to making a Facility Mortgage loan to Owner on its interest in the Facility, provided that such modification or amendment does not diminish the amount or formula for the fees or reimbursements becoming due to Manager hereunder, does not subordinate (unless non-disturbance in the form and substance acceptable to Manager, acting reasonably, is granted to Manager) Manager’s interest to the Facility Mortgage and does not otherwise materially and adversely affect Manager’s rights and interest under this Agreement. Notwithstanding the foregoing, the terms of this Section 10.3(c) are expressly subject to the terms of Section 10.3(d) below and, accordingly, Manager shall execute any requested modifications or amendments to this Agreement if requested by a proposed Mortgagee as a condition to making a Facility Mortgage loan to Owner, provided the terms of any such amendment or modification are commercially reasonable for senior housing communities similar in nature and ownership structure to the Facility or to the other facilities to which the Master Agreement applies. Any determination of whether any amendment or modification requested by an agency lender is commercially reasonable shall take into account the dominance of agency lenders (including Fannie Mae and Freddie Mac) in the financing of senior housing communities, the terms customarily required by such agency lenders in connection with mortgage loans secured by senior housing communities similar in nature and ownership and management structure to the Facility or to the other facilities to which the Master Agreement applies, the then current availability of mortgage financing for assets similar to the Facility, the then current reputation and financial condition of SSLI and its Affiliates and the conditions of the financial and financing markets in general. Manager shall not be required to execute any such amendment or modification that adversely alters the formula for, or amount of, Manager’s compensation, unless Ventas SSL or another creditworthy Affiliate thereof agrees to compensate Manager for such change. If the Manager so requests, during the amendment and modification process with the proposed Mortgagee, (i) Owner shall use good faith efforts to provide Manager reasonable opportunities to discuss and negotiate any such requested amendment or modification with the proposed Mortgagee to the extent Manager believes in good faith such amendment or modification is not commercially reasonable, and (ii) to the extent that Owner, in its good faith judgment, concurs that such amendment or modification is not commercially reasonable, Owner shall use good faith, commercially reasonable efforts to assist Manager in seeking a commercially reasonable outcome to such dispute; provided that such negotiations do not delay closing of the proposed financing and do not result in additional cost to Owner other than incremental legal fees, and provided further that Manager acknowledges that Owner’s view of what constitutes a commercially reasonable outcome may differ from Manager’s, and Manager agrees that Owner (1) shall not be obligated to ensure any particular outcome, (2) shall have no obligation to incur any cost in connection with or as a result of such negotiation (other than incremental legal fees), or to accept or agree to any changes in the economic terms of its proposed financing, and (3) shall have no liability in the event that the proposed Mortgagee does not agree, in whole or in part, to Manager’s preferred outcome.

(d) Manager shall execute such documents containing such terms as requested by a proposed Mortgagee as a condition to making a Facility Mortgage loan to Owner, provided the terms of any such document are commercially reasonable for senior housing communities similar in nature and ownership structure to the Facility or to the other facilities to which the Master Agreement applies. Any determination of whether any amendment or modification requested by an agency lender is commercially reasonable shall take into account the dominance of agency lenders (including Fannie Mae and Freddie Mac) in the financing of senior housing communities, the terms customarily required by such agency lenders in connection with mortgage loans secured by senior housing communities similar in nature and ownership and management structure to the Facility or to the other facilities to which the Master Agreement applies, the then current availability of mortgage financing for assets similar to the Facility, the then current reputation and financial condition of SSLI and its Affiliates and the conditions of the financial and financing markets in general. Manager shall not be required to execute such documents that adversely alter the formula for, or amount of, Manager’s compensation, unless Ventas SSL or another creditworthy Affiliate thereof agrees to compensate Manager for such change. If the Manager so requests, during the documentation process with the proposed Mortgagee, (i) Owner shall use good faith efforts to provide Manager reasonable opportunities to discuss and negotiate any such requested documentation with the proposed Mortgagee to the extent Manager believes in good faith such documentation is not commercially reasonable, and (ii) to the extent that Owner, in its good faith judgment, concurs that such documentation is not commercially reasonable, Owner shall use good faith, commercially reasonable efforts to assist Manager in seeking a commercially reasonable outcome to such dispute; provided that such negotiations do not delay closing of the proposed financing and do not result in additional cost to Owner other than incremental legal fees, and provided further that Manager acknowledges that Owner’s view of what constitutes a commercially reasonable outcome may differ from Manager’s, and Manager agrees that Owner (1) shall not be obligated to ensure any particular outcome, (2) shall have no obligation to incur any cost in connection with or as a result of such negotiation (other than incremental legal fees), or to accept or agree to any changes in the economic terms of its proposed financing, and (3) shall have no liability in the event that the proposed Mortgagee does not agree, in whole or in part, to Manager’s preferred outcome.

(e) Manager acknowledges and agrees that Manager shall be required to meet the requirements of any Mortgagee regarding the Facility which are within the scope of Manager’s duties under this Agreement (provided that Manager has received written notice of such requirements), and to the extent that any Mortgagee imposes restrictions on the operations of the Facility or obligations upon Owner which are greater than those set forth in this Agreement, the terms and conditions of the Facility Mortgage and other loan documents with such Mortgagee evidencing or securing such financing (collectively, the “Loan Documents”)

shall control, and, upon written notice from Owner as to the requirements thereof (which written notice may be provided by delivering copies of such Loan Documents to Manager), Manager agrees to comply with those obligations under the Loan Documents which are within the scope of Manager’s duties under this Agreement and to execute an amendment to this Agreement reflecting any such additional obligations or duties required by the Loan Documents; provided, however, that (i) any such additional duties or obligations shall be subject to Manager’s reasonable ability to perform, (ii) nothing herein, other than as provided in this Section 10.3 or in Section 18.3, shall imply any obligation that Manager subordinate its interest in the Facility under this Agreement to any Facility Mortgage, (iii) no budgetary or other restriction which might be imposed by any Mortgagee shall in any way impair Manager’s ability to maintain all appropriate licenses for the Facility nor expose the Manager to any potential liability for inadequate care, (iv) nothing in the Loan Documents shall impair, reduce or eliminate (although it may delay) Manager’s right, if any, to recover the Refinancing Fee from the Owner (defined in Section 10.4 below) or the Asset Disposition Fee from the Owner (defined in Section 10.5 below) in the case of an Owner Event of Default, even if such default is caused by Owner’s compliance with the Loan Documents, and (v) Manager shall be appropriately compensated by Owner to the extent that the Loan Documents require a higher level of service by Manager than contemplated hereunder. Manager acknowledges receipt of the financing terms against the Facility as of the Amendment Date and that the obligations therein shall not give rise to any additional compensation as contemplated in this Section 10.3 and Manager acknowledges compliance by Owner with the provisions of this Section 10.3 in respect thereof as of the Amendment Date.

(f) Owner shall not exercise any rights it may have under any Facility Mortgage or the other documents and instruments evidencing and securing such financing to unilaterally terminate this Agreement in the absence of any Manager Event of Default or other termination rights arising under this Agreement (including, without limitation, any Manager Event of Default relating to the failure to comply with the requirements of this Section 10.3) or the Master Agreement or as requested or directed by the applicable lender.

10.4 Refinancing Fee. In the event Owner requests Manager or its Affiliates to arrange financing or replacement financing for the Facility, Manager shall be paid a fee (the “Refinancing Fee”) equal to one percent (1%) of the gross loan amount upon the closing of any financing or refinancing of the Facility to compensate Manager for its efforts in arranging such financing or refinancing, plus reimbursement of any expenses incurred to conduct due diligence in connection with the financing or refinancing (whether or not requested by Owner).

10.5 Asset Disposition Fee. In the event Owner requests Manager to arrange a sale of the Facility, Manager shall be paid a fee (the “Asset Disposition Fee”) upon the sale of the Facility equal to one percent (1%) of the gross sales price, plus reimbursement of any expenses incurred to conduct due diligence in connection with the sale (whether or not requested by Owner).

10.6 Quiet Enjoyment. Owner covenants that, so long as Owner or its Affiliates have not terminated this Agreement by reason of (i) a Manager Event of Default under this Agreement, or (ii) the exercise by Owner or its Affiliates of any right of Owner or its Affiliates to terminate this Agreement under any other Section of this Agreement or the Master Agreement,

Manager shall quietly hold, occupy and enjoy the Facility throughout the Term hereof free from hindrance or ejection by Owner or other party claiming under, through or by right of Owner. Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupancy except those resulting from any act or failure to act on the part of Manager.

10.7 Manager’s Obligations. Manager hereby agrees to comply with all of the provisions of this Agreement applicable to it and to perform all obligations of Manager as otherwise set forth herein.

ARTICLE XI

REPAIRS, MAINTENANCE AND REPLACEMENTS

11.1 Routine Repairs and Maintenance. Manager shall maintain the Facility in good repair and condition and in conformity with applicable Legal Requirements (or in conformity with Manager’s Standards, if higher), and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed consistent with Manager’s System and GAAP, as it, from time to time, deems necessary for such purposes, in accordance with the Approved Budget. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and treated as a Facility Expense. All repairs shall be made in a good, workmanlike manner, consistent with Manager’s Standards, in accordance with all applicable Legal Requirements relating to such work.

11.2 Capital Expenditures.

(a) Commencing with the Approved Budget for calendar year 2012, the Approved Budget shall contain on a quarterly basis appropriate line items, in addition to the notional FF&E Reserve, to cover the cost of the following (“Capital Expenditures”):

(1) Replacements, renewals and additions to FF&E as required to meet Manager’s Standards and Legal Requirements; and

(2) All other capital projects and/or items not provided for in Section 11.1, including, without limitation, (i) renovations, replacements and maintenance to the Facility which are included in the Approved Budget and which are normally capitalized consistent with Manager’s Standards and GAAP such as flooring in common areas and full replacement of roofs and parking areas, and (ii) any other expenses necessary for alterations, improvements, renewals or replacements to the Facility building’s structure or exterior facade or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation systems which are classified as capital expenditures under GAAP.

(b) With respect to any Capital Expenditure not included in the Approved Budget, including any change in scope or substitution of $5,000.00 or greater, Manager will submit a written request for same to Owner, detailing Manager’s Capital Expenditures for the year to date, together with reasonable information outlining the need to expend funds for additional Capital Expenditures not included in the Approved Budget. Manager shall not in any case be required to advance its own funds for such expenditures. Owner will respond with its approval or disapproval within thirty (30) days after such submission by Manager. If Owner does not respond to such request within thirty (30) days of its receipt of such request, consent shall be deemed denied.

(c) Manager shall from time to time make such: (1) replacements and renewals to the Facility’s FF&E of the nature described in Section 11.2(a)(1); and (2) replacements or renovations to the Facility building of the nature described in Section 11.2(a)(2), as it deems necessary, up to the amount set forth in the Approved Budget. No expenditures shall be made in excess of said budgeted amounts without the written approval of Owner, except as provided in Section 11.2(e). Manager shall be authorized to take appropriate remedial action without receiving Owner’s prior approval, to remedy or respond to any Emergency Requirements but Manager shall notify Owner promptly following such action including the amount spent and the nature of the emergency. Proceeds from the sale of FF&E no longer necessary to the operation of the Facility shall be deposited in the Operating Account. Proceeds from the disposition of FF&E shall not be included in Gross Revenues. Subject to the Approved Budget, Manager is authorized to lease (rather than purchase) shuttle vans, postal machines, photocopiers and other office equipment. Lease payments with respect to such leases shall be paid from Gross Revenues and will be a Facility Expense. It is understood that Manager shall not be required to guarantee or otherwise stand behind lease obligations.

(d) For the budget for calendar year 2012 and each subsequent year, Manager shall prepare an annual estimate on a quarterly basis (the “Capital Budget”) of the Capital Expenditures necessary for the Facility. Unless otherwise approved by Owner, for all projects and/or items requiring an expenditure of $5,000.00 or greater, the Capital Budget shall provide on an aggregated line item basis (i) reasonable detail describing the nature and type of capital project or item and its location within the Facility in such detail at least equal to the detail provided in the 2010 Approved Budget, and (ii) all related costs and expenditures associated with such capital project and/or item. Manager shall submit such Capital Budget to Owner for Owner’s approval at the same time the Annual Operating Budget is submitted. Owner shall not unreasonably withhold its consent with respect to such proposed Capital Expenditures as are: (1) required, in Manager’s reasonable judgment, to keep the Facility in a competitive, efficient and economical operating condition, (2) reasonably required to achieve material compliance with any applicable Legal Requirements or otherwise reasonably required for the continued safe operation of the Facility, or (3) renovations or replacements of portions of the Facility with respect to which it is no longer reasonably prudent to perform only routine maintenance in order to keep the Facility in good condition and repair, consistent with Manager’s Standards. In addition, for the budget for calendar year 2012 and each subsequent year, the Capital Budget shall include an estimate of any unused amounts allocated to the Capital Budget for the immediately preceding year.

(e) In the event of the receipt by Manager of an order or notice from a Governmental Authority pertaining to a violation or potential violation of any applicable Legal Requirement (any such order or notice, a “Violation Notice”), or information indicating a circumstance involving the continued safe operation of the Facility, Manager shall give Owner notice thereof within five (5) Business Days thereafter or sooner if circumstances reasonably warrant. Manager shall be authorized to take reasonable and appropriate remedial action without receiving Owner’s prior consent and, as reasonably necessary, to expend funds not provided for in the Approved Budget, as follows: (i) in an emergency threatening the Facility, its Residents, invitees or employees, such action and/or expenditure as may be necessary to eliminate the circumstances giving rise to such emergency or (ii) with respect to any condition not resulting from a breach of this Agreement by Manager if the continuation of such condition will subject Manager and/or Owner to regulatory, civil, or criminal liability, and Owner has either failed to remedy the situation or has failed to take appropriate legal action to stay the effectiveness of any such law, ordinance, regulation or order, such action and/or expenditure as may be necessary to stay the implementation of any such law, ordinance, regulation or order. Manager shall, as soon as reasonably practical under the circumstances, but in no event later than five (5) days after such actions are taken or expenditures made, notify Owner of any action that it may have taken and any costs it may have paid or incurred under this Section 11.2(e), which notice shall include a description of the unforeseen or special circumstances giving rise to such action or expenditures, and shall cooperate with Owner in the pursuit of any such action and shall have the right to participate therein. Owner shall reimburse Manager for any such costs incurred by Manager in connection with any such remedial action within ninety (90) days after Owner’s receipt of written notice from Manager of the amount of such costs.

(f) For calendar year 2012 and each subsequent year, Manager shall provide, on a quarterly and year-to-date basis, reasonably detailed quarterly reports of the actual Capital Expenditures undertaken for the current quarter against the applicable quarter in the Approved Budget and any other prior reporting with respect to Capital Expenditures from Manager, without depreciation, based on invoices and with copies of the invoices provided, including but not limited to explanations of cost variances, material changes to Manager’s underlying assumptions, delays in project timing, and any other information Owner may reasonably request. Additionally, such reporting shall include a reconciliation and reasonable detail of the Capital Expenditures incurred to date. For periods prior to the commencement of calendar year 2012, Manager shall (1) provide copies of invoices for Capital Expenditures on a quarterly basis and otherwise upon request, together with the foregoing reports to the extent such reporting is practicable under Manager’s accounting systems in effect as of the Amendment Date, (2) provide, on a quarterly basis, a report describing the status of ongoing Capital Expenditure projects substantially similar in form and substance to the report attached hereto as Exhibit H, and (3) use commercially reasonable efforts to provide to Owner, from time to time upon Owner’s reasonable request, a report summarizing the status of ongoing Capital Expenditure projects on a line item basis for the Facility, it being understood that, with respect to the reports described in this clause (3), Manager’s use of “commercially reasonable efforts” shall take into account Manager’s then-current capabilities to provide the applicable report.

(g) Manager and Owner shall use commercially reasonable efforts to prevent any liens from being filed against the Facility which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Facility. Manager shall not file any lien against the Facility. For any lienable work or materials the cost of which exceeds $10,000.00, individually, or in the aggregate as to any vendor or contractor, or as otherwise required under any applicable Loan Documents, Manager shall obtain appropriate sworn statements and lien waivers, and other relevant documents as a condition to payment of Capital Expenditures. Manager and Owner shall cooperate fully in obtaining the release of any such liens, and the costs thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

(h) As used in this Section 11.2, “Ordinary Course CapX Project” means (i) any proposed Capital Expenditure the cost of which is estimated not to exceed $100,000.00 and (ii) any carpet installation or replacement, regardless of the estimated cost of such replacement. Manager shall be responsible for soliciting bids and providing design services with respect to Capital Expenditures as reasonably appropriate for the scope of each particular project and otherwise in accordance with Manager’s Standards. Manager shall be entitled to reasonable procurement and design fees for procurement and design services actually performed by Manager with respect to Capital Expenditures, not to exceed market rates, and if so requested by Owner from time to time, Manager shall provide evidence reasonably satisfactory to Owner that any such fees charged by Manager do not exceed market rates. The Manager and Owner acknowledge and agree that, as of the Amendment Date, 12% is the market rate for procurement fees and the market rates for design fees are on an inverse sliding scale based on the cost of the applicable work, with a maximum of 10%. For any Ordinary Course CapX Project, Manager shall also provide construction management services as reasonably appropriate for the scope of each such particular project and otherwise in accordance with Manager’s Standards, and Manager shall not be entitled to any additional fee for such construction management services in connection with any Ordinary Course CapX Project. Owner shall be responsible for hiring a project manager to provide construction management for any Capital Expenditure project which is not an Ordinary Course CapX Project. If Manager desires to act as construction manager for any proposed Capital Expenditure project which is not an Ordinary Course CapX Project, Manager shall provide a written proposal to Owner specifying the nature of the construction management services to be provided and the fees Manager proposes to charge for such construction management services. Owner may, but shall not be obligated to, engage Manager for such purpose, on the terms proposed by Manager or such other terms as the parties shall mutually agree.

11.3 Owner to Provide Funds. Owner shall ensure that the Operating Account has sufficient funds or overdraft (or other) capacity to meet all Facility Expenses, and shall also ensure that the Operating Account has sufficient funds or overdraft (or other) capacity to meet all Capital Expenditures in the approved Capital Budget or approved pursuant to Section 11.2(b) as they are incurred or become due. This obligation shall continue throughout the Term without regard to the sufficiency of Gross Revenues, or the existence of any Manager Event of Default hereunder. It is anticipated that this obligation will be met by Manager, on Owner’s behalf, paying Facility Expenses, from the Operating Account, then, if such funds are insufficient, from funds provided by Owner. Any Capital Expenditures in the Approved Budget or otherwise approved pursuant to Section 11.2(b) shall be provided first from the Operating Account, then from funds provided by Owner. It is specifically agreed that Manager has no obligation hereunder to provide either funds or its credit for the benefit of Owner. However, the parties acknowledge that residents, employees, contractors, suppliers and other Third Parties doing business with the Facility may rely upon the credit, good name, and reputation of Manager. Therefore, timely compliance by Owner with its obligations under this Section 11.3 is material in every respect and time is of the essence. Although it has no such obligations hereunder, if Manager, in order to see to the orderly continuance of operations of the Facility (in the absence of Gross Revenues or funds from Owner, after notice, for such purpose), should elect to advance funds to pay Facility Expenses or to provide necessary working capital, such advances will constitute unsecured loans to Owner, will be immediately due and payable, and will bear interest at the rate set forth in Section 14.5 until paid. Manager may deduct any such amounts from any distributions due Owner.

ARTICLE XII

INSURANCE; DAMAGE; CONDEMNATION; FORCE MAJEURE

12.1 General Requirements.

(a) Manager, in Manager’s name, shall negotiate with independent insurance companies of recognized responsibility a contract or contracts for, and keep in full force and effect, policies of insurance that are commercially available and of the type, extent, amount and cost of coverage that is consistent with sound management of the Facility, insuring Owner, Manager and the Facility against the risks customarily insured against for such a facility, all in accordance with Manager’s Standards (the “Insurance Program”); provided, however that Owner shall have the right to obtain insurance coverage for any one or more lines of insurance coverage identified on Exhibit D if Owner is able to obtain such coverage on terms that are more economical than those obtained by Manager and if such coverage is at least equal to that proposed by Manager, as provided in Section 12.1(b). The cost of such insurance shall be included in the Approved Budget as a Facility Expense. As of the Amendment Date, the minimum coverages required to be obtained and maintained under the Insurance Program shall include the requirements set forth on Exhibit D attached hereto.

(b) Annually during the term of this Agreement, the Insurance Program shall be reviewed by Manager and Owner in consultation with each other. Not less than one hundred fifty (150) days prior to the expiration of the then-existing Insurance Program, Manager shall submit a pro forma estimate of its proposed Insurance Program for the next year to Owner for review, which proposal shall include coverage levels and cost allocations for all such levels of insurance coverage. The Owner shall then have thirty (30) calendar days to elect to either (1) accept Manager’s proposed Insurance Program in its entirety or (2) obtain an Insurance Program (in its entirety or as to any one or more individual lines of insurance coverage under Manager’s Insurance Program) with levels of insurance coverage reasonably acceptable to Manager and Owner and consistent with the minimum levels of coverage and limits set forth on Exhibit D. If Owner elects to obtain some, but not all required insurance lines, then Manager shall provide coverage for those lines (but not portions of lines) of Manager’s Insurance Program not selected by Owner (it being understood that, for purposes hereof, any insurance lines that are only offered in tandem shall be considered a single insurance line). Further, the decision by Owner to obtain independent insurance coverage for all or any one or more lines of insurance for the next Insurance Program year shall be irrevocable for the policy period of the respective insurance policies that comprise Manager’s Insurance Program for that program year. Owner may re-enter Manager’s Insurance Program (or any applicable line thereof) at the beginning of a subsequent Insurance Program year by providing one hundred and twenty (120) days notice to Manager. The amount of any insurance deductibles paid by Owner (or by Manager on Owner’s behalf out of Gross Revenues) shall be a Facility Expense. Neither Manager nor its Affiliates shall be required to pledge their credit in order to obtain any letters of credit issued to the insurance carriers in connection with any insurance policies.

(c) Notwithstanding the foregoing, Manager (or Owner as to any line of insurance which Owner elects to provide under clause (2) in the previous paragraph) will use commercially reasonable efforts to maintain insurance coverage types and amounts as reasonably required by any third-party lender, the cost of which shall be a Facility Expense, provided that such coverage types and amounts do not fall below those set forth on Exhibit D attached hereto, and further provided that in no event will Manager’s inability to obtain insurance coverages required by a third-party lender be a default which entitles Owner to terminate this Agreement. The cost of such insurance (whether obtained by Manager or Owner) will be included in the Approved Budget as a Facility Expense.

(d) Unless Manager provides prior written notice to Owner at least thirty (30) days prior to the expiration of any policy of insurance or any pending non-renewal thereof, during the Insurance Program, Manager shall use its diligent good faith efforts to maintain in effect, without any gap in coverage, policies of insurance required by this Section 12.1. As soon as practicable following the expiration of any policy of insurance required hereby, Manager shall provide Owner with a certificate or certificates evidencing new insurance as required under this Section 12.1. Such insurance shall be cancelable or materially changed only upon not less than ninety (90) days prior written notice by the insurer to the named insured and Owner.

(e) Exhibit D may be amended from time to time by Manager with Owner’s consent. If Owner does not respond to a written notice requesting consent to such a change within thirty (30) days of their receipt of such request, consent shall be deemed granted.

(f) Manager may, at any time, if Manager, in Manager’s judgment, determines it necessary for the proper operation of the Facility, amend or cancel an insurance program in effect and obtain replacement insurance consistent with the requirements of Exhibit D and this Section 12.1.

12.2 Blanket Policies. All insurance described in Section 12.1 may be obtained by Manager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies fulfill the requirements specified herein.

12.3 Risk Management. One of the responsibilities of Manager shall be to provide risk management consultation and recommendations with respect to the Facility.

12.4 Damage and Repair.

(a) If, during the Term, the Facility is damaged by a Minor Casualty, Manager shall, with all reasonable diligence, proceed to process the claim with the applicable insurance carriers, including settling such claim, and to make the necessary arrangements with appropriate contractors and suppliers to repair and/or replace the damaged portion of the Facility. Owner’s consent shall not be needed for Manager to perform any of the foregoing, all of which shall be performed in accordance with Manager’s reasonable judgment and Manager’s Standards; provided, however, that the parties agree that the standard for such repair and/or replacement shall be to repair and/or replace the damaged portion of the Facility to levels of quality and quantity that are equal to those that existed with respect to such portion of the Facility prior to the occurrence of the damage at issue. Owner agrees to sign promptly any documents which are necessary to process and/or adjust the claim with the insurance carriers, as well as any contracts with such contractors and/or suppliers. If construction services are provided by Manager at the request of Owner (which Owner shall not be required to do), Manager shall be entitled to receive a construction management fee equal to five percent (5%) of the total cost of all work undertaken pursuant to this Section 12.4, provided that the same is payable from insurance proceeds covering the cost of such repairs and/or replacements. Notwithstanding the foregoing, Manager is authorized, without first obtaining Owner’s consent, to take whatever steps are needed to repair a Minor Casualty which creates a threat to the health or well-being of the residents or potential for further damage to the Facility if not immediately corrected.

(b) If, during the Term, the Facility suffers a Total Casualty, this Agreement shall be terminable at the option of either party upon ninety (90) days’ written notice to the other party. Such notice must be sent within thirty (30) days after the date of the Total Casualty.

(c) If, during the Term, the Facility is damaged by fire, casualty or other cause to a greater extent than a Minor Casualty, but not to the extent of a Total Casualty, Owner shall, at its cost and expense and with all reasonable diligence, repair and/or replace the damaged portion of the Facility to the same condition as existed previously. Manager shall have the right to discontinue operating the Facility to the extent it deems necessary to comply with applicable Legal Requirements or as necessary for the safe and orderly operation of the Facility. To the extent available, proceeds from the casualty insurance described in Section 12.1 of this Agreement shall be applied to such repairs and/or replacements. If Owner fails to so promptly commence and complete the repairing and/or replacement of the Facility so that it shall be substantially the same as it was prior to such damage or destruction, such failure shall be a default by Owner and shall, if not cured by Owner within the applicable notice and cure period referenced in Section 14.1(b), be an Owner Event of Default. The parties agree that, if Owner is obligated to utilize such available insurance proceeds to repay any obligations pursuant to any Facility Mortgage, then Owner shall be entitled to an equitable extension of time (in which Owner has to fulfill its obligations pursuant to the provisions of this Section 12.4(c)) that is sufficient to allow Owner to obtain the necessary funding to replace such spent insurance proceeds and to make the repairs and/or replacements required hereunder. The parties further agree that Owner’s obligations to repair and/or replace pursuant to the provisions of this Section 12.4(c) shall be subject to Owner’s ability to obtain such entitlements and/or other approvals of a Governmental Authority as may be necessary to undertake such repair and/or replacement; provided, however, that Owner shall undertake good faith efforts to obtain such entitlements and/or approvals.

12.5 Condemnation.

(a) In the event all or substantially all of the Facility shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Facility shall be so taken, but the result is that it is unreasonable to continue to operate the Facility in accordance with the standards required by this Agreement, this Agreement shall terminate effective as of the date of such taking or similar proceeding. Owner and Manager shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled and as their interests may appear.

(b) In the event a portion of the Facility shall be taken by the events described in Section 12.5(a), or the entire Facility is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Facility, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Facility equivalent to its condition prior to such event shall be used by Owner for such purpose; and Manager shall have the right to discontinue operating the Facility or portion of the Facility to the extent it deems necessary for the safe and orderly operation of the Facility. Any award in excess of the amount used in accordance with the prior sentence shall be the property of Owner.

12.6 Material Adverse Orders Restricting Operations. If an order, judgment or directive by a court or administrative body is issued in connection with any litigation involving Owner, which restricts or prevents Manager, in a material adverse manner, from operating the Facility in accordance with Manager’s Standards, Manager shall be entitled, at its option, to terminate this Agreement upon sixty (60) days’ notice; provided, however, that Manager shall (if it so elects) deliver such notice of termination to Owner by no later than ninety (90) days after Manager receives notice of the issuance of such order, judgment or directive (or, if such order, judgment or directive is appealed, within ninety (90) days after Manager receives notice of the final disposition of such appeal) and such notice of termination shall cease to be effective if, prior to the effective date thereof, such order, judgment or directive ceases to have such material adverse effect on the Manager.

ARTICLE XIII

TERMINATION OF AGREEMENT

13.1 Termination.

(a)	This Agreement shall automatically terminate at the end of the Term.

(b)	This Agreement may be terminated prior to the expiration of the Term by:

(1)	the mutual written consent of the Owner and the Manager;

(2)	Owner, pursuant to the provisions of Section 14.2;

(3)	Manager, pursuant to the provisions of Section 14.3; or

(4)	Owner or its Affiliates, pursuant to the terms of the Master Agreement.

13.2 Transition upon Termination.

Upon termination of this Agreement for any reason, Manager agrees to cooperate in transferring operational control of the Facility to Owner or a successor manager. Without limiting the foregoing, upon termination of this Agreement the following provisions shall apply:

(a) Manager shall deliver to Owner a final accounting, reflecting the balance of income and expenses of the Facility as of the date of termination, as soon as reasonably possible, but not later than one hundred twenty (120) days after such termination.

(b) Manager shall (i) cooperate, at Owner’s election, in either (1) terminating the signature authority of Manager or employees of Manager or its Affiliates with respect to bank accounts for the Facility held in Owner’s name and substituting signatories designated by Owner or (2) closing bank accounts for the Facility held in Owner’s name upon clearance of outstanding checks and other payables; provided that any portfolio operating accounts which are used for both the Facility and one or more other Facilities for which the applicable Management Agreements (as such term is defined in the Master Agreement) are not being terminated shall either be kept open or Owner shall cooperate to establish new portfolio accounts for such other Facilities; and (ii) deliver to Owner any balance of monies of Owner or resident deposits, or both, held by Manager with respect to the Facility; in each case as soon as reasonably possible, but not later than one hundred twenty (120) days after such termination.

(c) Manager shall turn over to Owner all facility information of any kind reasonably necessary for Owner or a new manager to continue to operate the Facility, including, but not limited to, information of any kind pertaining to residents of the Facility, sales, contracts, leases, resident agreements, tenant correspondence, files, receipts for deposits, unpaid bills and other information which pertains in any way to the Facility, subject to compliance with Legal Requirements and in any case excluding Manager’s proprietary manuals, as soon as reasonably possible, but not later than one hundred twenty (120) days after such termination.

(d) Intentionally Omitted.

(e) Upon termination, Manager shall assign to Owner or Owner’s designee, and Owner or Owner’s designee shall accept such assignment, all contracts and orders as may be in Manager’s name relating solely to the operation of the Facility (and not to any other Facilities) and as permitted by any such contract or order and shall use reasonable efforts to obtain all consents necessary therefor in order to ensure the continued day-to-day management of the Facility in accordance with this Agreement.

(f) Manager shall transfer to Owner or Owner’s designee all of Owner’s books and records (or copies thereof to the extent that originals are not required or advisable to comply with Legal Requirements) respecting the Facility in the custody or control of Manager, necessary to ensure the orderly continuance of the operation of the Facility, but such books and records shall thereafter be available to Manager as reasonably necessary at all reasonable times, upon reasonable notice, for inspection, audit, examination and transcription for a period of seven (7) years, subject to extension with respect to particular documents as requested by Manager in advance if required to comply with litigation or any investigation, audit or review by a Government Authority that is open and active as of the end of such seven (7) year period so long as such matter remains active, subject to any extension reasonably requested by Manager with reasonable prior notice and as reasonably required to comply with litigation or any investigation, audit or review by a Governmental Authority.

(g) Manager shall cooperate reasonably in all respects to [(i)] achieve a transfer of any license and/or certificate (or to obtain a new license and/or certificate, if necessary) required in connection with the operation of the applicable Facility, [and (ii) enable Owner to purchase such tail insurance as may be advisable and appropriate, in Owner’s discretion,] but[, in connection with (i) and (ii),] Manager shall not be required to incur any monetary expenditures in connection therewith (unless Owner agrees to reimburse Manager for the same). Without limiting the foregoing, Manager shall, to the extent permitted by Legal Requirements, assign and transfer to Owner or Owner’s designee, Manager’s right, title and interest (if any) in and to all licenses, permits, and approvals (if any) used by Manager in the operation of the Facility in any and all such cases as are necessary, desirable, or advisable such that the day-to-day operations may continue in a practical and legal manner, and shall use reasonable efforts to file all necessary applications and obtain all consents necessary therefor; provided, however, Manager shall not be required to incur any monetary expenditures in connection therewith (unless Owner agrees to reimburse Manager for the same) and provided further that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Manager therefor if it has not done so already. Additionally, so as to avoid any disruption or delay of any services or amenities at the Facility, if licenses or permits held in Manager’s name cannot be transferred or cannot be transferred immediately to Owner or the successor manager, Manager agrees to enter into an interim management arrangement in form and substance reasonably acceptable to Manager, which shall lawfully permit Owner or such successor manager to continue to operate the Facility or activities of the Facility under Manager’s license or permit until the earliest of completion of the transfer, issuance of a replacement license or permit, or the one hundred eightieth (180th) day after the effective date of the termination.

(h) Manager shall provide to Owner a copy of all computer data in non proprietary machine-readable format and the transfer of any documents relating to the Facility (or copies of such documents if Manager is required by law to maintain the originals) and, if permitted under the applicable software license, provide Owner with a one-hundred twenty (120) day license for continued use of any software containing such data and information, without fee (provided, however, Manager shall not be required to incur any monetary expenditures for such temporary license which it would not otherwise have incurred unrelated to the Facility, unless Owner agrees to reimburse Manager for the same), and the right to copy such data and information, but not the software.

(i) Manager shall peaceably and quietly surrender and deliver up to Owner or Owner’s designee possession of the Facility in accordance with its obligations contained herein, with the specific intent to effectuate a smooth transition of management of the Facility to Owner or a third party so as to minimize any potential disturbance of the residents.

(j) Manager shall, upon Owner’s delivery of notice to Manager, promptly remove, or in the absence of such notice, shall remove at such time as Manager reasonably determines, all signage on the Facility bearing the Sunrise name or trademark and, in any event (i.e., regardless of whether Owner delivers notice requesting the removal of such signage), Manager shall remove all such signage no later than one-hundred twenty (120) days after such expiration or termination. Manager shall use reasonable care during any such removal and shall, at Manager’s sole cost and expense, repair any damage to the Facility caused by such removal.

(k) Manager shall not interfere with the facilitation, evaluation and employment by Owner or Owner’s designee of such of the Facility’s employees as Owner or Owner’s designee may elect and, to the extent permitted by Legal Requirements and subject to employee consent, Manager shall afford Owner or Owner’s designee, as applicable, access to all relevant personnel files, records, documents and information in Manager’s or its Affiliates’ possession, custody or control.

(l) To the extent within Manager’s possession or control, Manager shall provide to Owner originals (or, if not available, copies) of all plans and specifications for the Facility (or any element thereof) and any and all operations and maintenance manuals for the Facility (or any element thereof) and the FF&E (and any and all other equipment, systems, fixtures, improvements and machinery located in or on or related to the operations of the Facility); provided, however, in no event shall Manager be obligated to provide any of Manager’s proprietary manuals to Owner.

ARTICLE XIV

DEFAULTS

14.1 Events of Default.

(a) Each of the following shall constitute a “Manager Event of Default” after the expiration of the applicable notice and cure periods, if any, expressly provided herein, and with no additional notice or cure rights, except as expressly provided herein (it being expressly understood that, in the event no notice and cure periods are expressly provided below, it shall be an automatic Manager Event of Default if Manager does not strictly comply with and perform the applicable obligation(s) in accordance with the terms and conditions set forth for the performance of such obligation(s) in this Agreement or in such other agreement or document as may be referenced below):

(i) The failure of Manager to comply with the provisions of Section 5.1 of this Agreement and such failure continues for a period of five (5) Business Days after notice from Owner;

(ii) The failure of Manager to comply in any material respect with any of the Cash Management Policies, which failure continues for a period of five (5) Business Days after notice from Owner;

(iii) The failure of Manager to provide and deliver any record, budget, estimate or report listed in subparagraph (1), (2) or (3) of this Section 14.1(a)(iii) within the applicable time period specified in this Agreement, which failure continues for a period of fifteen (15) Business Days after written notice from Owner, such records, budgets, estimates and reports to include the following:

(1)	any and all material items or reports required to be delivered to Owner pursuant to Section 6.2 of this Agreement, other than the Financial Deliveries Requirement and the Tax Deliveries Response Requirement;

(2)	any and all budgets required to be delivered to Owner pursuant to ARTICLE VII or ARTICLE XI of this Agreement; and

(3)	any and all variance reports (as the same may be affected by the terms of ARTICLE VII) required to be delivered to Owner pursuant to Section 5.3 of this Agreement;

(iv) The failure of Manager to comply materially with the provisions of Section 6.3 of this Agreement, which failure continues for a period of fifteen (15) Business Days after written notice from Owner;

(v) The failure of Manager to timely provide the monthly information and/or financial reporting required to be delivered by the eighth (8th) Business Day of each calendar month as reflected on Exhibit E attached hereto (any and all such information and/or reports, collectively, the “8th Business Day Reports”), on or prior to the 8th Business Day of such month; provided, however, that the delivery of an 8th Business Day Report after the eighth (8th) Business Day of the applicable calendar month shall not constitute a Manager Event of Default if (A) the applicable 8th Business Day Report is delivered on or prior to the fifteenth (15th) day of the applicable calendar month, and (B) Manager has failed to deliver an 8th Business Day Report, including the 8th Business Day Report referred to in clause (A), on or prior to the eighth (8th) Business Day of a calendar month no more than twice during the calendar year in which the applicable calendar month falls; and, provided, further, that, for purposes of this Section 14.1(a)(v), in the event (1) Manager fails to deliver more than one (1) 8th Business Day Report on or prior to the eighth (8th) Business Day of an applicable calendar month, and (2) Manager delivers all such delinquent 8th Business Day Reports on or prior to the fifteenth (15th) day of such calendar month, then, for such calendar month, any and all such failures to timely deliver 8th Business Day Reports on or prior to the eighth (8th) Business Day of such calendar month shall be deemed to be one (1) failure, regardless of the number of 8th Business Day Reports not delivered on or prior to the 8th Business Day of such calendar month;

(vi) The failure of Manager to timely provide the monthly information and/or financial reporting required to be delivered by the fifteenth (15th) or twentieth (20th) day (as applicable) of each calendar month as reflected on Exhibit E attached hereto (any and all such information and/or reports, collectively, the “Other Day Reports”), on or prior to the last day for delivery of such information or reports as set forth on Exhibit E; provided, however, that the delivery of an Other Day Report after the fifteenth (15th) or twentieth (20th) day (as applicable) of the applicable calendar month shall not constitute a Manager Event of Default if (A) Manager delivers the applicable Other Day Report within two (2) Business Days after notice from Owner (which notice may be delivered via e-mail) advising Manager that the applicable Other Day Report has not been timely delivered, and (B) such failure does not cause the Aggregate Late Deliveries Limit to be exceeded; and, provided, further, that, for purposes of the Aggregate Late Deliveries Limit, in the event (1) Manager fails to deliver more than one (1) Other Day Report on or prior to the fifteenth (15th) or twentieth (20th) day (as applicable) of an applicable calendar month, and (2) Manager delivers all such delinquent Other Day Reports on or prior to the date that is two (2) Business Days after notice from Owner advising Manager that the applicable Other Day Report(s) has (have) not been timely delivered, then, for such calendar month, any and all such failures to timely deliver Other Day Reports on or prior to the fifteenth (15th) or twentieth (20th) day (as applicable) of such calendar month shall be deemed to be one (1) failure counting against the Aggregate Late Deliveries Limit, regardless of the number of Other Day Reports not delivered on or prior to the fifteenth (15th) or twentieth (20th) day (as applicable) of such calendar month;

(vii) The failure of Manager to timely provide the quarterly information and/or financial reporting required to be delivered on a quarterly basis as reflected on Exhibit E attached hereto (any and all such information and/or reports, collectively, the “Quarterly Reports”), on or prior to the last day for delivery of such information or reports as set forth on Exhibit E; provided, however, that the failure to timely deliver a Quarterly Report shall not constitute a Manager Event of Default if (A) Manager delivers the applicable Quarterly Report within three (3) Business Days after notice from Owner (which notice may be delivered via e-mail) advising Manager that the applicable Quarterly Report has not been timely delivered, and (B) such failure does not cause the Aggregate Late Deliveries Limit to be exceeded; and, provided, further, that, for purposes of the Aggregate Late Deliveries Limit, in the event (1) Manager fails to deliver more than one (1) Quarterly Report on or prior to the last day for delivery of such information or reports as set forth on Exhibit E in an applicable quarter, and (2) Manager delivers all such delinquent Quarterly Reports on or prior to the date that is three (3) Business Days after notice from Owner advising Manager that the applicable Quarterly Report(s) has (have) not been timely delivered, then, for such quarter, any and all such failures to timely deliver Quarterly Reports for such quarter on or prior to the last day for delivery of such information or reports as set forth on Exhibit E shall be deemed to be one (1) failure counting against the Aggregate Late Deliveries Limit, regardless of the number of Quarterly Reports for such quarter not delivered on or prior to the last day for delivery of such information or reports as set forth on Exhibit E;

(viii) The failure of Manager to comply with the Financial Deliveries Response Requirement in accordance with Section 6.2(a) above;

(ix) The failure of Manager to comply with the Tax Deliveries Response Requirement in accordance with Section 6.2(b) above;

(x) The occurrence of any of the following: (A) with respect to any Legal Requirement pertaining to resident care, resident safety or any of the permits and/or licenses that are necessary to operate the Facility as a senior housing community, the failure of Manager to timely provide notice to Owner as and when required by the first sentence of Section 11.2(e), read without reference to “information indicating a circumstance involving the continued safe operation of the Facility,” or (B) with respect to any other requirement of the first sentence of Section 11.2(e), read without reference to “information indicating a circumstance involving the continued safe operation of the Facility,” any material failure by Manager to timely provide notice to Owner as and when required by such sentence;

(xi) The failure of Manager to materially comply with the Litigation Deliveries Requirement in accordance with Section 15.1(b) below;

(xii) The occurrence of any of the following: (A) the failure of Manager to either (1) timely comply with Manager’s material obligations under the provisions of Section 10.3 (it being understood that the terms of this clause (1) are expressly subject to the terms of the following clause (2)), or (2) in those instances in which Manager is required to deliver any information, reports, documentation or any other submission to Owner pursuant to Manager’s obligations under Section 10.3, the Manager’s failure to do so on or prior to the date that is three (3) Business Days prior to the date on which Owner must deliver such information, reports, documentation or submission (as applicable) to Owner’s lender and the Owner has provided reasonable notice to Manager of such Owner obligation to its lender that permits Manager to comply with such three (3) Business Day advance delivery obligation to Owner, or (B) in the event the “Manager” (as such term is defined in the applicable Related Management Agreement) under the Related Management Agreement for any of the other Facilities that secure the mortgage loans to which the obligations in Section 10.3 pertain commits either of the failures described in the preceding clause (A) under the applicable Related Management Agreement, it shall constitute a Manager Event of Default under this Agreement;

(xiii) The failure of Manager at any time to maintain the insurance required to be maintained pursuant to ARTICLE XII if such insurance is placed by Manager; provided, however, that the failure to maintain required insurance shall not be a Manager Event of Default if the required insurance is not commercially available at reasonable rates and insurance coverage has been obtained which is as close to the required coverage as is reasonably available; and, provided further, that any immaterial variances in the scope of the required coverage shall not constitute a Manager Event of Default;

(xiv) The occurrence of (A) the receipt by Manager or Owner of written notice of any pending or threatened action by a Governmental Authority (or other regulatory body) to cancel, revoke or suspend any material license, permit or approval relating to the Facility (any such material license, permit or approval, a “Material License”) so long as the underlying facts or circumstances that caused such notice to be delivered, or such action to be commenced or threatened, are not the result of any failure of the Owner to timely provide any funds required of Owner under this Agreement (in which event the terms of this Section 14.1(a)(xiv) shall not apply), and (B) the failure of Manager (1) to commence to cure the underlying circumstances that resulted in receipt of such notice (including by diligently pursuing a challenge or appeal of any such cancellation, revocation or suspension of such Material License) within ten (10) days after the receipt of such notice, or (2) to thereafter continuously exercise reasonable diligence to complete such cure, or (3) to complete such cure on or prior to the deadline imposed by the applicable Governmental Authority, as the same may be extended with the consent of the applicable Governmental Authority or any appeal being pursued in accordance with clause (B)(1) above;

(xv) The occurrence of any cancellation, revocation or suspension of any Material License (any such cancellation, revocation or suspension, a “Material Licensure Event”) so long as the underlying facts or circumstances that caused such cancellation, revocation or suspension are not the result of any failure of the Owner to timely provide any funds required of Owner under this Agreement (in which event the terms of this Section 14.1(a)(xv) shall not apply); provided, however, that it is understood that the Material Licensure Event shall not constitute a Manager Event of Default until it becomes final and non-appealable, provided, however, that (1) Manager has a legal right to appeal such Material Licensure Event, (2) Manager timely appeals the Material Licensure Event, (3) while Manager is contesting such Material Licensure Event the Facility must be continuously permitted to operate in the manner in which it was operating prior to such event without any conditions or restrictions that have a material adverse impact on the Facility (other than admissions bans which are addressed in Section 14.1(a)(xvi) below), (4) Manager is diligently and continuously pursuing the reinstatement of the Material License, and (5) no such cure shall be available if (x) any other of the Facilities located in the State [Province] in which the Facility is located has had a Material Licensure Event that became final and non-appealable or (y) there have been more than four (4) prior Material Licensure Events that became final and non-appealable in the aggregate for all Facilities (for purposes of this Section 14.1(a)(xv), the term “Facilities” shall include any facility that is, or at any time was, a “Facility” (as defined in the Master Agreement) at which a Material Licensure Event that became final and non-appealable has occurred even if such facility was subsequently conveyed or the Related Management Agreement for such facility terminated);

(xvi) The occurrence of any full or partial ban by a Governmental Authority (or other regulatory agency) on new admissions of any residents which, prior to such ban, were permitted at the Facility so long as the underlying facts or circumstances that caused such ban are not the result of any failure of the Owner to perform its obligations under this Agreement (in which event the terms of this Section 14.1(a)(xvi) shall not apply); provided, however, if Manager is diligently and continuously attempting to cause such ban to be lifted and successfully causes such ban to be lifted within ninety (90) days after the initiation of such ban, then such ban shall not constitute a Manager Event of Default unless either (a) more than two (2) admissions bans then exist at other Facilities or (b) more than ten (10) admissions bans (past or current) in the aggregate have been imposed on the Facilities (for purposes of this Section 14.1(a)(xvi), the term “Facilities” shall include any facility that is, or at any time was, a “Facility” (as defined in the Master Agreement) at which an admissions ban has occurred even if such facility was subsequently conveyed or the Related Management Agreement for such facility was subsequently terminated);

(xvii) The failure of Manager to comply on or after the Amendment Date with the terms, provisions and/or obligations contained in the REIT Compliance Requirements, or prior to the Amendment Date, with the terms, provisions and/or obligations contained in Paragraph 6 of the January 14, 2007 Letter Agreement; provided, however, in the event (A) an applicable failure does not, in the sole, but good faith, opinion of Owner, jeopardize or threaten the qualification or status or legal compliance with any Legal Requirements relating to operating or qualifying as a real estate investment trust for United States federal tax purposes, of any Ventas Party and (B) Owner has actual knowledge of such failure, then such failure shall not constitute a Manager Event of Default if Manager cures such failure prior to the first to occur of (1) the date that is five (5) Business Days after Owner notifies Manager in writing of such failure and (2) the date upon which such failure jeopardizes or threatens the qualification or status or legal compliance with any Legal Requirements relating to operating or qualifying as a real estate investment trust for United States federal tax purposes of any Ventas Party, as determined by Owner, in Owner’s sole, but good faith, opinion (for purposes of this Section 14.1(a)(xvii), Owner shall be deemed to have “actual knowledge” of an applicable failure when any of Debra A. Cafaro, T. Richard Riney or Brian Wood (or their successors as, respectively, the Chief Executive Officer, General Counsel or Senior Vice President of Tax of Ventas, Inc.) has actual (as opposed to deemed, imputed or constructive) knowledge of such failure);

(xviii) The failure of Manager to comply with the terms, provisions and/or obligations contained in the Letter Agreements (other than those set forth in Paragraph 6 of the January 14, 2007 Letter Agreement) for a period of ten (10) Business Days after written notice from Owner to Manager; provided, however, that, in accordance with Section 18.17(b) below and the terms of the Master Agreement, Paragraph 10 of the January 14, 2007 Letter Agreement and Sections 6, 7 and 9 of the 2008 Letter Agreement are superseded by this Agreement and the Master Agreement as of the Amendment Date;

(xix) At the election of Owner, the occurrence of any of the following: (a) the commencement of a proceeding by or against Manager under any applicable bankruptcy, reorganization, liquidation, insolvency, creditors’ rights or other similar law now or hereafter in effect or a proceeding in which a receiver, liquidator, trustee or other similar official is sought to be, or is, appointed for Manager (and in the event that any such proceeding is not initiated by Manager, which proceeding results in the final adjudication of Manager as bankrupt or insolvent or remains undismissed for sixty (60) days, or within sixty (60) days after the appointment of such receiver, liquidator, trustee or similar official, such appointment is not vacated), or (b) any vote, action or consent by Manager to become a party to any of the foregoing proceedings set forth in clause (a) (including the failure to oppose any such proceeding), or (c) the execution of any written agreement by Manager to become a party to any of the foregoing proceedings set forth in clause (a) (any such event, a “Sunrise Insolvency Event”);

(xx) The occurrence of a Material Adverse Event;

(xxi) The occurrence of an Event of Default (as defined in the Master Agreement); or,

(xxii) Unless specifically addressed in subsections (i) through (xxi) of this Section 14.1(a) (in which event the specific default provisions including any applicable notice and cure periods, set forth above shall control), the occurrence of any of the following: (a) Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager (such failures to include misappropriation of funds by the Manager or any Affiliate, director, officer, shareholder, employee or agent thereof), (b) any fraudulent act by Manager or any Affiliate thereof and their respective employees affecting the Owner or the Facility shall occur, or (c) any gross negligence or willful misconduct or willful omission of Manager with respect to its duties and obligations under this Agreement which has, or could reasonably be expected to have, a material adverse effect on the Facility shall occur, and such default described in clause (a), (b) or (c) above shall continue (1) for a period of ten (10) Business Days after Manager receives notice from Owner specifying the default in the case of monetary defaults, fraud or willful misconduct or willful omission, (2) for a period of thirty (30) days after Manager first becomes aware of any such misappropriation or gross negligence, or (3) for a period of thirty (30) days after Manager receives notice from Owner in the case of all other defaults; provided, however, that if any such non-monetary default referenced in this clause (3) cannot be cured within such thirty (30) day period, then Manager shall be entitled to such additional time as shall be reasonable under the circumstances, provided Manager is capable of curing same, has proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion (it being understood that Manager shall provide Owner with prompt notice of any misappropriation of funds).

(b) Each of the following shall constitute an “Owner Event of Default” after the expiration of the applicable notice and cure periods, if any, expressly provided herein, and with no additional notice or cure rights, except as expressly provided herein (it being expressly understood that, in the event no notice and cure periods are expressly provided below, it shall be an automatic Owner Event of Default if Owner does not strictly comply with and perform the applicable obligation(s) in accordance with the terms and conditions set forth for the performance of such obligation(s) in this Agreement or in such other agreement or document as may be referenced below):

(i) The failure by Owner to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner (including, without limitation, Owner’s obligation to ensure that the Operating Account has sufficient funds or overdraft (or other) capacity to meet all Facility Expenses and Owner’s obligation to ensure that the Operating Account has sufficient funds or overdraft (or other) capacity to meet all Capital Expenditures in the Approved Budget or approved pursuant to Section 11.2(b) as they are incurred or become due), to the extent such default continues (1) for a period of ten (10) Business Days after written notice thereof by Manager to Owner in the case of monetary defaults; or (2) for a period of thirty (30) days after written notice thereof by Manager to Owner in the case of non-monetary defaults; provided, however, if such default cannot be cured within such thirty (30) day period, then Owner shall be entitled to such additional time as shall be reasonable in the circumstances, provided that Owner is capable of curing same, has proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion;

(ii) The occurrence of any of the following: (1) Owner files a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission of Owner that it is unable to pay its debts as they become due; or (2) Owner consents to an involuntary petition in bankruptcy or fails to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by such party; or (3) any court of competent jurisdiction enters an order, judgment or decree adjudicating Owner as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of a substantial part of Owner’s assets, and such order, judgment or decree continues unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive);

(iii) The failure of Owner to maintain the insurance required to be maintained by Owner pursuant to the provisions of ARTICLE XII, unless Owner cures such default within ten (10) Business Days after receipt of written notice from Manager demanding such cure, provided, however, that the failure to maintain required insurance shall not be a default if the required insurance is not commercially available at reasonable rates and insurance coverage has been obtained which is as close to the required coverage as is reasonably available; or

(iv) The failure of Owner to comply with the terms, provisions and/or obligations contained in the Letter Agreements (other than those set forth in Paragraph 6 of the January 14, 2007 Letter Agreement) as they relate to this Facility and such failure continues for a period of ten (10) Business Days after written notice from Manager to Owner; provided, however, that, in accordance with Section 18.17(b) below and the terms of the Master Agreement, Paragraph 10 of the January 14, 2007 Letter Agreement and Sections 6, 7 and 9 of the 2008 Letter Agreement are superseded by this Agreement and the Master Agreement as of the Amendment Date.

14.2 Remedies of Owner. Subject to Section 18.5 of the Master Agreement, upon the occurrence of a Manager Event of Default as specified in Section 14.1(a) of this Agreement and expiration of any applicable cure period (if any) provided by this Agreement, Owner shall be entitled to exercise its rights at law or in equity, including the right to terminate this Agreement and retain the Facility, or dispose of all or part of the Facility to a Third Party or compel specific performance of Manager’s obligations hereunder. Notwithstanding the foregoing, however, if the right of Ventas SSL to terminate any Management Agreement (as defined in the Master Agreement) on account of an Event of Default (as defined in the Master Agreement) under Section 15.1(a) of the Master Agreement is suspended pursuant to the terms of Section 15.1(a) of the Master Agreement (such Master Agreement Event of Default, the “Subject Event of Default” and such suspension of Ventas SSL’s termination right, the “Suspension”), then, for so long as the Suspension remains in effect, Owner shall have no right to terminate this Agreement on account of a Manager Event of Default arising solely due to the existence of the Subject Event of Default (a “Cross Default”). The immediately preceding sentence shall not limit (a) any rights or remedies of Owner with respect to any Manager Event of Default other than a Cross Default, (b) any rights or remedies of Owner with respect to a Cross Default other than termination, or (c) any rights or remedies of Owner with respect to a Cross Default after the Suspension has ceased to be effective.

14.3 Remedies of Manager. Upon the occurrence of an Owner Event of Default as specified in Section 14.1(b) of this Agreement and the expiration of any applicable cure period (if any) provided by this Agreement, Manager shall be entitled to exercise its rights at law or in equity, including the right to terminate this Agreement or compel specific performance of Owner’s obligations hereunder.

14.4 No Waiver of Default. The failure of Owner or Manager to seek remedy for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by Owner or Manager which would have originally constituted a violation of this Agreement by Owner or Manager, from having all the force and effect of an original violation. Owner or Manager may waive any breach or threatened breach by Owner or Manager of any term or condition herein contained. The failure by Owner or Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that Owner or Manager may have at law, in equity or otherwise for any breach of any term or condition of this Agreement shall be distinct, separate and cumulative rights and remedies and no one of them, whether or not exercised by Owner or Manager, shall be deemed to be in exclusion of any other right or remedy of Owner or Manager.

14.5 Interest. Upon the failure of either party to make any payment required to be made in accordance with the terms of this Agreement as of the due date which is specified in this Agreement, and the continuance of such failure for five (5) Business Days after notice thereof, the amount owed to the non-defaulting party shall accrue interest at an annual rate of ten percent (10%), from and after the date on which such payment was originally due to the non-defaulting party until such payment is made.

14.6 Manager’s Right to Specific Performance for Owner’s Wrongful Termination. Owner hereby acknowledges that (a) Manager has an interest in this Agreement beyond the fees Manager will earn pursuant to the provisions of this Agreement, (b) the termination of this Agreement by Owner when Owner is not entitled to terminate this Agreement pursuant to the provisions of this Agreement will be injurious to Manager’s business conducted beyond Owner’s Facility, and will damage Manager’s Proprietary Marks and goodwill, (c) Manager’s Proprietary Marks are unique, Manager’s exclusive rights of possession under this Agreement are unique, the Facility is unique and Manager is entitled to an exclusive license to operate Manager’s business at the Facility and to promote Manager’s Proprietary Marks at the Facility, which license is irrevocable except pursuant to the express provisions of this Agreement, (d) it would be impossible to calculate the damages that Manager would sustain if Owner terminated this Agreement when Owner is not entitled to terminate this Agreement pursuant to the provisions of this Agreement, and (e) the remedy of specific performance of Owner’s obligations under this Agreement is fair, equitable and practicable. Accordingly, Owner agrees that for as long as Manager is an Affiliate of SSLI (i) Owner shall not exercise any legal power that it may have to breach this Agreement by terminating, or purporting to terminate, this Agreement when Owner has no right to terminate this Agreement pursuant to the provisions of this Agreement, and Owner hereby surrenders and releases any such legal power, and (ii) Owner consents to the issuance by a court of competent jurisdiction of injunctive relief prohibiting Owner from terminating, or purporting to terminate, this Agreement or from evicting Manager from the Facility when Owner has no right to terminate this Agreement and Owner consents to the grant by a court of competent jurisdiction of specific performance of the obligations of Owner under this Agreement.

14.7 Owner’s Right to Specific Performance for Manager’s Wrongful Termination. Manager hereby acknowledges that (a) Owner has an interest in this Agreement beyond the financial interests reflected therein, (b) the termination of this Agreement by Manager when Manager is not entitled to terminate this Agreement pursuant to the provisions of this Agreement will be injurious to Owner’s business conducted beyond Owner’s Facility, and will damage Owner’s goodwill, (c) the Facility is unique, (d) it would be impossible to calculate the damages that Owner would sustain if Manager terminated this Agreement when Manager is not entitled to terminate this Agreement pursuant to the provisions of this Agreement, and (e) the remedy of specific performance of Manager’s obligations under this Agreement is fair, equitable and practicable. Accordingly, Manager agrees that (i) Manager shall not exercise any legal power that it may have to breach this Agreement by terminating, or purporting to terminate, this Agreement when Manager has no right to terminate this Agreement pursuant to the provisions of this Agreement, and Manager hereby surrenders and releases any such legal power, and

(ii) Manager consents to the issuance by a court of competent jurisdiction of injunctive relief prohibiting Manager from terminating, or purporting to terminate, this Agreement when Manager has no right to terminate this Agreement and Manager consents to the grant by a court of competent jurisdiction of specific performance of the obligations of Manager under this Agreement.

ARTICLE XV

LEGAL ACTIONS AND INDEMNITY

15.1 Legal Actions.

(a) Manager shall institute or defend, in the name of Owner, (with Owner’s sole and unfettered approval to either institute, defend or settle in the case of claims not covered under the insurance program required by this Agreement) any legal action affecting the Facility and take any actions, in the name of Owner, necessary to protest or litigate to a final decision in any appropriate court or forum any violation, order, rule, or regulation affecting the Facility. Manager shall give prompt notice to Owner of any such matter and keep Owner reasonably well informed in respect thereof as more particularly described in Section 15.1(b). Owner shall assist and cooperate with Manager in the defense or prosecution of any such action. All actions arising out of the operation of the Facility and any and all legal actions or proceedings to collect charges, Third Party payments, rents, or other incomes for Manager, Owner or the Facility, or to lawfully evict or dispossess residents or other Persons in possession thereunder, or to lawfully cancel, modify, or terminate any lease, license, or concession agreement in the event of breach or default thereof, or to defend any action brought against Owner, the Facility or Manager in connection with the Facility, shall be paid out of Gross Revenues and be treated as Facility Expenses.

(b) Manager shall deliver to Owner (the “Litigation Deliveries Requirement”): (i) not later than the tenth (10th) day of each month, a written summary, in form reasonably satisfactory to Owner, of all litigation and regulatory proceedings with respect to or involving the Facility or its operation (a “Litigation Matter”); (ii) written notice of each new Litigation Matter not later than five (5) Business Days after receipt by Manager of service of process or other written notice of such Litigation Matter; and (iii) written notice of any material filing or occurrence with respect to any active Litigation Matter not later than five (5) Business Days after the earlier of receipt of notice thereof by Manager or the date on which Manager becomes aware of such material filing or occurrence. Owner shall provide Manager notice of any Litigation Matter to which Manager is not a party not later than five (5) Business Days after receipt of notice thereof by Owner from a party other than Manager.

15.2 Indemnity. Except as set forth in the next paragraph and subject to the last sentence of this paragraph, Owner will defend, indemnify, and hold Manager, and any of its Affiliates, and their respective directors, officers, shareholders, employees and agents (collectively, the “Manager Indemnified Parties”) harmless, from and against any and [FOR CANADIAN FACILITIES: all Employee Claims and] all claims, expenses (including reasonable attorneys’ fees), losses, costs, suits, actions, proceedings, demands, or liabilities (collectively, “Losses”) that are asserted against, or sustained or incurred by them as a result of, or in connection with, the performance of Manager’s duties under this Agreement or otherwise while acting within the scope of, and authority under, this Agreement or by virtue of Manager being appointed as manager of the Facility.

Manager will defend, indemnify and hold Owner, and any of its Affiliates, and their respective directors, officers, shareholders, employees and agents, harmless from and against any and all claims, losses, expenses (including reasonable attorneys’ fees), costs, suits, actions, proceedings, demands or liabilities that are asserted against, or sustained or incurred by them as a result of, or in connection with, Manager’s gross negligence, fraud, or willful misconduct in the performance of Manager’s duties under this Agreement.

Recovery upon an indemnity contained in this Agreement shall be reduced dollar-for-dollar by any applicable insurance collected by the indemnified party with respect to the claims covered by such indemnity. The scope of the foregoing indemnities includes any and all costs and expenses properly incurred in connection with any proceedings to defend any indemnified claim, or to enforce the indemnity, or both.

ARTICLE XVI

REGULATORY AND CONTRACTUAL REQUIREMENTS

16.1 Regulatory and Contractual Requirements. Manager shall use commercially reasonable efforts to cause all things to be done in and about the Facility that are reasonably necessary to comply with the requirements of any applicable Legal Requirement or order of any Governmental Authority or quasi-governmental regulatory body or agency, or board of fire underwriters respecting the use of the Facility or the construction, maintenance, or operation thereof. Manager shall use diligent and good faith efforts to obtain and maintain all federal, State [Province] and county permits and licenses needed for use, operation and management of [an assisted living facility] in the State [Province]. Owner agrees upon request by Manager to sign promptly and without charge applications for licenses, permits or other instruments necessary for use, operation and management of the Facility in accordance with Legal Requirements and to provide such information and perform such acts relative to the ownership of the Facility as are required by law, regulation or practice of a Governmental Authority in order for Manager to obtain and/or maintain any license, permit, instrument, certificate, certification or approval with respect to the use, operation and management of the Facility. Manager shall keep its corporate organization in good standing in the State [Province] and shall maintain all corporate permits and licenses required by the State [Province].

The parties understand and agree that certain deficiencies or situations of non-compliance with various Legal Requirements (such as building codes, Occupational Safety and Health Act, Americans with Disabilities Act, health care regulations and the like) may occur from time to time in the normal course of business operations. Such occurrences will not constitute a breach or Manager Event of Default hereunder except as provided in Section 14.1(a)(x), 14.1(a)(xiv), 14.1(a)(xv) or 14.1(a)(xvi), provided that, (i) they are not materially beyond the general experience of similar facility operations located in the State [Province] in terms of scope, seriousness, or frequency, and (ii) Manager takes all reasonable actions in a timely manner to cure such deficiencies or situations of non-compliance, and (iii) they have not had, and could not reasonably be expected to have, a material adverse impact on the Facility (“Non-Default Violations”). The costs of curing such Non-Default Violations shall constitute Facility Expenses unless incurred by reason of Manager’s willful failure, gross negligence or default hereunder, in which case such costs shall be paid by the Manager out of its own funds. Anything in this Agreement to the contrary notwithstanding, Manager shall be solely responsible for any fines imposed by any regulatory agency with jurisdiction over the Facility, and costs and expenses of any contest and appeal, unless such fine, costs, or expenses arise on account of a breach by Owner of its obligations under this Agreement.

16.2 Equal Employment Opportunity. Without limitation of any provision set forth herein, Manager expressly agrees to abide by any and all applicable federal and/or State [Province] equal employment opportunity statutes, rules and regulations, [including Title II of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1983, and the Occupational Safety and Health Act of 1970,] all as may be from time to time modified or amended.

16.3 Equal Housing Opportunity. Without limitation of any provision set forth herein, Owner and Manager expressly agree to abide by any and all applicable federal and/or State [Province] equal housing opportunity statutes, rules and regulations, all as may be from time to time modified or amended.

ARTICLE XVII

PROPRIETARY MARKS; INTELLECTUAL PROPERTY

17.1 Proprietary Marks. During the Term of this Agreement, the Facility may be known as a “Sunrise” Facility, with such additional identification as may be necessary and agreed to by Owner and Manager to provide local identification. If the name of the Manager’s System is changed, Manager shall have the right (with the Owner’s written consent, which shall not be unreasonably withheld) to change the name of the Facility to conform thereto. Any incremental costs associated with implementing such name change shall be borne by Manager and will not be a Facility Expense.

17.2 Ownership of Proprietary Marks. The Proprietary Marks shall in all events remain the exclusive property of Manager, and nothing contained herein shall confer on Owner the right to use the Proprietary Marks, except as specifically contemplated in this Agreement or the Master Agreement. Upon termination of this Agreement, any use of or right to use the Proprietary Marks by Owner shall cease forthwith and subject to Section 13.2(j) Manager shall promptly remove from the Facility any signs or similar items that contain the Proprietary Marks. The right to use such Proprietary Marks belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same.

17.3 Intellectual Property. All Intellectual Property shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. During the Term of this Agreement, Manager shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential. Upon termination, Manager shall remove all Intellectual Property from the Facility, without compensation to Owner. Notwithstanding the foregoing, upon termination of this Agreement, Owner shall have the right to use any inventories and Household Replacement items marked with the Proprietary Marks used in connection with the Facility until they are consumed.

17.4 Trademark License. Manager hereby grants to Owner a non-exclusive right and license (“Trademark License”) to use “Sunrise” solely as part of the name of the Facility. Owner shall not be permitted to use “Sunrise” in connection with the identification or operation of any other business or property, or at any other location, except as may otherwise be provided in other agreements between the parties. Owner acknowledges and agrees that Manager (or one of its Affiliates) is the owner of all right, title, and interest in and to “Sunrise” and the goodwill associated with and symbolized by that mark. Owner’s use of “Sunrise” and derivatives pursuant to this Trademark License shall not give Owner any ownership, apart from this Trademark License, to “Sunrise,” and all goodwill arising from Owner’s use of “Sunrise” shall inure solely to Manager’s benefit. This Trademark License shall immediately terminate upon termination or expiration of this Agreement.

17.5 Breach of Covenant. Manager and/or its Affiliates shall be entitled, in case of any breach of the covenants of this ARTICLE XVII by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. This ARTICLE XVII shall survive termination.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

18.1 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, that at the request of either party, the party requested shall execute such additional instruments and take such additional acts as the requesting party may deem reasonably necessary to effectuate this Agreement.

18.2 Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than ten (10) days prior notice from the other party, execute, acknowledge and deliver to such other party, or to any Third Party specified by such other party, a statement in writing: (i) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (ii) stating whether or not to the best knowledge of the certifying party: (x) there is a continuing Manager Event of Default (if Owner is the certifying party) or Owner Event of Default (if Manager is the certifying party) in the performance or observation of any covenant, agreement or condition contained in this Agreement; or (y) there shall have occurred any event which, with the giving of notice or the passage of time or both, would become a Manager Event of Default or Owner Event of Default, as applicable, and, if so, specifying such event(s) or occurrence of which the certifying party may have knowledge; and (iii) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such Third Party specified by the non-certifying party as aforesaid. The obligations set forth in this Section 18.2 shall survive termination (that is, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such Third Party a statement certifying that this Agreement has been terminated).

18.3 Subordination, Nondisturbance and Attornment Agreements. This Agreement and any extensions, renewals, replacements or modifications thereto, and all rights and interests of Manager in the Facility, shall be subject and subordinate to any Facility Mortgage, provided, however, that such subordination shall be conditioned upon Owner and any Mortgagee providing to Manager a non-disturbance agreement in form and substance acceptable to Manager acting reasonably only to the extent of Owner’s efforts required pursuant to Section 10.3 (and, if there is any conflict between the provisions of Section 10.3 hereof and the provisions of this Section 18.3, the provisions of Section 10.3 shall govern).

Manager shall be obligated to Owner or any Mortgagee coming into possession or title to the Facility at foreclosure or as a subsequent purchaser from Owner or a Mortgagee or its designee (each, a “Subsequent Owner”) to perform all of the terms and conditions of this Agreement for the balance of the remaining term hereof, with the same force and effect as if such Subsequent Owner were the Owner.

If the Loan Documents or any subordination, non-disturbance and attornment agreement executed by Manager contains provisions requiring Manager (upon default under the Facility Mortgage, or upon various other stipulated conditions) to pay certain amounts which are otherwise due to Owner under this Agreement (after the payment of Facility Expenses) to the Mortgagee or its designee (rather than to Owner), Owner hereby gives its consent to such provisions, which consent shall be deemed to be irrevocable until the entire debt secured by the Facility Mortgage has been discharged.

18.4 No Brokerage. Each party represents to the other that it has not engaged a broker in connection with this transaction, and agrees to defend, indemnify, and hold the other party harmless from any claim made by a broker through the indemnifying party.

18.5 Costs of Dispute. In any legal action or proceeding arising out of this Agreement, the successful or prevailing party or parties therein will be entitled to recover from the other party or parties reasonable attorneys’ fees and other costs incurred in that action or proceeding, including those related to appeal of any such action. The recovery of attorneys’ fees and costs will be in addition to any other relief to which the successful or prevailing party or parties may be entitled. A party will be deemed to prevail if an action or proceeding commenced against it is (a) dismissed or non-suited, whether voluntarily or involuntarily or (b) if the amount due from such party as a result of final determination of such action or proceeding is less than the last bona fide settlement offer of the other party.

18.6 Governing Law; Governing Currency. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia [Province of             ] without regard to its principles of conflict of laws, except to the extent that the laws of the State [Province] in which the Facility is located shall apply to the management and operation of the Facility if required by applicable State [Province] law. All dollar amounts specified herein shall be payable in United States [Canadian] dollars.

18.7 Limitation of Liability; Survival. To the maximum extent permitted by applicable law, no member, shareholder, officer, director, employee or agent of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement. The indemnities contained in Section 15.2 shall survive termination of this Agreement for matters that arose before such termination and shall be held in trust by the parties hereto for the beneficiaries of such indemnities.

18.8 Notices. Any and all notices, including any demands, consents, approvals, offers, elections, reports, designations or information, responses and other communications required or permitted under this Agreement shall be deemed adequately given if in writing, addressed to the recipient of the notice at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other parties) and if delivered either (a) in hand, in which case it will be deemed delivered on the date of delivery or on the date delivery was refused by the addressee, (b) by United States or Canadian mail, as applicable, postage prepaid, registered or certified, with return receipt requested, in which case it will be deemed delivered on the date of delivery as established by the return receipt (or the date on which the return receipt confirms that acceptance of delivery was refused by the addressee), (c) by Federal Express or similar expedited commercial carrier, with all freight charges prepaid, in which case it will be deemed delivered on the date of delivery as established by the courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee), (d) by facsimile transmission with a hard copy to follow by any of the other methods above, in which case it will be deemed delivered on the day and at the time indicated in the sender’s automatic acknowledgment, (e) with respect to notices from Owner regarding Other Day Reports or Quarterly Reports in those instances described in Sections 14.1(a)(vi) and 14.1(a)(vii), by e-mail to the party designated by Manager (or, in the absence of any designation, to             ), (f) with respect to delivery by Manager to Owner of written reports required under Section 6.1, Section 11.2(b), Section 11.2(d) or Exhibit E or any Other Approved Electronic Deliveries, by website portal in accordance with current practice as of the Amendment Date or by such other reasonable electronic means upon which the parties may from time to time agree in writing, or (g) with respect to delivery by Manager to Owner of written reports required under Section 6.2(d), by e-mail to T. Richard Riney (RRiney@Ventasreit.com) or his successor as General Counsel of Ventas, Inc. If a notice is sent to a party, then copies of such notice under this Section shall also be sent by the same delivery method to the copy recipients, however, failure to do so shall not invalidate any such notice. Any receipt of notice after recipient’s normal business hours shall be deemed to have been received on the next Business Day. All such notices shall be by in writing and be addressed as follows:

If to Owner:
c/o Ventas Realty, Limited Partnership
111 South Wacker Drive, Suite 4800
Chicago, Illinois 60606
Attn: Senior Vice President, Asset Management
Fax: (312) 660-3850

With a copy to:	c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
Attn: General Counsel
Fax: (502)357-9001

and to:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
Attn: Douglas W. Anderson, Esq.
Fax: (312) 984-3150

If to Manager:	[Sunrise Senior Living Management, Inc. / Sunrise North Senior Living Ltd.]
c/o Sunrise Senior Living Management, Inc.
7900 Westpark Drive, Suite T-900
McLean, Virginia 22102
Attn: General Counsel
Fax: (703) ____-_____

With a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 20001
Attn: Paul M. Reinstein, Esq. and Richard A. Steinwurtzel, Esq.
Fax: (212) 859-4000

or to such other address and to the attention of such other person as either party may from time to time designate in writing. Refusal to accept delivery shall constitute receipt. Whenever under this Agreement a notice is required to be delivered, or an action is required to be taken, on a day which is not a Business Day or is required to be delivered, or an action is required to be taken, not later than a specific day which is not a Business Day, the day of required delivery or required action shall automatically be extended to the next Business Day; provided, however, that the provisions of this sentence shall not apply to the limited grace period under Section 14.1(a)(v) that permits, under certain conditions (further specified in Section 14.1(a)(v)), a delinquent 8th Business Day Report to be delivered on or prior to the fifteenth (15th) day of the applicable calendar month before such delinquent delivery constitutes a Manager Event of Default, i.e., the references to the fifteenth (15th) day of the applicable calendar month in Section 14.1(a)(v) are not, and shall not be, subject to extension, for any reason whatsoever, regardless of whether the fifteenth (15th) day of a calendar month falls on a Business Day or otherwise. As used herein, the term “Other Approved Electronic Deliveries” means any information or reports Owner from time to time agrees in writing (it being understood that Owner shall be under no obligation to so agree) may be delivered in accordance with clause (f) of the first sentence of this Section 18.8.

18.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

18.10 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

18.11 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

18.12 Division and Headings. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect whatsoever in construing the provisions of this Agreement.

18.13 Confidentiality of Information. Manager and Owner agree to keep confidential and not to use or to disclose to others, except as expressly consented to in writing by the other party or required by law, or to lenders, purchasers, prospective lenders or purchasers, and professional advisors, all of whom will be deemed to be bound by the confidentiality provisions of this Agreement, any and all of their respective secrets or confidential technology, proprietary information, customer lists, or trade secrets, or any confidential matter or confidential items ascertained through their association with each other.

18.14 Right to Perform. In the event that Owner or Manager shall fail to perform any duty or fulfill any obligation hereunder, Owner or Manager, in addition to any rights or remedies available to it under law, shall have the right, but not the obligation, to perform any such duty or fulfill any such obligation.

18.15 Assignment by Manager.

(a) Manager shall have the right to assign this Agreement to an Affiliate of Manager after thirty (30) days written notice to Owner, provided such assignee remains an Affiliate of Manager and if it ceases to be an Affiliate this Agreement shall be assigned to another Affiliate of Manager. Such Affiliate shall assume all obligations of Manager under this Agreement, in writing. All assignment documentation shall be satisfactory to Owner in its reasonable discretion. Manager shall reimburse Owner for reasonable legal fees incurred in reviewing any such assignment and assumption documents. Manager shall not have the right to assign this Agreement to any non-Affiliate without Owner’s prior, written permission, which permission may be granted or withheld in Owner’s sole discretion.

(b) Anything in this Agreement to the contrary notwithstanding, in no event shall Manager be permitted to directly or indirectly assign, pledge or encumber this Agreement or its interest in this Agreement, whether by operation of law or otherwise, if such transfer would result in Manager not being deemed an “Eligible Independent Contractor” as defined by the United States Internal Revenue Code of 1986, as it may be amended or replaced from time to time.

18.16 Assignment by Owner. So long as no Owner Event of Default has occurred and remains uncured, Owner shall have the right to transfer its entire interest in this Agreement, together with (but not independent of) the direct or indirect transfer of all or substantially all of Owner’s interest in the Facility only in compliance with the [Master Agreement and the]

provisions of Paragraph 7 of the January 14, 2007 Letter Agreement which Paragraph 7 Owner acknowledges and agrees is applicable and is in full force and effect as of the Amendment Date notwithstanding the sale of the Seller Interests (as defined in the Master Agreement) pursuant to the Purchase and Sale Agreement (as defined in the Master Agreement).

18.17 Entire Agreement /Amendment / Conflicts Among Agreements.

(a) With respect to the subject matter hereof, this Agreement supersedes all previous contracts (including, without limitation, the Original Management Agreement, but not including the Letter Agreements) and together with the Master Agreement and the Letter Agreements constitutes the entire agreement between the parties, and no party shall be entitled to benefits other than those specified herein. As between the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that, in entering into and executing this Agreement, the parties have relied solely upon the representations and agreements contained in this Agreement and the Original Management Agreement and no others. All prior representations or agreements not expressly incorporated herein, whether written or verbal, are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

(b) Notwithstanding anything to the contrary contained in this Agreement, (X) this Agreement is supplemented by the January 14, 2007 Letter Agreement, the 2008 Letter Agreement and the 2009 Letter Agreement, and by the provisions of the Strategic Alliance Agreement that continue to have force and effect pursuant to the terms of the January 14, 2007 Letter Agreement; (Y) each of such Letter Agreements, and such provisions of the Strategic Alliance Agreement, remain in full force and effect, notwithstanding this Agreement, except as follows: (i) Section 5 of the 2008 Letter Agreement shall not apply insofar as it conflicts or is inconsistent with this Agreement or the Master Agreement, (ii) Paragraph 7 of the January 14, 2007 Letter Agreement shall not apply insofar as it conflicts or is inconsistent with Section 2.3 of the Master Agreement, and (iii) Paragraphs 6 and 10 of the January 14, 2007 Letter Agreement, and Sections 6, 7 and 9 of the 2008 Letter Agreement, are superseded by this Agreement as of the Amendment Date; and (Z) except as specifically modified by this Agreement, the other Restated Management Agreements (as such term is defined in the Master Agreement) and the Master Agreement, and subject to the terms of subsections (X) and (Y) above and Section 18.1, Section 18.3, Section 18.4 and Section 18.5 of the Master Agreement, any agreements between SSLI and/or its Affiliates, on the one hand, and Ventas SSL, Ventas, Inc. and/or their respective Affiliates, on the other hand, that were in existence immediately prior to the Amendment Date, remain in full force and effect in accordance with their respective terms.

(c) No modifications, change, amendments or additions to this Agreement shall be recognized or enforceable unless and until made in writing and signed by the parties hereto.

18.18 Relationship Between the Parties. The relationship between Owner and Manager pursuant to this Agreement shall not be one of general agency, but shall be that of Owner with an independent contractor; provided, however, that with respect to those specific and limited circumstances in which (a) Manager is holding funds for the account of Owner or (b) Manager is required to act as authorized representative for Owner with respect to agreements with residents pursuant to licenses or Legal Requirements, the relationship of Manager to Owner shall be that of authorized representative (with limited agency). Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Owner a partner or joint venturer with Manager or as creating any similar relationship or entity, and each party agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the other.

18.19 Force Majeure. As used in this Agreement, the term “Force Majeure” shall mean any failure to perform an obligation under this Agreement when the party so obligated is prevented from so performing by Acts of God, strike, lockout or labor unrest, sabotage, fire, order or regulation of or by any Governmental Authority (other than orders or regulations of a Governmental Authority resulting from the obligated party’s non-compliance with typical and ordinary health, licensing and construction laws, rules or regulations) or because of war (declared or undeclared), acts of terrorism, riot or other civil commotion; provided, however, that the lack of financial resources or a failure to comply with existing laws shall never be excused.

18.20 Right to Inspect. Owner or its agents shall have access to the Facility upon reasonable notice at any and all reasonable times, with Manager’s reasonable co-operation and assistance, for the purpose of inspection or showing the Facility to prospective purchasers, investors, owners, or mortgagees.

18.21 Binding Effect. This Agreement shall be binding on each party’s successors and assigns and shall inure to the benefit of each party’s successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized offices, all as of the day and year first above written.

OWNER:

[US SIGNATURE BLOCK]

, a Delaware limited liability company

By: ,
a
its

By:
Name:
Title:

[CANADA SIGNATURE BLOCK]

, an Ontario limited partnership

By: ,
a
its

By:
Name:
Title:

MANAGER:

[SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation / SUNRISE SENIOR LIVING LTD., a New Brunswick corporation]

By:
Name:
Title:

EXHIBIT A

Description of Property

EXHIBIT B

Approved Budget

EXHIBIT C

Shared Expenses

•	Risk Management Administration

•	Purchasing Administration

•	Time & Attendance System

•	Internet Marketing

•	Training Materials

•	Sunrise University

•	Team Member Satisfaction Survey

•	Resident Satisfaction Survey

•	Mystery Shopper & Quality Assurance

•	Bank Service Charges & Other Banking Fees

•	Business Manager

•	Technology Help Desk

•	Connectivity (Shared & Direct)

•	Resident Billing System, Support and Print & Delivery

•	Preventative Maintenance Program

•	Sales System

•	Desktop Software Licensing

•	Sales Training Programs (Excellence in Selling, Sales Skills, Focus and External Business Development)

•	Predictive Index

•	Tax Advice

•	Recruitment Marketing & Advertising

•	Payroll Staff, Training & Communication

•	Accounts Payable Processing

•	Cost Report Expense

•	ED Basics

•	Regional Facilities Expense

•	Registrars Office

•	Product Development

•	Memory Care Training

•	TALX (Human Resources Expense)

•	Payroll Change

•	E-Newsletter

•	Horizon (Sales & Marketing Expense)

•	Print Yellow Pages

•	Website (Sales & Marketing Expense)

•	Emergency Resources

•	Online Licensing Fee

•	Referral Subscriptions (excluding the “A Place for Mom” Program)

EXHIBIT C-1

Current Formula and Methodology for Allocation of Shared Expenses

SUNRISE SENIOR LIVING

PRIVILEGED AND CONFIDENTIAL

Program Name on Exhibit C	Sunrise 2010 Program Name	Program Cost	Numerator	Denominator
Risk Management Administration	Risk Management Administration	[***]	[***]	[***]

Purchasing Administration	Purchasing Administration	[***]	[***]	[***]

Time & Attendance System	Time and Attendance System	[***]	[***]	[***]

Internet Marketing	Internet Marketing	[***]	[***]	[***]

Training Materials	Training Materials - Liberty	[***]	[***]	[***]

Sunrise University			[***]

Team Member Satisfaction Survey	Team Member Satisfaction Survey	[***]	[***]	[***]

Resident Satisfaction Survey	Resident Satisfaction Survey	[***]	[***]	[***]

Mystery Shopper & Quality Assurance	Mystery Shop	[***]	[***]	[***]

Bank Service Charges & Other Banking Fees	Bank Service Charges	[***]	[***]	[***]

Business Manager	Area Controllers (Regional Business Managers)	[***]	[***]	[***]

Technology Help Desk	Technology Help Desk	[***]	[***]	[***]

Connectivity (Shared & Direct)	Connectivity Infrastructure - Direct	[***]	[***]	[***]

SUNRISE SENIOR LIVING

PRIVILEGED AND CONFIDENTIAL

Program Name on Exhibit C	Sunrise 2010 Program Name	Program Cost	Numerator	Denominator
	Connectivity Infrastructure - Shared	[***]	[***]	[***]

Resident Billing System, Support and Print & Delivery	Resident Billing Software - BASIS	[***]	[***]	[***]

	Resident Billing Support	[***]	[***]	[***]

	Resident Bill Print and Delivery	[***]	[***]	[***]

Preventative Maintenance Program	Preventive Maintenance System	[***]	[***]	[***]

Sales System	Sales System - FOCUS	[***]	[***]	[***]

Desktop Software Licensing	Desktop Software Licensing	[***]	[***]	[***]

Sales Training Programs (Excellence in Selling, Sales Skills, Focus and External Business Development)	Sales Training - Excellence in Selling	[***]	[***]	[***]

	Sales Training - Selling Skills	[***]	[***]	[***]

	Sales Training - FOCUS	[***]	[***]	[***]

	Sales Training - External Business Development	[***]	[***]	[***]

Predictive Index	Predictive Index	[***]	[***]	[***]

Tax Advice	Tax Compliance	[***]	[***]	[***]

Recruitment Marketing & Advertising	Recruitment Marketing and Advertising	[***]	[***]	[***]

Payroll Staff, Training & Communication	Payroll Staff, Training and Communications	[***]	[***]	[***]

SUNRISE SENIOR LIVING

PRIVILEGED AND CONFIDENTIAL

Program Name on Exhibit C	Sunrise 2010 Program Name	Program Cost	Numerator	Denominator
Accounts Payable Processing	Accounts Payable Processing	[***]	[***]	[***]

Cost Report Expense	Cost Report Expense (Medicare/Medicaid Reimbursement)	[***]	[***]	[***]

ED Basics	ED Basics	[***]	[***]	[***]

Regional Facilities Expense	Regional Facilities Expense	[***]	[***]	[***]

Registrars Office	Training Implementation and Compliance (Registrar’s Office)	[***]	[***]	[***]

Product Development	Product Development (Training)	[***]	[***]	[***]

Memory Care Training	Memory Care Training	[***]	[***]	[***]

TALX (Human Resources Expense)	TALX	[***]	[***]	[***]

Payroll Change	Payroll Operations (Payroll Charge)	[***]	[***]	[***]

E-Newsletter	E-newsletter Sunrise Connections	[***]	[***]	[***]

Horizon (Sales & Marketing Expense)	Horizon	[***]	[***]	[***]

Print Yellow Pages	Yellow Pages	[***]	[***]	[***]]

Website (Sales & Marketing Expense)	Sunrise Website	[***]	[***]	[***]

Emergency Resources	Hurricane Preparedness	[***]	[***]	[***]

Online Licensing Fee	Licensing Fee (Online Learning)	[***]	[***]	[***]

Referral Subscriptions	Referral Subscriptions	[***]	[***]	[***]

EXHIBIT D

Minimum Insurance Requirements

The parties hereto mutually agree that the below listed minimum insurance requirements (the “Insurance Program”) shall be subject to reasonable availability of such insurance in the marketplace at time of procurement.

All insurers must have an A.M. Best rating of A-/VII or better. Certificates of insurance for all coverages will be issued as soon as practical after renewal terms have been finalized.

ARTICLE I

LINES OF INSURANCE

1.01 Property Insurance. Coverage will be placed in an amount not less than the full replacement cost value of the facility, subject to no coinsurance requirement, including all property insurance coverages of the type and limits typically maintained for each facility. The values associated with each property will be reviewed annually for adequacy.

Coverage should include loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “All Risk” including but not limited to flood, the backup of sewers and drains and earthquake. Business Interruption insurance should be included. Boiler and Machinery coverage is also required on a full replacement cost basis, either included within the “All Risk” policy, or on a stand-alone basis.

1.02 Commercial General and Professional Liability Insurance. Coverage should include claims for bodily injury, including death resulting therefrom, personal injury and property damage under a policy of commercial general liability insurance for limits not less than as stated below.

$5,000,000.00 each occurrence

$5,000,000.00 annual aggregate

Aggregate does not apply on a per location basis

1.03 Crime Insurance. Coverage shall be provided for loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, in commercially reasonable amounts for limits not less than as follows:

$5,000,000.00 Employee Dishonesty

$5,000,000.00 Depositor and Forgery

$5,000,000.00 Money and Securities (Inside and Out)

1.04 Automobile Liability. Coverage shall be provided for all owned and non-owned vehicles, including rented and leased vehicles, containing the following minimum limits:

$1,000,000.00 Combined Single Limit

1.05 Umbrella/Excess Liability. Coverage shall be provided containing limits not less than the following:

$25,000,000.00 per occurrence

$25,000,000.00 Annual Aggregate

1.06 Non-Medical Professional Liability covering the management and supervision of Real Estate, Development and Design Liability.

$5,000,000.00 Occurrence Limit

$5,000,000.00 Annual Aggregate

We currently have these limits for the Architect and Engineering policy. However we do not intend on keeping these limits in future years if we do not resume development.

1.07 Workers’ Compensation (statutory limits) and Employers Liability Insurance. Coverage shall be provided and kept in full force and effect with limits of not less than as follows:

$1,000,000.00 each employee

$1,000,000.00 each accident

$1,000,000.00 policy limit

1.08 Employment Practices Liability. Coverage shall be provided containing limits not less than the following:

$5,000,000.00 per occurrence

ARTICLE II

INSURANCE COST ALLOCATION

2.01 The cost associated with the Insurance Program, including projected ultimate losses within deductible layers or self-insured retentions and premiums, will be allocated to all facilities operated by Manager at the time of Manager’s Insurance Program renewal date. The allocations will be determined based on the following:

Property	Rate per $100.00 of Value
GL/PL	Rate per Resident Capacity, by State [Province] and Bed Type
Umbrella/Excess Liability	Rate per Resident Capacity
Automobile	Rate per vehicle
Crime	Rate per Facility Employee or Payroll
Earthquake (CA Only)	Allocated to facilities requiring coverage only on a Rate per $100.00 of Value
Flood	Allocated to facilities requiring coverage

Workers’ Compensation	Rate per $100.00 of Facility Payroll by State [Province] and Class Code
Employment Practices Liability	Rate per Facility Employee or Payroll

ARTICLE III

FINANCIAL RESPONSIBILITY

3.01 For those lines of coverage to which a policy deductible or self-insured retention applies, each facility will be responsible for the cost of a portion of the deductible or self-insured retention based on the projected ultimate loss estimate. The projected ultimate loss estimate will be derived using a Third Party actuarial analysis of Manager’s loss experience and other external factors, including, but not limited to, inflation and increased litigation.

Within the projected ultimate loss estimate, each facility will be responsible for a deductible of up to $25,000.00 per occurrence or the amount of the per occurrence deductible or self-insured retention under the insurance policy, if less (the “Facility Deductible”). Manager reserves the right to adjust the Facility Deductible by line of insurance coverage for certain high-risk jurisdictions. Such Facility Deductible will be paid as a Facility Expense up to the Facility Deductible limit.

3.02 In the event that any of the required insurance placements are provided on a claims made basis, Manager will provide an extended reporting period coverage or “tail”, reasonably available in the commercial insurance market for each such coverage or coverages, but in no even less than two years after the expiration of such coverage. The cost of such tail coverage will be treated as a Facility Expense.

3.03 Upon Termination, an escrow fund in an amount reasonably acceptable to Manager shall be established from the proceeds of Gross Revenues (or, if such Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any Facility Deductible and all other cost and expense which shall eventually have to be paid by either Owner or Manager with respect to pending or contingent claims, including those that arise after termination of this Agreement from causes arising during the Term of this Agreement. Upon the final disposition of all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Owner. Cash Flow for the final Fiscal Year shall be recalculated as a result of any claims paid and Manager and Owner shall each pay to the other such amounts as may be required as a result of such adjustment.

EXHIBIT E

Financial Reporting Requirements

Financial Reporting Requirements

Reports	Due Date	Monthly	Quarterly	Annually	Type of Report	Report Name
System Generated Reports:
Community Statement of Profit and Loss	[***]	x			[***]	OU#_Date_CommunityPL.xls
Portfolio Statement of Profit and Loss	[***]	x			[***]	Portfolio Name_Date_PL.xls
Portfolio Trial Balance	[***]	x			[***]	Portfolio Name_Date_TB.xls
Consolidated Transaction Upload File[1]	[***]	x			[***]	Date_VENTAS TRNX UPLOAD.csv
Consolidated Stat Upload File	[***]	x			[***]	Date_VENTAS STAT UPLOAD.csv
Portfolio Bank Statements	[***]	x			[***]	BU#_OU#_last 4 digits of bank acct #.pdf
Consolidated Statement of Profit and Loss	[***]	x			[***]	VENTAS_Date_PL.xls
Consolidated Trial Balance	[***]	x			[***]	VENTAS_Date_TB.xls
Consolidated Quarterly Statement of Profit and Loss	[***]		x		[***]	VENTAS_Date_QTRPL.xls
Portfolio Rent Roll	[***]		x		[***]	Date_RentRoll_Portfolio Name.pdf
Community Accounts Receivable Aging	[***]		x		[***]	OU#.doc
Community Capital Expenditures Report[1]	[***]	x			[***]	OU#_Date_CapEx.xls
Portfolio Capital Expenditures Report[1]	[***]	x			[***]	Portfolio Name_Date_CX.xls
Manual Reports:
Portfolio Bank Reconciliations	15th	x			Other Day Report	BU#_OU#_Acct#_Bank Reconciliation_Date.xls
Community Variance Reports	15th	x			Other Day Report	OU# Community Name VAR Date.xls
Community Accounts Receivable Reconciliations	15th		x		Quarterly Report	Acct 12100_Date.xls
AR Subsystem	15th		x		Quarterly Report	Acct 12220_Date.xls
Unearned Rent System	15th		x		Quarterly Report	Acct 23180_Date.xls
Fixed Asset Rollforward[2,3]	15th		x		Quarterly Report	REIT Asset_RF_Quarter.xls
Fixed Asset System Addition/Disposal Schedule[2]	15th		x		Quarterly Report
Accumulated Depreciation Rollforward	15th		x		Quarterly Report	REIT Accumulated_RF_Quarter.xls
Portfolio Cash Distribution Schedules	20th	x			Other Day Report	Date Portfolio Distribution.xls
Portfolio Intercompany Reconciliations	20th		x		Quarterly Report	Portfolio IC_Date.xls
MERLINs	As requested				N/A
Competitive Market Analysis	20th		x		Quarterly Report
Preliminary Annual Operating (and Capital) Budget[4]	Nov. 15			x	N/A
Final Annual Operating (and Capital) Budget[4]	Dec. 15			x	N/A

1	Report to include detailed journal entry transactions.
2	Reports must be itemized by individual transactions and broken down into categories, including, without limitation, 1) YTD expenditures, 2) cash expenditures, 3) accruals, 4) disposals, and 5) other account balance charges by individual item. All items must show variance to the capital expenditure budget, whether positive or negative. Sunrise will continue to provide the current fixed asset roll-forward report. Sunrise will provide the additional detail as and when capability to do so exists, which will be no later than December 31, 2011.
3	To include information contained in Community Capital Expenditures Report (OU#_Date_CapEx.xls) and Portfolio Capital Expenditures Report (Portfolio Name_Date_CX.xls).
4	Budget to Include: 1) Operating Performance, 2) Narrative with Operating Objectives and Assumptions, 3) Competitive Set Analysis, 4) Real Estate Tax Summary, and 5) Capital Budget.

EXHIBIT F

Cash Management Policies

Cash Management Procedures

Owner and Manager will implement a zero balance account (“ZBA”) structure to efficiently manage cash in the Account, subject to any requirements imposed by any applicable Facility Mortgage or other Loan Documents. Owner (or an Affiliate of Owner) will manage a lead account for US Facilities and Canadian Facilities. The Operating Account managed by Manager as Owner’s agent shall be zeroed out by being swept into the applicable lead account at the end of each Business Day. Owner (or its Affiliate) will determine and maintain an appropriate cash balance in the lead account to sufficiently cover all outgoing expenditures. In order for Owner (or its Affiliate) to maintain sufficient cash for expenditures Manager shall provide information and the Account shall be managed in accordance with the following:

1.	Following each check run, Manager will provide to Owner (or its designated Affiliate) an electronic file detailing all checks that were issued for each check run so that outstanding checks on the accounts can be tracked daily by Owner or its Affiliate. [MAY NOT BE NEEDED IF VENTAS CAN ACCESS THE MATCH PAY FILE VIA BOFA, TD AND SCOTIA, ETC.]

2.	Weekly operating reimbursements to Manager shall be made on the same day of the week and follow an agreed upon standard for days when banks are not open for business in the US or Canada as applicable (i.e. the reimbursement may take place on the prior Business Day). The weekly reimbursement amounts will be in consistent amounts; provided and if a greater reimbursement is needed periodically, Manager will provide Owner (or its designated Affiliate) with the required adjusted amount not less than three Business Days prior to the scheduled date for reimbursement.

3.	Three Business Days prior to the scheduled date for payroll settlement, Manager shall notify Owner (or its designated Affiliate) as to the amount of the required payroll reimbursement. The same procedure as in paragraph 2, above, will apply if the normal reimbursement day should fall on a date when banks in the US or Canada, as applicable, are not open for business.

4.	All fixed rate debt service payments shall be set up to be automatically debited from the Operating Account on the later of the date payment is due, or the last day of any grace period allowed by the Mortgagee for payments by automatic debit.

5.	Manager shall forward copies of any debt statement to Owner (or its designated Affiliate) upon receipt by Manager, provided that Owner shall use commercially reasonable efforts to obtain access to such statements electronically via e-mail or lender websites.

6.	Following each month’s resident billing, the total amount billed and date of billing will be provided to Owner (or its designated Affiliate).

7.	Manager shall notify Owner (or its designated Affiliate) by 12:00 p.m. eastern standard time as to any wires to be sent out that day; provided that if the aggregate amount of the wires from all Facilities accounts for any day exceed $500,000.00, Manager shall provide not less than three (3) Business Day’s notice.

8.	ZBA transfers shall flow through a separate intercompany account on the general ledger which should balance monthly with the net sweep amount from the account.

In addition to the foregoing, Owner shall have the right to direct and manage any changes to the current and future bank structure for the Account and sweep accounts and Manager shall fully cooperate with such changes. This could include but is not limited to, account elimination, controlled disbursement set up, changing banks, lockbox structure, provide Owner online access, match pay etc.

All notices to be provided under this Agreement shall be sent by e-mail or other electronic media in accordance with instructions provided from time to time by Owner or its designated Affiliate.

EXHIBIT G

Formula and Methodology for Determining the Portion of Cluster Advertising Costs that

Constitutes Facility Expenses

Facility Expense Community A	=	Cluster Advertising Costs	×	[	1 Number of Communities in Cluster	]

EXHIBIT H

Form of Capital Expenditure Project Status Report

Sunrise Senior Living, Inc.
Capital Expenditure Control Report
Operating Unit: Abington - 63170
Fiscal Year: 2010, Period: 6, As of: June 30, 2010

CF 1	CF1 Description	Product	Product Name	Account	Account Name	Current Month Actuals	Year to Date Actuals	Year Total Budget	YTD vs. Year Total Variance
99000	Assisted Living	99600	Living Room	15133	F&F-Minor Movables(3year life)	0	0	2,416	2,416
99000	Assisted Living	99600	Living Room	15135	Furniture	0	0	7,666	7,666
99000	Assisted Living	99600	Living Room			0	0	10,082	10,082
			99600 - Living Room Total			**0**	**0**	**10,082**	**10,082**
99000	Assisted Living	99601	Dining Room	15133	F&F-Minor Movables(3year life)	0	0	10,838	10,838
99000	Assisted Living	99601	Dining Room	15135	Furniture	0	0	30,568	30,568
99000	Assisted Living	99601	Dining Room			0	0	41,406	41,406
			99601 - Dining Room Total			**0**	**0**	**41,406**	**41,406**
99000	Assisted Living	99605	Bistro	15135	Furniture	0	0	10,189	10,189
99000	Assisted Living	99605	Bistro			0	0	10,189	10,189
			99605 - Bistro Total			**0**	**0**	**10,189**	**10,189**
99000	Assisted Living	99606	Porch	15135	Furniture	0	0	5,201	5,201
99000	Assisted Living	99606	Porch			0	0	5,201	5,201
			99606 - Porch Total			**0**	**0**	**5,201**	**5,201**
99000	Assisted Living	99607	Multi Purpose Room	15133	F&F-Minor Movables(3year life)	0	0	2,416	2,416
99000	Assisted Living	99607	Multi Purpose Room	15135	Furniture	0	0	3,517	3,517
99000	Assisted Living	99607	Multi Purpose Room			0	0	5,933	5,933
			99607 - Multi Purpose Room Total			**0**	**0**	**5,933**	**5,933**
99000	Assisted Living	99608	Corridors and Elevator Lobby	15135	Furniture	0	0	5,635	5,635
99000	Assisted Living	99608	Corridors and Elevator Lobby			0	0	5,635	5,635
			99608 - Corridors and Elevator Lobby Total			**0**	**0**	**5,635**	**5,635**
99000	Assisted Living	99634	Freight - MCI	15510	Design Group - Ren in Progress	112	112	0	(112)
99000	Assisted Living	99634	Freight - MCI			112	112	0	(112)
			99634 - Freight - MCI Total			**112**	**112**	**0**	**(112)**
	99000 - Assisted Living Total					**112**	**112**	**78,447**	**78,335**
99001	Independent Living	99600	Living Room	15125	Flooring and Renovations	0	0	5,670	5,670
99001	Independent Living	99600	Living Room	15135	Furniture	0	0	19,365	19,365
99001	Independent Living	99600	Living Room			0	0	25,035	25,035
			99600 - Living Room Total			**0**	**0**	**25,035**	**25,035**
99001	Independent Living	99601	Dining Room	15125	Flooring and Renovations	0	0	9,618	9,618
99001	Independent Living	99601	Dining Room			0	0	9,618	9,618
			99601 - Dining Room Total			**0**	**0**	**9,618**	**9,618**
99001	Independent Living	99603	Lobby Entrance and Concierge	15125	Flooring and Renovations	0	0	6,384	6,384
99001	Independent Living	99603	Lobby Entrance and Concierge			0	0	6,384	6,384
			99603 - Lobby Entrance and Concierge Total			**0**	**0**	**6,384**	**6,384**
99001	Independent Living	99604	Public Rest Rooms	15125	Flooring and Renovations	0	0	2,160	2,160
99001	Independent Living	99604	Public Rest Rooms	15133	F&F-Minor Movables(3year life)	0	0	1,061	1,061
99001	Independent Living	99604	Public Rest Rooms	15135	Furniture	0	0	3,432	3,432
99001	Independent Living	99604	Public Rest Rooms			0	0	6,653	6,653
			99604 - Public Rest Rooms Total			**0**	**0**	**6,653**	**6,653**
99001	Independent Living	99607	Multi Purpose Room	15135	Furniture	0	0	2,830	2,830
99001	Independent Living	99607	Multi Purpose Room			0	0	2,830	2,830
			99607 - Multi Purpose Room Total			**0**	**0**	**2,830**	**2,830**
99001	Independent Living	99608	Corridors and Elevator Lobby	15125	Flooring and Renovations	0	0	10,878	10,878
99001	Independent Living	99608	Corridors and Elevator Lobby	15133	F&F-Minor Movables(3year life)	0	0	573	573
99001	Independent Living	99608	Corridors and Elevator Lobby	15135	Furniture	0	0	43,356	43,356
99001	Independent Living	99608	Corridors and Elevator Lobby			0	0	54,807	54,807
			99608 - Corridors and Elevator Lobby Total			**0**	**0**	**54,807**	**54,807**
99001	Independent Living	99612	Residential	15125	Flooring and Renovations	0	0	3,168	3,168
99001	Independent Living	99612	Residential			0	0	3,168	3,168
			99612 - Residential Total			**0**	**0**	**3,168**	**3,168**
99001	Independent Living	99634	Freight - MCI	15510	Design Group - Ren in Progress	5	53	0	(53)
99001	Independent Living	99634	Freight - MCI			5	53	0	(53)

Sunrise Senior Living, Inc.
Capital Expenditure Control Report
Operating Unit: Abington - 63170
Fiscal Year: 2010, Period: 6, As of: June 30, 2010

CF 1	CF1 Description	Product	Product Name	Account	Account Name	Current Month Actuals	Year to Date Actuals	Year Total Budget	YTD vs. Year Total Variance
			99634 - Freight - MCI Total			5	53	0	(53)
99001	Independent Living	99635	Cabinetry Counters and Storage	15116	Short-Lived Bldg. Improvements	0	0	950	950
99001	Independent Living	99635	Cabinetry Counters and Storage			0	0	950	950
			99635 - Cabinetry Counters and Storage Total			0	0	950	950
	99001 - Independent Living Total					**5**	**53**	**109,446**	**109,393**
99002	Reminiscence	99601	Dining Room	15125	Flooring and Renovations	0	0	11,237	11,237
99002	Reminiscence	99601	Dining Room			0	0	11,237	11,237
			99601 - Dining Room Total			0	0	11,237	11,237
99002	Reminiscence	99604	Public Rest Rooms	15125	Flooring and Renovations	0	0	7,164	7,164
99002	Reminiscence	99604	Public Rest Rooms	15133	F&F-Minor Movables(3year life)	0	0	637	637
99002	Reminiscence	99604	Public Rest Rooms	15135	Furniture	0	0	1,649	1,649
99002	Reminiscence	99604	Public Rest Rooms			0	0	9,450	9,450
			99604 - Public Rest Rooms Total			0	0	9,450	9,450
99002	Reminiscence	99606	Porch	15135	Furniture	0	0	5,552	5,552
99002	Reminiscence	99606	Porch			0	0	5,552	5,552
			99606 - Porch Total			0	0	5,552	5,552
	99002 - Reminiscence Total					**0**	**0**	**26,238**	**26,238**
99005	Terrace Club and Avon	99601	Dining Room	15135	Furniture	0	0	6,793	6,793
99005	Terrace Club and Avon	99601	Dining Room			0	0	6,793	6,793
			99601 - Dining Room Total			0	0	6,793	6,793
99005	Terrace Club and Avon	99607	Multi Purpose Room	15133	F&F-Minor Movables(3year life)	0	0	1,208	1,208
99005	Terrace Club and Avon	99607	Multi Purpose Room	15135	Furniture	0	0	3,198	3,198
99005	Terrace Club and Avon	99607	Multi Purpose Room			0	0	4,406	4,406
			99607 - Multi Purpose Room Total			0	0	4,406	4,406
99005	Terrace Club and Avon	99608	Corridors and Elevator Lobby	15135	Furniture	0	0	1,627	1,627
99005	Terrace Club and Avon	99608	Corridors and Elevator Lobby			0	0	1,627	1,627
			99608 - Corridors and Elevator Lobby Total			0	0	1,627	1,627
	99005 - Terrace Club and Avon Place Total					**0**	**0**	**12,827**	**12,827**
99006	Admin or Care Offices	99607	Multi Purpose Room	15125	Flooring and Renovations	0	764	0	(764)
99006	Admin or Care Offices	99607	Multi Purpose Room			0	764	0	(764)
			99607 - Multi Purpose Room Total			0	764	0	(764)
99006	Admin or Care Offices	99610	Office	15135	Furniture	0	0	3,312	3,312
99006	Admin or Care Offices	99610	Office			0	0	3,312	3,312
			99610 - Office Total			0	0	3,312	3,312
	99006 - Admin or Care Offices Total					**0**	**764**	**3,312**	**2,548**
99007	Resident and Model Ro	99612	Residential	15135	Furniture	0	0	3,878	3,878
99007	Resident and Model Ro	99612	Residential			0	0	3,878	3,878
			99612 - Residential Total			0	0	3,878	3,878
	99007 - Resident and Model Rooms Total					**0**	**0**	**3,878**	**3,878**
99011	Building Envelope	99614	Exterior	15115	Building Improvements	0	0	3,877	3,877
99011	Building Envelope	99614	Exterior			0	0	3,877	3,877
			99614 - Exterior Total			0	0	3,877	3,877
	99011 - Building Envelope Total					**0**	**0**	**3,877**	**3,877**
99012	Resident and Life Safet	99622	Security	15130	Equipment	4,946	4,946	0	(4,946)
99012	Resident and Life Safet	99622	Security			4,946	4,946	0	(4,946)
			99622 - Security Total			4,946	4,946	0	(4,946)
	99012 - Resident and Life Safety Total					**4,946**	**4,946**	**0**	**(4,946)**
99013	Kitchen	99636	Appliances	15130	Equipment	0	0	5,300	5,300
99013	Kitchen	99636	Appliances			0	0	5,300	5,300
			99636 - Appliances Total			0	0	5,300	5,300
	99013 - Kitchen Total					**0**	**0**	**5,300**	**5,300**